                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 16, 1997


                          PREMIERE TECHNOLOGIES, INC.
                           (Exact name of registrant
                         as specified in its charter)


          Georgia                       33-80547            59-3074176
--------------------------------------------------------------------------------
          (State or other               (Commission         (I.R.S. Employer
          jurisdiction of               File Number)        Identification No.)
          incorporation)


          3399 Peachtree Road, N.E.
          The Lenox Building, Suite 400
          Atlanta, Georgia                                  30326
--------------------------------------------------------------------------------
          (Address of principal executive officers)         (Zip Code)


      Registrant's telephone number, including area code:  (404) 262-8400

                                      N/A
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  EXHIBITS.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     On April 30, 1997, Premiere Technologies, Inc. (the "Company") completed the acquisitions, in separate transactions, of: (i) Voice-Tel Enterprises, Inc. ("VTE"); (ii) VTN, Inc. ("VTN"), the general partner of Voice-Tel Network Limited Partnership ("VTNLP"), an affiliate of VTE, and the limited partner interest in VTNLP; and (iii) certain independently owned and operated franchisees of VTE (referred to individually as a "Wave One Franchisee" and collectively as the "Wave One Franchisees"). The Company filed the required financial statements of VTE, VTN and certain of the Wave One Franchisees that met the significance tests of Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the "Commission") (referred to collectively as the "Other Significant Franchisees" and such acquisitions are referred to collectively as "Other Significant Voice-Tel Acquisitions") and the required pro forma information relating to the Company, TeleT and each of the Other Significant Franchisees as part of a Current Report on Form 8-K dated April 30, 1997, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on July 16, 1997. On June 13, 1997, the Company completed the acquisitions (the "Wave Two Acquisitions"), in separate transactions, of certain additional independently owned and operated franchisees of VTE (referred to individually as a "Wave Two Franchisee" and collectively as the "Wave Two Franchisees").

     Certain of the individually insignificant Wave Two Franchisees and certain of the individually insignificant Wave One Franchisees when aggregated meet the significance tests of Rule 3-05 of Regulation S-X as promulgated by the Commission (referred to individually as a "Significant Franchisee" and collectively as the "Significant Franchisees"). All but one of the Wave Two Acquisitions of Significant Franchisees will be accounted for under the pooling-of-interests method of accounting. The acquisition of the assets of Voice Partners of Greater Mahoning Valley, Ltd. will be accounted for under the purchase method accounting.

     The Company hereby amends its Current Report on Form 8-K dated April 30, 1997, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 16, 1997, and its Current Report on Form 8-K dated May 16, 1997 filed with the Commission on June 2, 1997 to include the below-referenced financial statements, pro forma financial information and certain additional exhibits.

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The financial statements of TeleT Communications LLC ("TeleT"), which was acquired by the Company in September 1996 and accounted for under the purchase method of accounting, have previously been filed with the Commission and are incorporated by reference herein from the Company's Current Report on Form 8-K dated September 18, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on December 2, 1996, and the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with Commission on March 27, 1997. The financial statements of the Other Significant Franchisees have previously been filed with the Commission and are incorporated by reference herein from the Company's Current Report on Form 8-K dated April 30, 1997, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 16, 1997. The following financial statements of VTE (including certain previously omitted financial statements for the year ended December 31, 1994) and the Significant Franchisees are included herein:

     Voice-Tel Enterprises, Inc. ("VTE")

         Report of Independent Public Accountants...............................
         Consolidated Balance Sheets as of December 31, 1996 and 1995...........
         Consolidated Statements of Operations for the years ended
             December 31, 1996, 1995 and 1994...................................
         Consolidated Statements of Shareholders' Equity (Deficit) for the
             years ended December 31, 1996, 1995 and 1994.......................
         Consolidated Statements of Cash Flows for the years ended
             December 31, 1996, 1995 and 1994...................................
         Notes to Consolidated Financial Statements.............................

     Lar-Lin Enterprises, Inc. d.b.a. Voice-Tel of Kansas City, Lar-Lin Investments, Inc. d.b.a. Voice-Tel of Wichita and Voice-Tel of Springfield and Voice Mail Solutions, Inc. d.b.a. Voice-Tel of Kansas City Acquisition ("VMS")

          Report of Independent Public Accountants..............................
          Combined Balance Sheets as of December 31, 1996 and
             March 31, 1997.....................................................
          Combined Statements of Operations for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Combined Statements of Shareholders' Equity for the year
             ended December 31, 1996............................................
          Combined Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month
             period ended March 31, 1997........................................
          Notes to Combined Financial Statements................................

     Voice-Tel of South Texas, Inc. ("VTST")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997...................
          Statement of Shareholder's Equity for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended December 31,
             1996 and the three-month period ended March 31, 1997...............
          Notes to Financial Statements.........................................

     MMP Communications Inc. d.b.a. Voice-Tel of Southern California ("MMP")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Statement of Shareholders' Equity (Deficit) for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Notes to Financial Statements.........................................

     Communication Concepts, Inc. d.b.a. Voice-Tel of Boston ("VTB")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Statement of Shareholders' Equity for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month period
             ended March 31, 1997...............................................
          Notes to Financial Statements.........................................

     Hi-Pak Systems, Inc. d.b.a. Voice-Tel of Michigan and Voice Messaging Development Corporation of Michigan d.b.a. Voice-Tel of Central Michigan ("Hi-Pak")

          Report of Independent Public Accountants..............................
          Combined Balance Sheets as of December 31, 1996 and
             March 31, 1997.....................................................
          Combined Statements of Operations for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Combined Statement of Shareholders' Equity for the year ended
             December 31, 1996..................................................
          Combined Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Notes to Combined Financial Statements................................

     Voice-Net Communications Systems, Inc. d.b.a. Voice-Tel of New York ("Voice-Net")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Statement of Shareholders' Equity for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Notes to Financial Statements.........................................

     Dowd Enterprises, Inc. and Subsidiary ("Dowd")

          Report of Independent Public Accountants..............................
          Consolidated Balance Sheets as of December 31, 1996
             and March 31, 1997.................................................
          Consolidated Statements of Operations for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Consolidated Statement of Shareholders' Equity for the year ended
             December 31, 1996..................................................
          Consolidated Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Notes to Consolidated Financial Statements............................

     D & K Communications Corporation d.b.a. Voice-Tel of Memphis and Voice-Tel of Nashville ("D & K")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Statement of Shareholders' Equity for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Notes to Financial Statements.........................................

     AudioInfo, Inc. ("AudioInfo")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Statement of Shareholders' Equity for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Notes to Financial Statements.........................................

     Voice Partners of Greater Mahoning Valley, Ltd. ("Voice Partners")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Statement of Partners' Capital for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended December 31, 1996 and the three-month period ended March 31, 1997....................
          Notes to Financial Statements.........................................

     DARP, Inc. d.b.a. Voice-Tel of New Jersey ("DARP")

          Report of Independent Public Accountants..............................
          Balance Sheets as of May 31, 1996 and February 28, 1997...............
          Statements of Operations for the year ended May 31, 1996
             and the nine-month period ended February 28, 1997..................
          Statement of Shareholders' Equity for the year ended
             May 31, 1996.......................................................
          Statements of Cash Flows for the year ended May 31, 1996
             and the nine-month period ended February 28, 1997..................
          Notes to Financial Statements.........................................

     Indiana Communicator, Inc. d.b.a. Voice-Tel of Indiana ("VTI")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended December 31,
             1996 and the three-month period ended March 31, 1997...............
          Statement of Shareholder's Equity for the year ended
             December 31, 1996..................................................
          Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................
          Notes to Financial Statements.........................................

     In-Touch Technologies, Inc. d.b.a. Voice-Tel of California ("In-Touch")

          Report of Independent Public Accountants..............................
          Balance Sheets as of December 31, 1996 and March 31, 1997.............
          Statements of Operations for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997
          Statement of Shareholders' Deficit for the year ended
              December 31, 1996.................................................
          Statements of Cash Flows for the year ended
             December 31, 1996 and the three-month period ended
             March 31, 1997.....................................................

          Notes to Financial Statements

     125976 Canada Ltd. d.b.a. Voice-Tel of Manitoba and Subsidiaries
     ("Manitoba")

          Report of Independent Public Accountants..............................
          Consolidated Balance Sheets as of April 30, 1996 and
             January 31, 1997...................................................
          Consolidated Statements of Operations for the year
             ended April 30, 1996 and the nine-month period ended
             January 31, 1997...................................................
          Consolidated Statement of Shareholders' Deficit for the year ended April 30, 1996...............................................
          Consolidated Statements of Cash Flows for the year ended
             April 30, 1996 and the nine-month period ended
             January 31, 1997...................................................
          Notes to Consolidated Financial Statements............................

     L'Harbot, Inc. d.b.a. Voice-Tel Tri-State and Voice Systems of Greater Dayton, Inc. ("L'Harbot")

          Report of Independent Public Accountants..............................
          Combined Balance Sheets as of December 31, 1996
             and March 31, 1997.................................................
          Combined Statements of Operations for the year ended
             December 31, 1997 and the three-month period
             ended March 31, 1997...............................................
          Combined Statement of Shareholders' Equity for the
             ended December 31, 1996............................................
          Combined Statements of Cash Flows for the year
             ended December 31, 1996 and the three-month
             period ended March 31, 1997........................................
          Notes to Combined Financial Statements................................

     (B)  PRO FORMA FINANCIAL INFORMATION.

          Pro forma financial information relating to the Company and TeleT has previously been filed with the Commission and is incorporated by reference herein from the Company's Current Report on Form 8-K dated September 18, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on December 2, 1996, and the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 27, 1997. Pro forma financial information relating to the Company and the Other Significant Franchisees has previously been filed with the Commission and is incorporated by reference herein from the Company's Current Report on Form 8-K dated April 30, 1997, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 16, 1997. The following pro forma financial information relating to the Company, TeleT, the Other Significant Voice-Tel Acquisitions and the Significant Franchisees is included herein:

          Introduction to Unaudited Pro Forma Combined
             Financial Information..............................................
          Pro Forma Combined Balance Sheet as of
             March 31, 1997 ....................................................
          Pro Forma Combined Statement of Income
             for the three-month period ended March 31, 1997, the three-month period ended March 31, 1996 and for the years ended December 31,
             1996, 1995 and 1994................................................
          Notes to Unaudited Pro Forma Combined
             Financial Information..............................................

     (C)  EXHIBITS.

     2.1 Transfer Agreement dated as of April 2, 1997 by and among Premiere Technologies, Inc., Voice Messaging Development Corporation of Michigan and the Owners of Voice Messaging Development Corporation of Michigan. (1)

     2.2 Transfer Agreement dated as of June 13, 1997 by and among Premiere Technologies, Inc., Voice Partners of Greater Mahoning Valley, Ltd. and the Owners of Voice Partners of Greater Mahoning Valley, Ltd.

     2.3 Transfer Agreement dated as of April 2, 1997 by and among Premiere Technologies, Inc., In-Touch Technologies, Inc. and the Owners of In-Touch Technologies, Inc. (1)

     2.4 Transfer Agreement dated as of March 31, 1997 by and among Premiere Technologies, Inc. and Owners of the Western Franchisees: 3325882 Manitoba Inc., 601965 Alberta Ltd., 3266622 Manitoba Inc., 3337821 Manitoba Inc. and 3266631 Manitoba Inc. (1)(2)

     23.1  Consent of Arthur Andersen LLP.

____________________

     (1)  Waive One Franchisee(s).

     (2) Certain of the Significant Franchisees operate through multiple, but commonly owned, business entities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PREMIERE TECHNOLOGIES, INC.



                         By: /s/ Patrick G. Jones
                            ---------------------
                            Patrick G. Jones
                            Senior Vice President of Finance and Legal

Dated: June 24, 1997

                          VOICE-TEL ENTERPRISES, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1996 AND 1995
                            TOGETHER WITH REPORT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Voice-Tel Enterprises, Inc.:

We have audited the accompanying consolidated balance sheets of VOICE-TEL ENTERPRISES, INC. (a Delaware Corporation) AND SUBSIDIARY as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements and the supplementary consolidating information referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and supplementary consolidating information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voice-Tel Enterprises, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. This information has been subjected to the auditing procedures applied in our audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


/s/ Arthur Andersen LLP

Cleveland, Ohio,
March 7, 1997.
(Except with respect to the matter discussed in Note 8, as to which the date is April 30, 1997).

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------



                                     ASSETS
                                     ------


                                              1996          1995
                                          -----------   -----------

CURRENT ASSETS:
 Cash and cash equivalents                $   354,063   $   246,032
 Accounts receivable, trade and
  advances to affiliates, less
  allowance for doubtful accounts of
  approximately $196,000 and $300,000
  in 1996 and 1995, respectively            7,194,057     8,173,383
 Notes receivable, trade and affiliates     2,426,655     2,348,722
 Refundable income taxes                       45,000             -
 Inventories                                  699,265       869,081
 Deferred income taxes                        425,000       320,000
 Other assets                                 233,916       124,962
                                          -----------   -----------

     Total current assets                  11,377,956    12,082,180
                                          -----------   -----------

PROPERTY AND EQUIPMENT, at cost:
 Furniture and fixtures                       729,972       542,175
 Equipment                                  2,071,957     2,044,246
 Capital leases and leasehold
  improvements                              6,328,865     5,905,011
                                          -----------   -----------
                                            9,130,794     8,491,432

 Less-Accumulated depreciation and
  amortization                             (4,638,363)   (2,981,528)
                                          -----------   -----------
                                            4,492,431     5,509,904
                                          -----------   -----------

OTHER ASSETS:
 Notes receivable, trade and affiliates       519,010     1,684,209
 Intangible assets, less accumulated
  amortization of $734,804 and $452,258
  in 1996 and 1995, respectively            2,979,774     2,963,379

 Deferred income taxes                        250,000     1,627,033
 Deposits and other assets                     94,710        90,474
                                          -----------   -----------
                                          $19,713,881   $23,957,179
                                          ===========   ===========



The accompanying notes are an integral part of these balance sheets.

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------



                     LIABILITIES AND SHAREHOLDERS' DEFICIT
                     -------------------------------------

                                              1996          1995
                                          -----------   -----------

CURRENT LIABILITIES:
 Notes payable and current portion of
  long-term debt                          $ 3,411,474   $ 2,881,850
 Capital lease obligations                  1,376,715       931,341
 Accounts payable                           3,919,762     4,828,175
 Accrued expenses                           2,565,564     1,895,664
 Customer deposits                          1,710,962     1,605,034
 Accrued taxes                                161,180       203,201
                                          -----------   -----------

     Total current liabilities             13,145,657    12,345,265
                                          -----------   -----------

LONG-TERM DEBT, net of current portion      1,086,432     3,783,732
 above

CAPITAL LEASE OBLIGATIONS                   2,324,115     3,438,265

NOTE PAYABLE TO SHAREHOLDER                 5,000,000     5,000,000

DEFERRED INCOME TAXES                         725,000       275,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
 Common stock, Class A, no par value,
  2,500 shares authorized, 388 shares
  issued at December 31, 1996 and 1995      3,205,500     3,205,500
 Common stock, Class B, no par value,
  500 shares authorized, 37.5 shares
  issued and outstanding at December
  31, 1996 and 1995                           656,250       656,250
 Retained deficit                          (4,922,318)   (3,363,862)
 Foreign currency translation adjustment      (29,614)      (29,371)
                                          -----------   -----------
                                           (1,090,182)      468,517

 Less- Treasury stock, 57.1992 and 54
  shares of Class A common stock at
  cost at December 31, 1996 and 1995,
  respectively                             (1,477,141)   (1,353,600)
                                          -----------   -----------

     Total shareholders' deficit           (2,567,323)     (885,083)
                                          $19,713,881   $23,957,179
                                          ===========   ===========

The accompanying notes are an integral part of these balance sheets.

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             ----------------------------------------------------

                                              1996           1995           1994
                                           -----------    -----------    -----------
REVENUES:
 Equipment sales                           $ 5,684,398    $ 5,948,878    $ 6,227,817
 Management and service fees                 3,795,992      4,440,702      3,400,237
 Franchise fees                                154,475         12,750        560,759
 Royalties                                   6,979,720      5,540,672      4,259,258
 Service center sales                        9,032,728      8,486,706      6,226,525
 Gain on sale of assets                              0              0         16,274
                                           -----------    -----------    -----------

     Total revenues                         25,647,313     24,429,708     20,690,870
                                           -----------    -----------    -----------

COST AND OPERATING EXPENSES:
 Cost of goods and services                 10,006,233      9,605,229     10,537,514
 Selling and administrative expenses        14,215,335     13,977,554     14,471,812
                                           -----------    -----------    -----------
                                            24,221,568     23,582,783     25,009,326
                                           -----------    -----------    -----------

     Income (loss) from operations           1,425,745        846,925     (4,318,456)

INTEREST EXPENSE, net                         (886,025)      (842,673)      (574,367)
                                           -----------    -----------    -----------

     Income (loss) before unusual item
      and provision (benefit) for income
      taxes                                    539,720          4,252     (4,892,823)


LOSS ON LITIGATION SETTLEMENT                        -     (2,500,000)             -
                                           -----------    -----------    -----------

INCOME (LOSS) BEFORE PROVISION
 (BENEFIT) FOR INCOME TAXES                    539,720     (2,495,748)    (4,892,823)


PROVISION (BENEFIT) FOR INCOME TAXES         2,098,176       (724,007)    (1,446,810)
                                           -----------    -----------    -----------

     Net loss                              $(1,558,456)   $(1,771,741)   $(3,446,013)
                                           ===========    ===========    ===========


      The accompanying notes are an integral part of these statements.

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
           ---------------------------------------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             ----------------------------------------------------

                                                Common Stock
                                 --------------------------------------------
                                        Class A                 Class B
                                 -----------------------    -----------------
                                                                                                    Foreign
                                                                                                    Currency
                                                                                   Retained        Translation
                                  Shares        Amount      Shares     Amount       Deficit        Adjustment          Total
                                 --------     ----------    ------    --------    -----------    ---------------    -----------
BALANCE AT DECEMBER 31, 1993     354.5000     $2,715,750      37.5    $656,250      1,853,892       $      -        $ 5,225,892

 Issuance of stock                      1         15,000         -           -              -              -             15,000

 Treasury stock transactions     (33.0000)    (1,022,600)        -           -              -              -         (1,022,600)

 Foreign currency translation
 adjustment                             -              -         -           -               -       (19,301)           (19,301)

 Net loss                               -              -         -           -     (3,446,013)             -         (3,446,013)
                                 --------     ----------      ----    --------    -----------       --------        -----------

BALANCE AT DECEMBER 31, 1994     322.5000      1,708,150      37.5    $656,250     (1,592,121)       (19,301)           752,978

 Issuance of stock                11.5000        143,750         -           -              -              -            143,750

 Foreign currency translation
 adjustment                             -              -         -           -               -       (10,070)           (10,070)

 Net loss                               -              -         -           -     (1,771,741)             -         (1,771,741)
                                 --------     ----------      ----    --------    -----------       --------        -----------

BALANCE AT DECEMBER 31, 1995     334.0000      1,851,900      37.5     656,250     (3,363,862)       (29,371)          (885,083)

 Treasury stock transactions      (3.1992)      (123,541)        -           -              -              -           (123,541)

 Foreign currency translation
 adjustment                             -              -         -           -               -          (243)              (243)

 Net loss                               -              -         -           -     (1,558,456)             -         (1,558,456)
                                 --------     ----------      ----    --------    -----------       --------        -----------

BALANCE AT DECEMBER 31, 1996     330.8008     $1,728,359      37.5    $656,250    $(4,922,318)      $(29,614)       $(2,567,323)
                                 --------     ----------      ----    --------    -----------       --------        -----------

The accompanying notes are an integral part of these statements.

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             ----------------------------------------------------

                                              1996           1995           1994
                                           -----------   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                         $(1,558,456)  $(1,771,741)   $(3,446,013)
 Adjustments to reconcile net income to
  net cash provided by (used for)
  operating activities-
   Depreciation and amortization             1,942,840     1,748,822      1,141,722
   Loss (gain) on sale of assets                64,173       (33,590)        20,481
   Deferred taxes                            1,722,033      (915,089)      (767,944)
 Changes in operating assets and
  liabilities-
  Accounts receivable, net                     263,531    (1,149,326)      (542,526)
  Refundable income taxes                      (45,000)      550,000       (550,000)
  Inventories                                  169,816       (22,891)     1,215,262
  Other assets                                (113,190)     (149,512)        13,211
  Accounts payable                            (908,413)      714,447      2,466,670
  Accrued expenses                             669,900       509,577        473,553
  Customer deposits                            105,928       296,017        299,444
  Accrued taxes                                (42,021)      170,618       (245,138)
                                           -----------   -----------    -----------

       Net cash provided by (used for)
        operating activities                 2,271,141       (52,668)        78,722
                                           -----------   -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of assets                  171,338       186,071         41,226
 Decrease (increase) in advances to
  affiliates                                   705,436    (1,885,855)    (1,599,527)
 Additions to property and equipment,
  net                                         (252,383)      (42,935)      (485,258)
 Additions to intangibles                     (298,941)     (175,998)      (172,449)
 Decrease in notes receivable, trade
  and affiliate                              1,087,266       957,194     (2,568,734)
                                           -----------   -----------    -----------

       Net cash provided by (used for)
        investing activities                 1,412,716      (961,523)    (4,784,742)
                                           -----------   -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                   395,000     4,150,942      7,869,865
 Payments on notes payable and capital
  leases                                    (3,847,042)   (3,466,297)    (2,817,848)
 Issuance of common stock                            -       143,750         15,000
 Purchase of treasury stock                   (123,541)            -     (1,022,600)
                                           -----------   -----------    -----------

       Net cash (used for) provided by
        financing activities                (3,575,583)      828,395      4,044,417
                                           -----------   -----------    -----------



                                              1996         1995         1994
                                           ----------   ----------   ----------
       Effect of exchange rate changes
        on cash and cash equivalents       $     (243)  $  (10,070)  $  (19,301)
                                           ----------   ----------   ----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                             108,031     (195,866)    (680,904)


CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR                                      246,032      441,898    1,122,802
                                           ----------   ----------   ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR   $  354,063   $  246,032   $  441,898
                                           ==========   ==========   ==========

SUPPLEMENTAL DISCLOSURES:
 Cash paid for interest                    $1,664,346   $1,351,346   $1,097,519
 Cash paid for income taxes                $  308,739   $   60,735   $   86,128



The accompanying notes are an integral part of these statements.

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                       DECEMBER 31, 1996, 1995 and 1994
                       --------------------------------



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Nature of the Business
----------------------

Voice-Tel Enterprises, Inc. (the Company) is a franchisor and an operator of an international network of voice messaging service centers. The Company provides its franchisees, through metropolitan and local franchises, the right to use the Voice-Tel name, the Voice-Tel system of operations, initial training programs and continuing consultation and advisory services. The Company shares royalties with metropolitan franchises for the support of metropolitan franchise regions. The Company entered into its first franchise agreement in March 1987. Through December 31, 1996, the Company had 144 franchise agreements outstanding (143 in 1995), including affiliates and company owned service centers.

During 1996 and 1995, the Company operated six voice messaging service centers in the United States. Voice-Tel Pty. Ltd. (formally known as Voice-Tralia Enterprises, Pty. Ltd.), a wholly owned subsidiary, operated 10 service centers in Australia and New Zealand (11 in 1995). Revenues from direct sales to service center customers are included in service center sales in the accompanying consolidated statements of operations.

Principles of Consolidations
----------------------------

The consolidated financial statements include the accounts of the Company and Voice-Tel Pty. Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

Inventories
-----------

Inventories consist of computer and communications equipment purchased for resale to franchises. Inventory is stated at the lower of cost or market using primarily the specific identification method.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is computed substantially by the straight-line method for financial accounting purposes to amortize the cost of property and equipment over the estimated useful lives. Assets under capital leases and leasehold improvements are amortized over the lives of the respective leases. The following lives apply to these assets:

Furniture and fixtures                      7 years
Equipment                                   5 years
Capital leases and leasehold
 improvements                          3 to 7 years

In 1996, the Company adopted Statement of Financial Accounting Standards (FAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of." FAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. Under provisions of FAS No. 121, impairment losses are recognized when expected future cash flows are less than the assets' carrying value. The adoption of FAS No. 121 did not impact the Company's financial position.

The Company periodically reviews the values assigned to long-lived assets, such as property and equipment costs, to determine if any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Intangibles
-----------

Intangible assets are recorded at cost and primarily consist of goodwill obtained as part of the acquisition of company service centers, start-up and organizational costs incurred in developing Voice-Tel Pty Ltd. and software development costs for administrative applications. Intangible assets are amortized by the straight-line method from 5 to 20 years.

Currency Translation
--------------------

Assets and liabilities of the international subsidiary have been translated at current exchange rates in effect as of the end of the year, and revenues and expenses have been translated at average rates of exchange in effect during the year. Resulting cumulative translation adjustments have been recorded as a separate component of shareholders' deficit.

Management and Service Fees
---------------------------

The Company receives management, sales and marketing and technical service fees from affiliated companies (Note 2). The Company also earns service fee revenue from its franchises, primarily through the National Accounts Program (NAP).

Franchise Fees and Royalties
----------------------------

The Company recognizes initial franchise fees as revenue when substantially all the initial services related to such fees have been performed. The costs of providing initial services are accounted for as a cost of franchise sales. Expenses associated with advertising for potential franchise owners, issuing franchise agreements and providing ongoing services are charged to expense as incurred.

Royalties are based on a percentage of franchise revenue and are recognized as revenue during the period in which the related sales by the franchise occur.

Statements of Cash Flows
------------------------

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of government backed securities which are not guaranteed.

The effect of noncash capital lease transactions have been omitted from the statements of cash flows and are discussed below:

                                            1996       1995
                                          --------  ----------

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTMENT ACTIVITIES:
  Leased asset additions and related
   obligations                            $625,950  $1,575,420
                                          ========  ==========

Accounting Estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain 1995 amounts in the accompanying financial statements have been reclassified to conform with the current year's presentation.

2. RELATED PARTY TRANSACTIONS:
   ---------------------------

The Company is partially owned directly and indirectly by franchise owners who, at December 31, 1996, are a party to or have entered into 25 franchise agreements.

Transactions which have occurred through the ordinary course of franchise operations between the Company, its shareholders, the National Accounts Program and a company related by common ownership (discussed below) are summarized as follows (in thousands):

                                            1996     1995      1994
                                           ------   ------    ------
Royalties and equipment sales              $1,004   $  814    $1,175
Management and service fee revenue          3,550    4,227     3,247
Cost of goods and services                   (690)    (566)     (563)
Interest income                               424      668       221


Receivable and payable balances with related parties at December 31 are as follows (in thousands):

                                            1996     1995
                                           ------   ------
Advances to affiliates                     $4,390   $4,946
Accounts receivable                            83       92
                                           ------   ------

     Total included in accounts
      receivable                           $4,473   $5,038
                                           ======   ======

Notes receivable, current                  $2,365   $2,301
Notes receivable, noncurrent                  444    1,569
                                           ------   ------

     Total notes receivable                $2,809   $3,870
                                           ======   ======

Accounts payable                           $  (76)  $  (70)


Advances to affiliates and accounts receivable with related parties primarily represent advances to Voice-Tel Network Limited Partnership (VTNLP) for the development of a national voice messaging network. The general partnership interest in VTNLP is owned by VTN, Inc., a company founded by certain shareholders of the Company, and the limited partnership interest is owned by a wholly owned subsidiary of a shareholder of the company.

In April 1994, the Company entered into a $3 million credit agreement with a bank for the purpose of funding the purchase of equipment necessary to upgrade VTNLP's national voice messaging network (Note 3). Concurrently, the Company entered into a lease agreement with VTNLP to make payments to the Company equal to the principal plus interest due to the bank. The balance outstanding on the bank note at December 31, 1996 and 1995 of $928,588 and $1,785,724,
respectively, (Note 3) is due from the affiliate in monthly installments of $71,428 and is included in the current and notes receivable balance in the above table. Notes receivable also include advances which were due November 30, 1996, bearing interest at 8% per annum.

The NAP, an association managed by the franchises and the Company, was developed to increase market share of the Voice-Tel System by providing voice messaging services to national accounts. Through 1993, the expenditures to develop and expand this program were being funded by the Company. To offset these expenditures, the Company received a percentage of national accounts billing and other service fees from the franchises. The net cumulative funding deficiency at December 31, 1993 was $1,081,659. Effective January 1, 1994, under agreement between the Company and NAP, this balance was converted to a five-year note. The note is being paid monthly and bears interest at the prime rate, adjusted quarterly. The balance at December 31, 1996 and 1995 was $569,412 and $794,412, respectively. During 1996 and 1995, the Company received a fee from the NAP of $1,150,000 and $1,061,322, respectively, for management, accounting and billing services.

During 1990, the Company entered into a "Service and Reseller Agreement" with Amway Corporation (Amway) under which the Company will exclusively provide certain products and services to Amway and its distributors for ultimate use and resale to their customers under the Company's and Amway's owned tradenames and trademarks. This agreement can be canceled with 6 months notice by mutual agreement of the Company and Amway. Amway services represent approximately 52% and 59% of the revenues derived by the Company's service centers and its franchises for 1996 and 1995, respectively.

Franchises and company service centers contribute two percent of monthly sales to a fund maintained by the Company for creation of advertising and promotional material for the Voice-Tel System. Contributions generated from sales to National Accounts are directed to the NAP.

3. NOTES PAYABLE, LONG-TERM DEBT
   AND CAPITAL LEASE OBLIGATIONS:
   ------------------------------

Notes payable and long-term debt consist of the following at December 31:

                                              1996        1995
                                          ----------   ----------
Note payable to plaintiff for legal
 settlement due in monthly installments
 from September 1995 to April 1998, at
 8% interest                              $1,434,082   $2,253,824

Notes payable to leasing companies, due
 from March 1995 to April 2001, payable
 in monthly installments, at interest
 ranging from 9.5% to 18%                  1,281,060    1,766,770

Note payable to bank due in monthly
 installments from September 1994 to
 March 1998, at prime plus a PR margin
 (8.25% at December 31, 1996)                928,588    1,785,724

Note payable to bank due and payable on
 demand, at prime plus 0.75% interest
 (9% at December 31, 1996)                   300,000            -

Note payable to supplier, due on demand
 at 13% interest                             226,323      226,323

Demand note payable to affiliate at 14%
 interest                                    164,279      309,279

Note payable to shareholders for
 partial stock redemptions, due in
 monthly installments from April 1994
 to August 1999, at 13% interest             143,043      185,742

Note payable to former owner of
 acquired franchise operations, due in
 monthly installments from March 1994         20,531      127,560
 to February 1997, at 10% interest

Other                                              -       10,360
                                          ----------   ----------

     Total notes payable and debt          4,497,906    6,665,582

Less- Current portion                      3,411,474    2,881,850
                                          ----------   ----------

     Total long-term notes payable and
      debt                                $1,086,432   $3,783,732
                                          ==========   ==========

Capital lease obligations consist of the following at December 31:

                                             1996        1995
                                          ----------  ----------
Capital lease obligations                 $3,700,830  $4,369,606

Less- Current portion                      1,376,715     931,341
                                          ----------  ----------

     Total long-term capital lease
      obligations                         $2,324,115  $3,438,265
                                          ==========  ==========

Subordinated convertible note due to
 shareholder in December 1999, at 6.25%
 interest                                 $5,000,000  $5,000,000
                                          ==========  ==========

In December 1994, the Company entered into a $5 million subordinated convertible note with a shareholder which remains in effect until December 1999. The note bears interest at 6.25% due on the first business day each quarter. If interest payments are not made currently, the shareholder can demand full payment of the note immediately or the interest rate is increased to prime plus 4%. The shareholder has the right at any time to convert the outstanding loan balance into equity of the Company and of VTN, Inc.

The Company has a $1.5 million demand note (Agreement) with a bank. Borrowings outstanding under the Agreement are limited to 80% of eligible receivables plus 35% of eligible inventory not to exceed $500,000. At December 31, 1996, the available credit under these terms was $1.2 million and $300,000 borrowings were outstanding. The Agreement has various covenants which limit the Company's ability to advance funds to affiliated entities, guaranty indebtedness of others, dispose of properties and merge with another corporation. Borrowings are secured by certain receivables, inventory, furniture and fixtures and equipment. At December 31, 1996, the Company was in violation of certain covenants.

In April 1994, the Company entered into a $3 million credit agreement with a bank for the purpose of funding the upgrade for VTNLP's national voice messaging network (Note 2). The affiliate assumes all principal and interest obligations due under the note. The note is due March 1998 and bears interest at prime plus a PR margin. The PR margin ranges from 0% to 1-1/2%. The rate at December 31, 1996 was 8.25%. The credit agreement has various covenants which limit the Company's ability to advance funds to affiliated entities, guaranty indebtedness of others, dispose of properties and merge with another corporation. The Company is also required to maintain certain financial ratios as defined in the credit agreement. The Company was in violation of these covenants at December 31, 1996. The bank has not requested acceleration of payment. However, the entire amount outstanding on the note, $928,588, has been classified as current in notes payable and current portion of long-term debt on the accompanying consolidated balance sheets.

On September 1, 1995, the Company settled a lawsuit for monthly payments over the next 33 months aggregating $2,500,000 plus interest at 8%. The Company originally commenced this action to seek a declaratory judgment that no joint venture agreement or other relationship existed with the defendant relative to the development of any international markets. Without admitting liability, the Company agreed to this settlement subsequent to a jury verdict against it for breach of contract in the amount of $5,280,580. Should the Company default on its obligation under the settlement agreement, it may be liable for the full amount of the jury verdict. The settlement also provides for the acceleration of payments if certain assets are sold during the settlement payment period.
The Company's lenders agreed to waive any violation or event of default that may occur as a result of this settlement.

Under certain notes payable and capital lease obligations specific receivables, inventory, furniture and fixtures and equipment have been pledged as security.

The aggregate maturities of notes payable, long-term debt, capital leases, the demand note and the subordinated convertible note at December 31, 1996 are as follows:

                          Debt       Leases       Total
                       ----------  ----------  -----------
1997                   $3,411,474  $1,376,715  $ 4,788,189
1998                      814,273   1,213,326    2,027,599
1999                    5,210,239     906,195    6,116,434
2000                       47,938     200,843      248,781
2001 and thereafter        13,982       3,751       17,733
                       ----------  ----------  -----------

  Total                $9,497,906  $3,700,830  $13,198,736
                       ==========  ==========  ===========

Approximately $1,470,000 and $1,620,000 of interest expense was incurred during 1996 and 1995, respectively, and is included in the accompanying consolidated statements of operations.

4. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

Lease Agreements
----------------

The Company leases various equipment and office facilities under operating lease arrangements expiring between 1997 and 2001. The future value of net minimum annual rentals under these lease arrangements at December 31, 1996 are approximately $884,000 for 1997; $775,000 for 1998; $677,000 for 1999; $283,000
for 2000 and $25,000 for 2001.

Rental expense under operating leases for 1996 and 1995 was approximately $896,000 and $864,000, respectively.

The Company has agreed to remarket certain equipment acquired by leasing companies in the event of default by certain franchisees. If the equipment is not remarketed within ninety days, the Company will make monthly lease payments until the equipment is remarketed. The total of contingent lease payments under these agreements is approximately $627,000 in 1997; $466,000 in 1998; $281,000 in 1999; $184,000 in 2000 and $66,000 in 2001 and thereafter, of which $255,000 represents interest through the final maturity of each lease. At December 31, 1996, there were no franchises in default of their lease agreement.

Source of Supplies
------------------

The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its voice messaging subscribers. Although management feels that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

Factors Impacting Future Success
--------------------------------

The future success of the Company is dependent upon a number of factors, including the effect of rapid technology changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing and support of new or improved products, and services to respond to the changing environment; effects of intense competition in information and telecommunication services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

5. INCOME TAXES:
   -------------

All income tax amounts and balances have been computed in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The income tax provision (benefit) is comprised of the following:

                       1996        1995        1994
                    ----------  ---------  ------------
Current:
 Federal            $  111,000  $  68,000  $   (667,000)
 State and local       129,000     25,000        35,000
 International          42,354     25,000             0
                    ----------  ---------   -----------
                       282,354    118,000      (632,000)
                    ----------  ---------   -----------

Deferred:
 Federal               475,000   (378,000)      (53,000)
 International       1,340,822   (464,007)     (761,810)
                    ----------  ---------   -----------
                     1,815,822   (842,007)     (814,810)
                    ----------  ---------   -----------
                    $2,098,176  $(724,007)  $(1,446,810)
                    ==========  =========   ===========

The 1995 tax benefit is lower than the amounts otherwise calculated using the statutory income tax rates due primarily to certain expenses which are not deductible in part or in full due to the tax regulations.

The 1996 and 1995 tax provision (benefit) and deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Significant components of the Company's deferred income tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                         1996        1995
                                      ---------   ---------

Deferred tax assets (liabilities):
Current-
  Vacation accruals                   $ 133,000   $ 105,000
  Settlement accrual                    383,000     279,000
  Other assets                          128,000     111,000
  Other liabilities                    (219,000)   (175,000)
                                      ---------   ---------

     Total                            $ 425,000   $ 320,000
                                      =========   =========

                                              1996         1995
                                          -----------   ----------
Noncurrent-
  Settlement accrual                      $   105,000   $  488,000
  Other                                       145,000     (108,000)
  Voice-Tel Pty. Ltd. deferred tax asset    1,723,463    1,247,033
  Valuation allowance                      (1,723,463)           -
                                          -----------   ----------
                                          $   250,000   $1,627,033
                                          ===========   ==========

  Property and equipment depreciation     $  (405,000)  $ (237,000)
  Intangible asset amortization              (153,000)     (30,000)
  Other                                      (167,000)      (8,000)
                                          -----------   ----------
                                          $  (725,000)  $ (275,000)
                                          ===========   ==========

In 1996 and 1995, Voice-Tel Pty. Ltd. incurred losses before benefit of income taxes of approximately $1,459,000 and $1,356,000, respectively. Voice-Tel Pty Ltd.'s operating results for 1996 were significantly lower than projections as the expected growth in business volume has not materialized. A valuation allowance against the total amount of Voice-Tel Pty. Ltd.'s net deferred tax asset has been established due to management's uncertainty regarding the future operations of Voice-Tel Pty. Ltd. and whether future operating income generated by Voice-Tel Pty. Ltd. can be generated in order to realize the deferred tax asset of $1,723,463. Accordingly, the Company recorded a provision of $1,340,822 for Voice-Tel Pty. Ltd. in 1996 to reflect the establishment of the valuation allowance.

At December 31, 1996, the Company has tax net operating loss credit carryforwards in Australia and in New Zealand of approximately $1,821,000 and $945,000, respectively. Australian and New Zealand tax regulations do not limit the carryforward period.

6. CAPITAL STOCK:
   --------------

In October 1991, the shareholders of the Company approved a Non-Qualified and Incentive Stock Option Plan (Plan) to encourage key employees and officers of the Company to acquire or increase their ownership of common stock of the Company. The Plan provides stock options for an aggregate of 36 shares of Class A Common Stock. The Plan provides for various vesting periods up to fifty months. In the event of a change in control, all options are immediately vested. In November 1991, under the Plan, the Company granted options to purchase 11.5 of its shares at $12,500 per share. These shares were exercised during 1995. In January 1993 under the Plan, the Company granted options to purchase 3.5 of its shares at $15,000 per share exercisable prior to January 11, 1998. In June 1994, under the Plan, the Company granted options to purchase eight of its shares at $31,000 per share exercisable prior to June 28, 2004. In July 1995, under the Plan, the Company granted options to purchase 2.5 of its shares at $31,000 per share exercisable prior to July 11, 2005. In March 1996, under the Plan, the Company granted options to purchase four of its shares at $31,000 per share exercisable prior to March 29, 2006.

In 1996, the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock Based Compensation." FAS No. 123 requires that compensation expense in relation to stock option plans be determined based on the fair value at the grant date. Management's pricing model was used to determine that the pro forma impact of compensation expense from options granted was immaterial.

In March and August of 1994, the Company redeemed 13.5 and 19.5, respectively, of the Company's common shares from certain shareholders in exchange for notes payable of $418,000 and $604,500, respectively, (Note 3). The redemption allowed the Company to repurchase its stock from certain shareholders that had acquired the stock in connection with the repurchase of franchised service centers owned by the shareholders. These shares are classified as treasury stock in the accompanying consolidated financial statements. This transaction has been accounted for on the cost method.

In September 1989, nonvoting Class B stock was issued and is subject to a stock sale agreement which includes a provision granting the shareholder the right to redeem three shares annually for a 10-year period (the redemption period); and the Company the right to call any amount of the shares during the redemption period. The initial redemption and call price was $17,500 per share, to be adjusted each year based upon the change in the Consumer Price Index. No shares have been called or redeemed as of December 31, 1996. In 1991, Class B shares were issued in conjunction with an acquisition which are subject to a put and call arrangement similar to above.

In April 1995, the Company entered into a separation agreement with an officer which grants the officer the right beginning January 31, 1996 to redeem 16 shares. The officer, under the agreement, can put .2666 shares per month for 59 months and .2706 shares in the last month and the Company will pay $10,295.09 per month. As of December 31, 1996, 3.1992 shares were put to the Company. The Company has the right any time to call all or any portion of the shares for a purchase price of $31,000 per share, subject to adjustment in the event of a reappraisal as a result of reorganization.

Certain stock transfer restriction agreements have limited the transfer of Class A shares by allowing the Company and other shareholders the opportunity to repurchase shares prior to their being offered to an outside person or entity. The agreement also calls for mandatory repurchase of shares upon the death of the shareholder. The purchase price to be paid for any redemptions is determined annually by the shareholders.


7. EMPLOYEE BENEFIT PLAN:
   ----------------------

Effective May 1, 1993, the Company established an employee savings plan, which was created under Section 401(k) of the Internal Revenue Code. All employees who are twenty-one years of age, have completed 90 days of service and worked a minimum of 500 hours annually are eligible to participate in the plan. Participants may elect to defer 15% of compensation up to a maximum amount determined annually pursuant to IRS regulations. For the year ended December 31, 1996, the Company made discretionary matching contributions to the plan totaling approximately $41,000.

8. SUBSEQUENT EVENT:
   -----------------

In April 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. (Premiere) in exchange for 729,734 shares of Premiere common stock. On April 30, 1997, this merger transaction was consummated. The merger will be accounted for under the pooling of interests method. Immediately prior to closing the transaction, the Company called the Class B shares pursuant to the Class B call provisions (Note 6); called the remaining shares owned by a former officer of the Company pursuant to the separation agreement (Note 6) reacquired 4.5 shares of treasury stock from a shareholder; and paid in full the note payable to plaintiff for legal settlement pursuant to the note agreement (Note 3).

Additionally, the Company's shareholder converted its $5 million convertible outstanding note into 95.75 shares of Class A common stock and 78.25 shares of VTN, Inc. Class A common stock. Immediately following the transaction, Premiere paid off the note payable to the bank (Note 3).

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                          CONSOLIDATING BALANCE SHEET
                          ---------------------------

                               DECEMBER 31, 1996
                               -----------------

                                     ASSETS
                                     ------

                                                         Voice-Tel
                                              VTE        Pty. Ltd.    Eliminations   Consolidated
                                          -----------   -----------   ------------   ------------
CURRENT ASSETS:
 Cash and cash equivalents                $         -   $   354,063   $          -    $   354,063
 Accounts receivable, trade and
  advances to affiliates, less
  allowance for doubtful accounts          12,075,473       212,082     (5,093,498)     7,194,057
 Notes receivable, trade and affiliates     2,426,655             -              -      2,426,655
 Refundable income taxes                       45,000             -              -         45,000
 Inventories                                  699,265             -              -        699,265
 Deferred income taxes                        425,000             -              -        425,000
 Other assets                                 197,060        51,856        (15,000)       233,916
                                          -----------   -----------    -----------    -----------
     Total current assets                  15,868,453       618,001     (5,108,498)    11,377,956
                                          -----------   -----------    -----------    -----------

PROPERTY AND EQUIPMENT, at cost:
 Furniture and fixtures                       704,559        25,413              -        729,972
 Equipment                                  1,969,066       102,891              -      2,071,957
 Capital leases and leasehold
  improvements                              2,713,317     3,615,548              -      6,328,865
                                          -----------   -----------    -----------    -----------
                                            5,386,942     3,743,852              -      9,130,794

 Less- Accumulated depreciation and
  amortization                             (3,081,367)   (1,556,996)             -     (4,638,363)
                                          -----------   -----------    -----------    -----------
                                            2,305,575     2,186,856              -      4,492,431
                                          -----------   -----------    -----------    -----------
OTHER ASSETS:
 Notes receivable, trade and affiliates       519,010             -              -        519,010
 Intangible assets, less accumulated
  amortization                              2,783,776       261,856        (65,858)     2,979,774
 Deferred income taxes                        250,000             -              -        250,000
 Deposits and other assets                     22,982        71,728              -         94,710
                                          -----------   -----------    -----------    -----------
                                          $21,749,796   $ 3,138,441    $(5,174,356)   $19,713,881
                                          ===========   ===========    ===========    ===========

The accompanying notes are an integral part of this balance sheet.

                          VOICE-TEL ENTERPRISES, INC.
                          ---------------------------


                          CONSOLIDATING BALANCE SHEET
                          ---------------------------

                               DECEMBER 31, 1996
                               -----------------

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                         VOICE-TEL
                                              VTE        PTY. LTD.    ELIMINATIONS   CONSOLIDATED
                                          -----------   -----------   ------------   ------------
CURRENT LIABILITIES:
 Notes payable and current portion of
  long-term debt                          $ 3,411,474   $         -    $         -    $ 3,411,474
 Capital lease obligations                    604,768       771,947              -      1,376,715
 Accounts payable                           3,632,025     5,381,235     (5,093,498)     3,919,762
 Accrued expenses                           1,735,604       829,960              -      2,565,564
 Customer deposits                          1,710,962             -              -      1,710,962
 Accrued taxes                                161,180             -              -        161,180
                                          -----------   -----------    -----------    -----------

     Total current liabilities             11,256,013     6,983,142     (5,093,498)    13,145,657
                                          -----------   -----------    -----------    -----------

LONG-TERM DEBT, net of current portion
 above                                      1,086,432             -              -      1,086,432

CAPITAL LEASE OBLIGATIONS                     710,092     1,614,023              -      2,324,115

NOTE PAYABLE TO SHAREHOLDER                 5,000,000             -              -      5,000,000

DEFERRED INCOME TAXES                         725,000             -              -        725,000

SHAREHOLDERS' EQUITY (DEFICIT):
 Common stock, Class A                      3,205,500        15,000        (15,000)     3,205,500
 Common stock, Class B                        656,250             -              -        656,250
 Retained earnings (deficit)                  587,650    (5,444,110)       (65,858)    (4,922,318)
 Foreign currency translation adjustment            -       (29,614)             -        (29,614)
                                          -----------   -----------    -----------    -----------
                                            4,449,400    (5,458,724)       (80,858)    (1,090,182)

 Less- Treasury stock, at cost             (1,477,141)            -              -     (1,477,141)
                                          -----------   -----------    -----------    -----------

     Total shareholder's equity (deficit)   2,972,259    (5,458,724)       (80,858)    (2,567,323)
                                          -----------   -----------    -----------    -----------
                                          $21,749,796   $ 3,138,441    $(5,174,356)   $19,713,881
                                          ===========   ===========    ===========    ===========

The accompanying notes are an integral part of this balance sheet.

          LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY,
          LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND
       VOICE-TEL OF SPRINGFIELD, AND VOICE MAIL SOLUTIONS, INC. d.b.a.
                     VOICE-TEL OF KANSAS CITY ACQUISITION


                        COMBINED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
LAR-LIN Enterprises, Inc. d.b.a.
  Voice-Tel of Kansas City,
LAR-LIN Investments, Inc. d.b.a.
  Voice-Tel of Wichita and
  Voice-Tel of Springfield, and
Voice Mail Solutions, Inc. d.b.a.
  Voice-Tel of Kansas City Acquisition:

We have audited the accompanying combined balance sheet of LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY (a Kansas S corporation), LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND VOICE-TEL OF SPRINGFIELD (a Kansas C corporation), AND VOICE MAIL SOLUTIONS, INC. d.b.a. VOICE-TEL OF KANSAS CITY ACQUISITION (a Kansas S corporation) as of December 31, 1996 and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of LAR-LIN Enterprises, Inc., LAR-LIN Investments, Inc., and Voice Mail Solutions, Inc. as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements for the three-month period ended March 31, 1997 were compiled by us. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We did not audit or review those financial statements, and accordingly, we do not express an opinion or any other form of assurance on them.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 12, 1997

           LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY,

           LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND

        VOICE-TEL OF SPRINGFIELD, AND VOICE MAIL SOLUTIONS, INC. d.b.a.

                      VOICE-TEL OF KANSAS CITY ACQUISITION


                            COMBINED BALANCE SHEETS

                      DECEMBER 31, 1996 AND MARCH 31, 1997


                                           ASSETS                                                 1996         1997
-------------------------------------------------------------------------------------------    -----------  -----------
                                                                                                            (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                                                     $183,732       $ 89,877
  Accounts receivable, less allowance for uncollectible accounts of $0 in 1996
    and 1997                                                                                     125,929        114,355
  Other current assets                                                                            10,408          9,611
                                                                                               ----------     ----------
        Total current assets                                                                     320,069        213,843
                                                                                               ----------     ----------
PROPERTY AND EQUIPMENT (NOTE 5)                                                                  678,044        682,647
  Less accumulated depreciation                                                                 (332,794)      (362,649)
                                                                                               ----------     ----------
        Net property and equipment                                                               345,250        319,998
                                                                                               ----------     ----------
OTHER ASSETS:
  Franchise fee, net of accumulated amortization of $43,137 and $45,378 in 1996
    and 1997, respectively                                                                       136,113        133,872
  Other noncurrent assets                                                                        147,875        123,111
                                                                                               ----------     ----------
        Total other assets                                                                       283,988        256,983
                                                                                               ----------     ----------
        Total assets                                                                            $949,307       $790,824
                                                                                               ==========     ==========
                        LIABILITIES AND SHAREHOLDERS' EQUITY                                      1996          1997
------------------------------------------------------------------------------------------     ----------   ------------
                                                                                                            (Unaudited)
CURRENT LIABILITIES:
  Accounts payable                                                                              $  7,170       $ 24,884
  Accrued liabilities                                                                             17,066          6,582
  Deferred revenue                                                                                77,723         67,817
  Notes payable (Note 6)                                                                         412,298        175,595
                                                                                               ----------     ----------
        Total current liabilities                                                                514,257        274,878
                                                                                               ----------     ----------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  Common stock:
    LAR-LIN Enterprises, Inc. d.b.a. Voice-Tel of Kansas City, $1 par value;
      2,000 shares authorized; 1,000 shares issued and outstanding in 1996 and
      1997                                                                                         1,000          1,000
    LAR-LIN Investments, Inc. d.b.a. Voice-Tel of Wichita and Voice-Tel of
      Springfield, $1 par value; 100 shares issued and outstanding in 1996 and
      1997                                                                                           100            100
    Voice Mail Solutions, Inc. d.b.a. Voice-Tel of Kansas City Acquisition, $1
      par value; 100 shares issued and outstanding in 1996 and 1997                                  100            100
  Additional paid-in capital                                                                     171,462        171,462
  Retained earnings                                                                              262,388        343,284
                                                                                               ----------     ----------
        Total shareholders' equity                                                               435,050        515,946
                                                                                               ----------     ----------
        Total liabilities and shareholders' equity                                              $949,307       $790,824
                                                                                               =========      ==========

 The accompanying notes are an integral part of these combined balance sheets.

           LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY,

           LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND

        VOICE-TEL OF SPRINGFIELD, AND VOICE MAIL SOLUTIONS, INC. d.b.a.

                      VOICE-TEL OF KANSAS CITY ACQUISITION


                       COMBINED STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997


                                           1996          1997
                                         ---------    ---------
                                                     (Unaudited)
REVENUES                                 $1,724,253   $421,358

COST OF SALES                               341,730     68,285
                                         -----------  ---------
        Gross margin                      1,382,523    353,073
                                         -----------  ---------
OPERATING EXPENSES:
  Selling and marketing                     247,494     46,889
  General and administrative                535,856    137,026
  Depreciation and amortization             219,427     56,308
                                         -----------  ---------
        Total operating expenses          1,002,777    240,223
                                         -----------  ---------
OPERATING INCOME                            379,746    112,850
                                         -----------  ---------
OTHER (EXPENSE) INCOME:
  Interest expense                          (43,111)    (2,840)
  Interest income                             2,667        795
  Other income                                6,085      2,535
                                         -----------  ---------
        Total other (expense) income        (34,359)       490
                                         -----------  ---------
NET INCOME                               $  345,387   $113,340
                                         ===========  =========

   The accompanying notes are an integral part of these combined statements.

           LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY,

           LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND

        VOICE-TEL OF SPRINGFIELD, AND VOICE MAIL SOLUTIONS, INC. d.b.a.

                      VOICE-TEL OF KANSAS CITY ACQUISITION


                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                              LAR-LIN             LAR-LIN INVESTMENTS,     VOICE MAIL SOLUTIONS,
                           ENTERPRISES, INC.     INC. d.b.a. VOICE-TEL OF  INC. d.b.a. VOICE-TEL
                          d.b.a. VOICE-TEL OF      WICHITA AND VOICE-TEL      OF KANSAS CITY         ADDITIONAL
                             KANSAS CITY               OF SPRINGFIELD         ACQUISITION             PAID-IN     RETAINED
                          -------------------    -----------------------   --------------------
                          SHARES       AMOUNT      SHARES        AMOUNT    SHARES      AMOUNT         CAPITAL     EARNINGS    TOTAL
                          --------  ---------    ----------  ------------  -------  -----------     -----------  ----------  -------
BALANCE, JANUARY 1, 1996   1,000        $1,000       100           $100      100        $100          $171,462   $ 43,177  $215,839

  Net income                   0             0         0              0        0           0                 0    345,387   345,387
  Dividends to
   shareholders                0             0         0              0        0           0                 0   (126,176) (126,176)
                          --------  ----------    ----------  ------------  -------  -----------    ----------- ----------  -------
BALANCE, DECEMBER 31,
  1996                     1,000        $1,000       100           $100      100        $100          $171,462   $262,388  $435,050
                          --------  ----------    ----------  ------------  -------  -----------    ----------- ----------  -------

    The accompanying notes are an integral part of this combined statement.

           LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY,

           LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND

        VOICE-TEL OF SPRINGFIELD, AND VOICE MAIL SOLUTIONS, INC. d.b.a.

                      VOICE-TEL OF KANSAS CITY ACQUISITION


                       COMBINED STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                                           1996         1997
                                                                                        ----------   ----------
                                                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                             $345,387     $113,340
                                                                                        ----------   ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                       219,427       56,308
      Changes in operating assets and liabilities:
        Decrease in accounts receivable                                                     6,490       11,574
        Increase in other current assets                                                   19,593        1,349
        Increase in accounts payable and accrued expenses                                   1,102        7,230
        Deferred revenue                                                                   (1,217)      (9,906)
                                                                                        ----------   ----------
         Total adjustments                                                                245,395       66,555
                                                                                        ----------   ----------
         Net cash provided by operating activities                                        590,782      179,895
                                                                                        ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                                   (74,082)      (4,603)
                                                                                        ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                                                   (255,005)    (236,703)
  Dividends paid to shareholders                                                         (126,176)     (32,444)
                                                                                        ----------   ----------
         Net cash used in financing activities                                           (381,181)    (269,147)
                                                                                        ----------   ----------
NET INCREASE (DECREASE) IN CASH                                                           135,519      (93,855)

CASH AT BEGINNING OF PERIOD                                                                48,213      183,732
                                                                                        ----------   ----------
CASH AT END OF PERIOD                                                                    $183,732     $ 89,877
                                                                                        ==========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest                                                                 $ 41,480     $  2,840
                                                                                        ==========   ==========
  Cash paid for taxes                                                                    $      0     $      0
                                                                                        ==========   ==========

   The accompanying notes are an integral part of these combined statements.

           LAR-LIN ENTERPRISES, INC. d.b.a. VOICE-TEL OF KANSAS CITY,


           LAR-LIN INVESTMENTS, INC. d.b.a. VOICE-TEL OF WICHITA AND


        VOICE-TEL OF SPRINGFIELD, AND VOICE MAIL SOLUTIONS, INC. d.b.a.


                      VOICE-TEL OF KANSAS CITY ACQUISITION



                     NOTES TO COMBINED FINANCIAL STATEMENTS


                               DECEMBER 31, 1996


1. ORGANIZATION AND NATURE OF BUSINESS

   ORGANIZATION

   LAR-LIN Enterprises, Inc. d.b.a. Voice-Tel of Kansas City ("LLE"), LAR-LIN Investments, Inc. d.b.a. Voice-Tel of Wichita and Voice-Tel of Springfield ("LLI"), and Voice Mail Solutions, Inc. d.b.a. Voice-Tel of Kansas City Acquisition ("VMS") are separate corporations which have common ownership and are collectively referred to herein as the "Companies." LLE, LLI, and VMS were incorporated in Kansas on June 5, 1990, March 2, 1995, and July 17, 1995, respectively.

   NATURE OF BUSINESS

   The Companies provide digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Companies' computer processing equipment using commercially available telephone lines. Effective July 6, 1990, LLE acquired the franchise rights to solicit and provide Voice-Tel services. Effective September 24, 1992, LLE acquired the franchise rights of Voice-Tel of Wichita. On August 2, 1994, LLE purchased the rights of Voice-Tel of Springfield from Voice-Tel of Little Rock. In March 1995, Voice-Tel of Wichita and Voice-Tel of Springfield were incorporated into a separate corporation, LLI. The Companies primarily operate in the states of Kansas and Missouri.

   BASIS OF PRESENTATION

   The March 31, 1997 financial statements are unaudited and have been prepared by the management of LLE, LLI, and VMS in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Companies, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included and the accompanying financial statements present fairly the financial position and results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 financial statements and related notes contained within this report.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   PRESENTATION

   The accompanying combined financial statements of the Companies are prepared on the accrual basis of accounting and present their combined assets, liabilities, revenues, expenses, and cash flows as if the Companies existed as separate corporations during the periods presented.

   The financial information included herein may not necessarily reflect the financial position, results of operations, or cash flows of the Companies in the future or what the financial position, results of operations, or cash flows of the Companies would have been if they were combined as separate and stand-alone companies during the periods presented.

   PRINCIPLES OF COMBINATION

   The financial statements include the accounts of LLE, LLI, and VMS. All significant intercompany balances and transactions have been eliminated in combination.

   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for furniture and fixtures, office equipment, and computer equipment. The cost of installed equipment includes expenditures for installation. Assets recorded under capital leases and leasehold improvements are depreciated over the shorter of their useful lives or the terms of the related leases.

   LONG-LIVED ASSETS

   The Companies periodically review the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of the long-term debt approximates its carrying value as of December 31, 1996.

   REVENUE RECOGNITION AND DEFERRED REVENUES

   Revenues are recognized as the Companies perform services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying combined balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Companies' customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

   COST OF SERVICES

   Cost of services includes all direct expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

   INTANGIBLE ASSETS

   Purchased intangible assets, which include franchise agreements, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or terms of the related agreements (ten years for franchise agreements).

   INCOME TAXES

   LLE and VMS have elected to be treated as S corporations for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the Companies' level, the individual shareholders are allocated their proportionate shares of the Companies' taxable income or loss.

   LLI has elected to be treated as a C corporation for federal and state income tax purposes. LLI utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Using the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. As of December 31, 1996, no deferred taxes have been recorded due to immateriality.

   REGULATION

   The Companies are subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

   SOURCE OF SUPPLIES

   The Companies do not own a transmission network and, accordingly, rely on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of their subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

   FACTORS IMPACTING FUTURE SUCCESS

   The future success of the Companies is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Companies' products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Companies may charge for their products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3. CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

   Financial instruments that potentially subject the Companies to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Companies' risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts.

   Approximately 48% of the Companies' sales were derived from a single national account during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4. FRANCHISE AGREEMENTS

   Franchise rights were acquired pursuant to franchise agreements entered into with VTE (Note 1) in July 1990 by LLE and in March 1995 and July 1995 by LLI. Under the franchise agreements, the Companies have the exclusive rights to solicit and provide Voice-Tel digital messaging services within the specified areas. The terms of the franchise agreements are 20 years, with an option to renew for an additional 10 years. In addition to the initial franchise fees, which are being amortized over the terms of the agreements, the Companies are required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. A monthly marketing and promotion fee of 2% of gross sales is also payable to VTE.

   In return for the Companies' acting as VTE's exclusive service representatives and supervising operations of the local franchises, VTE pays the Companies a continuing fee equal to 40% to LLE and 20% to LLI of the royalties received by VTE on gross sales, less certain costs, for the terms of the franchise agreements. The Companies are periodically required to pay other special franchise fees and assessments. During 1996, royalties, franchise fees, and other assessments totaled approximately $180,000, net of any service representative fees received. In addition, the franchise agreements contain a covenant not to compete for up to three years subsequent to the termination of such agreement.

5. PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1996 consisted of the following:

          Telephone equipment                      $619,223
          Furniture and fixtures                     58,821
                                                  ----------
                  Total property and equipment      678,044
          Less accumulated depreciation            (332,794)
                                                  ----------
          Property and equipment, net              $345,250
                                                  ==========

6. NOTES PAYABLE

   Notes payable at December 31, 1996 consisted of the following:

          Revolving credit facility with NationsBank West N.A. in
          the amount of $250,000 with interest at the maximum
          published Wall Street Journal prime rate (8.25% at
          December 31, 1996); payable in full on June 30, 1997       $202,042


          Demand note payable to Elachie, Inc. on demand with
          interest at 6%                                              170,613


          Line of credit with Linda C. Roaseau Revocable Living
          Trust in the amount of $115,867 with interest at a rate
          of 8%; the balance outstanding is payable on demand          39,443

          Shareholder notes                                               200
                                                                    ----------
                                                                     $412,298
                                                                    ==========

7. COMMITMENTS AND CONTINGENCIES

   OPERATING LEASES

   The Companies lease certain facilities used in their operations under noncancelable operating lease agreements. Future minimum annual rental obligations under noncancelable operating leases as of December 31, 1996 are as follows:

          1997                $56,846
          1998                 19,492
          1999                 15,000
          2000                  6,240
          2001                  2,100
          Thereafter                0
                             ---------
                              $99,678
                             =========

   Rental expense was approximately $64,000 during 1996.

8. RELATED-PARTY TRANSACTIONS

   LLI and VMS pay management fees and equipment lease fees to LLE for providing certain administrative services and equipment. All intercompany revenues and expenses have been eliminated in the accompanying combined financial statements.

9. SUBSEQUENT EVENT

   On May 16, 1997, the Companies entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $4,300,000. The merger has been accounted for using the pooling-of-interests method.

                        VOICE-TEL OF SOUTH TEXAS, INC.

                          FINANCIAL STATEMENTS AS OF
                     DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Voice-Tel of South Texas:

We have audited the accompanying balance sheet of VOICE-TEL OF SOUTH TEXAS, INC. (a Texas S corporation) as of December 31, 1996 and the related statements of operations, shareholder's equity, and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voice-Tel of South Texas, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 6, 1997

                        VOICE-TEL OF SOUTH TEXAS, INC.


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                     ASSETS

                                                          1996        1997
                                                       ----------  -----------
                                                                   (Unaudited)
CURRENT ASSETS:
 Cash                                                  $  71,754    $  66,513
 Accounts receivable, less allowance for
  uncollectible accounts of $0 in 1996 and 1997           44,089       44,307
 Prepaid expenses and other current
  assets                                                   2,900        3,050
                                                       ----------  -----------
     Total current assets                                118,743      113,870
                                                       ----------  -----------
PROPERTY AND EQUIPMENT (NOTE 5)                          402,155      403,087
 Less accumulated depreciation                          (272,388)    (292,810)
                                                       ----------  -----------
     Net property and equipment                          129,767      110,277
                                                       ----------  -----------
INTANGIBLE ASSETS, NET OF ACCUMULATED
 AMORTIZATION OF $29,362 AND $30,710 IN 1996
 AND 1997, RESPECTIVELY                                   67,011       65,663
                                                       ----------  -----------
     Total assets                                      $ 315,521    $ 289,810
                                                       ==========  ===========

                     LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accrued expenses                                      $   8,222    $   7,325
 Deferred revenue                                          2,576        2,576
                                                       ----------  -----------
     Total current liabilities                            10,798        9,901
                                                       ----------  -----------
COMMITMENTS AND CONTINGENCIES (NOTE 6)

SHAREHOLDER'S EQUITY:
 Common stock (Note 7)                                   225,000      225,000
 Retained earnings                                        79,723       54,909
                                                       ----------  -----------
     Total shareholder's equity                          304,723      279,909
                                                       ----------  -----------
     Total liabilities and shareholder's
      equity                                           $ 315,521    $ 289,810
                                                       ==========  ===========

     The accompanying notes are an integral part of these balance sheets.

                         VOICE-TEL OF SOUTH TEXAS, INC.


                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                AND THE THREE-MONTH PERIOD ENDED MARCH 31, 1997


                                                     1996         1997
                                                   ---------   -----------
                                                               (Unaudited)
REVENUES                                           $531,702      $139,070

COST OF SALES                                        86,826        19,416
                                                   ---------   -----------
     Gross margin                                   444,876       119,654
                                                   ---------   -----------
OPERATING EXPENSES:
 Selling and marketing                               83,022        24,362
 General and administrative                         115,950        28,371
 Depreciation and amortization                       87,110        21,735
                                                   ---------   -----------
     Total operating expenses                       286,082        74,468
                                                   ---------   -----------
NET INCOME                                         $158,794      $ 45,186
                                                   =========   ===========

       The accompanying notes are an integral part of these statements.

                         VOICE-TEL OF SOUTH TEXAS, INC.


                       STATEMENT OF SHAREHOLDER'S EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                 COMMON STOCK     RETAINED
                               ---------------
                               SHARES   AMOUNT    EARNINGS     TOTAL
                               ------   ------    --------   ---------
BALANCE, JANUARY 1, 1996        1,000  $225,000  $ 100,929   $ 325,929

 Shareholder's contributions        0         0          0           0
 Dividends to shareholder           0         0   (180,000)   (180,000)
 Net income                         0         0    158,794     158,794
                               ------  --------  ---------   ---------
BALANCE, DECEMBER 31, 1996      1,000  $225,000  $  79,723   $ 304,723
                               ======  ========  =========   =========

         The accompanying notes are an integral part of this statement.

                         VOICE-TEL OF SOUTH TEXAS, INC.


                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                      AND THE PERIOD ENDED MARCH 31, 1997


                                                                                        1996               1997
                                                                                     -----------        -----------
                                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                           $ 158,794          $ 45,186
                                                                                     -----------        -----------
 Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                       87,110            21,735
     Changes in operating assets and liabilities:
       Increase in accounts receivable                                                  (12,014)             (218)
       Increase in prepaid assets                                                          (457)             (150)
       Increase (decrease) in accrued expenses                                            6,971              (897)
       Decrease in deferred revenue                                                      (1,001)                0
                                                                                     -----------        -----------
          Total adjustments                                                              80,609            20,470
                                                                                     -----------        -----------
          Net cash provided by operating activities                                     239,403            65,656

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of equipment                                                                 (83,457)             (897)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid to shareholder                                                         (180,000)          (70,000)
                                                                                     -----------        -----------
NET DECREASE IN CASH                                                                    (24,054)           (5,241)

CASH AT BEGINNING OF PERIOD                                                              95,808            71,754
                                                                                     -----------        -----------
CASH AT END OF PERIOD                                                                 $  71,754          $ 66,513
                                                                                     ===========        ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest                                                               $       0          $      0
                                                                                     ===========        ===========

         The accompanying notes are an integral part of these statements.

                         VOICE-TEL OF SOUTH TEXAS, INC.


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

   ORGANIZATION

   Voice-Tel of South Texas, Inc. is an S corporation referred to herein as the "Company." The Company was incorporated in Texas on July 20, 1992.

   NATURE OF BUSINESS

   The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the greater metropolitan San Antonio area.

   BASIS OF PRESENTATION

   The March 31, 1997 financial statements are unaudited and have been prepared by the management of Voice-Tel of South Texas, Inc. in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within this report.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are seven years for furniture and fixtures, five years for office and computer equipment, and three years for computer software. The cost of installed equipment includes expenditures for installation. Assets recorded under leasehold improvements are depreciated over the shorter of their useful lives or the term of the related lease.

   INTANGIBLE ASSETS

   Purchased intangible assets, which include a franchise agreement, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or term of the agreement (20 years for the franchise agreement).

   Intangible balances consisted of the following at December 31, 1996:

          Franchise agreement                          $ 85,000
          Start-up costs                                 10,263
          Organization cost                               1,110
          Less accumulated amortization                 (29,362)
                                                       ---------
          Intangibles, net                             $ 67,011
                                                       =========

   LONG-LIVED ASSETS

   Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

   REVENUE RECOGNITION AND DEFERRED REVENUES

   Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

   COST OF SERVICES

   Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

   INCOME TAXES

   The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the individual shareholder is allocated the Company's taxable income.

   REGULATION

   The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

   SOURCE OF SUPPLIES

   The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

   FACTORS IMPACTING FUTURE SUCCESS

   The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

   Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 82% of the Company's sales were derived through one single entity during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4. FRANCHISE AGREEMENTS

   The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

   In conjunction with the execution of the franchise agreement, the Company has agreed to act as the service representative of VTE within its franchise area. As consideration for this, the Company receives a monthly fee equal to 20% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $63,474, net of any service representative fees received.

5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 1996:

          Computer software                                 $ 209,126
          Messaging computer systems                          180,903
          Office furniture, fixtures, and equipment             6,091
          Leasehold improvements                                6,035
                                                            ----------
                                                              402,155
          Less accumulated depreciation                      (272,388)
                                                            ----------
          Property and equipment, net                       $ 129,767
                                                            ==========

6. COMMITMENTS AND CONTINGENCIES

   LEASE OBLIGATIONS

   The Company has entered into an operating lease for the facility used in its operations. Aggregate future minimum rental commitments under this noncancelable operating lease which expires on October 1, 1997 are $7,056 as of December 31, 1996. Rental expense under operating leases amounted to $12,835 for the year ended December 31, 1996.

7. EQUITY INTERESTS

   COMMON STOCK

   The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                  AMOUNT
                                        PAR     CONTRIBUTED
                          SHARES       VALUE        FOR
             SHARES     ISSUED AND      PER       COMMON
           AUTHORIZED   OUTSTANDING    SHARE       STOCK
           ----------   -----------    -----    -----------
           1,000,000       1,000       $0.01      $225,000

8. SUBSEQUENT EVENT

   On May 21, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,337,000. The acquisition has been accounted for using the pooling-of-interests method.

                           MMP COMMUNICATIONS, INC.

                    d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA

        FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
MMP Communications, Inc. d.b.a. Voice-Tel of Southern California:

We have audited the accompanying balance sheet of MMP COMMUNICATIONS, INC. d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA (a California S corporation) as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MMP Communications, Inc. d.b.a. Voice-Tel of Southern California as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 6, 1997

                           MMP COMMUNICATIONS, INC.

                    d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                    ASSETS

                                                                                   1996              1997
                                                                                ----------        -----------
                                                                                                  (Unaudited)
CURRENT ASSETS:
  Cash                                                                          $  74,699         $  38,564
  Accounts receivable, less allowance for uncollectible accounts of $2,223
    in 1996 and 1997                                                              100,882            98,961
  Other current assets                                                              1,459             1,459
                                                                                ----------        -----------
        Total current assets                                                      177,040           138,984
                                                                                ----------        -----------
PROPERTY AND EQUIPMENT (NOTE 5)                                                   312,857           312,857
  Less accumulated depreciation                                                  (186,833)         (201,463)
                                                                                ----------        -----------
        Net property and equipment                                                126,024           111,394
                                                                                ----------        -----------
INTANGIBLE ASSETS, net of accumulated amortization of $74,148 and $78,808
    in 1996 and 1997, respectively                                                 96,252            91,952
                                                                                ----------        -----------
        Total assets                                                            $ 399,316         $ 341,970
                                                                                ==========        ===========


                               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                              $  69,193         $  67,834
  Accrued liabilities                                                              39,828            37,566
  Deferred revenue                                                                 57,428            59,338
  Current portion of long-term debt and capital leases                            111,114            27,667
  Due to shareholder                                                               21,660            21,660
                                                                                ----------        -----------
        Total current liabilities                                                 299,223           214,065
                                                                                ----------        -----------
LONG-TERM LIABILITIES:
  Capital lease obligations (Note 7)                                               81,034           136,222
  Long-term debt (Note 6)                                                          18,478            18,478
                                                                                ----------        -----------
        Total long-term liabilities                                                99,512           154,700
                                                                                ----------        -----------
COMMITMENTS AND CONTINGENCIES (NOTE 7)


SHAREHOLDERS' EQUITY:
  Common stock (Note 8)                                                            88,900            88,900
  Retained deficit                                                                (88,319)         (115,695)
                                                                                ----------        -----------
        Total shareholders' equity (deficit)                                          581           (26,795)
                                                                                ----------        -----------
Total liabilities and shareholders' equity (deficit)                             $399,316          $341,970
                                                                                ==========        ===========


      The accompanying notes are an integral part of these balance sheets.

                           MMP COMMUNICATIONS, INC.

                    d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA


                           STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                 1996             1997
                                             ------------     ------------
                                                               (Unaudited)
REVENUES
                                             $1,374,806       $314,185

COST OF SERVICES                                448,913         84,924
                                             ------------     ------------
        Gross margin                            925,893        229,261
                                             ------------     ------------
OPERATING EXPENSES:
  Selling and marketing                         256,984         36,338
  General and administrative                    501,446        134,127
  Depreciation and amortization                  77,958         19,291
                                             ------------     ------------
      Total operating expenses                  836,388        189,756
                                             ------------     ------------
OPERATING INCOME                                 89,505         39,505

OTHER EXPENSE:
  Interest expense                               38,404          6,882
                                             ------------     ------------
NET INCOME                                   $   51,101       $ 32,623
                                             ============     ============


       The accompanying notes are an integral part of these statements.

                           MMP COMMUNICATIONS, INC.

                    d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA


                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                 COMMON STOCK       RETAINED
                              ------------------
                                SHARES   AMOUNT      DEFICIT       TOTAL
                              --------- --------   ----------    ---------
BALANCE, JANUARY 1, 1996        8,000   $88,900     $(99,420)    $(10,520)

  Dividends to shareholders         0         0      (40,000)     (40,000)
  Net income                        0         0       51,101       51,101
                              --------- --------   ----------    ---------
BALANCE, DECEMBER 31, 1996      8,000   $88,900     $(88,319)    $    581
                              ========= ========   ==========    =========


        The accompanying notes are an integral part of this statement.

                           MMP COMMUNICATIONS, INC.

                    d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA


                           STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                              1996           1997
                                                                           ----------     -----------
                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                               $  51,101      $  32,623
                                                                           ----------     -----------
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                           77,958         19,291
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                            (8,615)         1,921
        Increase in other current assets                                        (245)             0
        Increase (decrease) in accounts payable and accrued expenses          29,495         (3,621)
        Increase in due to shareholder                                        21,660              0
        Deferred revenue                                                      16,728          1,910
                                                                           ----------     -----------
           Total adjustments                                                 136,981         19,501
                                                                           ----------     -----------
           Net cash provided by operating activities                         188,082         52,124
                                                                           ----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                     (40,858)             0
                                                                           ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                                       (33,321)       (15,889)
  Payments on capital leases                                                 (43,035)       (12,370)
  Principal payments on subordinated debt to shareholder                      (5,775)             0
  Dividends paid to shareholders                                             (40,000)       (60,000)
                                                                           ----------     -----------
           Net cash used in financing activities                            (122,131)       (88,259)
                                                                           ----------     -----------
NET INCREASE (DECREASE) IN CASH                                               25,093        (36,135)

CASH AT BEGINNING OF PERIOD                                                   49,606         74,699
                                                                           ----------     -----------
CASH AT END OF PERIOD                                                      $  74,699      $  38,564
                                                                           ==========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                   $  51,145      $   6,882
                                                                           ==========     ===========


       The accompanying notes are an integral part of these statements.

                           MMP COMMUNICATIONS, INC.

                    d.b.a. VOICE-TEL OF SOUTHERN CALIFORNIA


                         NOTES TO FINANCIAL STATEMENTS


                               DECEMBER 31, 1996


1.   ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     MMP Communications, Inc. d.b.a. Voice-Tel of Southern California is an S corporation referred to herein as the "Company." The Company was in corporated in Ventura, California, on September 7, 1992.

     NATURE OF BUSINESS

     The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment, using commercially available telephone lines. The Company provides digital messaging services to Southern California.

     BASIS OF PRESENTATION

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included and the accompanying financial statements present fairly the financial position and results of operations for the interim period. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 financial statements and related notes contained within this report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt and capital leases approximates its carrying value as of December 31, 1996.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for furniture and fixtures and computer equipment. The cost of installed equipment includes expenditures for installation. The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

     INTANGIBLE ASSETS

     Purchased intangible assets, which include franchise agreements, customer lists, and organizational costs, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or term of the agreements (20 years for the franchise agreements).

     Intangible balances consisted of the following at December 31, 1996:

          Franchise agreements                         $103,000
          Customer lists                                 62,832
          Organizational costs                            4,568
          Less accumulated amortization                 (74,148)
                                                       ---------
          Intangibles, net                             $ 96,252
                                                       =========

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the individual shareholders are allocated the Company's taxable income.

     REGULATION

     The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 60% of the Company's sales were derived through two entities during 1996. Although these entities are national accounts that are managed on a collective basis, they are actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENTS

     The franchise rights to four territories were acquired pursuant to franchise agreements entered into with VTE (Note 1). The terms of the franchise agreements are 20 years, with options to renew each agreement for an additional 10 years. The Company is required to pay a monthly royalty for each territory in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

     In conjunction with the execution of the franchise agreement, the Company has agreed to act as the service representative of VTE within its franchise area. As consideration for this, the Company receives a monthly fee equal to a range of 20% to 60% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $93,143, net of any service representative fees received.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

          Messaging computer systems                  $ 296,149
          Office furniture, fixtures, and equipment      16,708
                                                      ----------
                                                        312,857
          Less accumulated depreciation                (186,833)
                                                      ----------
          Property and equipment, net                 $ 126,024
                                                      ==========

6.   LONG-TERM DEBT

     Long-term debt as of December 31, 1996 consisted of notes payable to the parents of each of the two owners of the franchise. Each note has a principal amount of $10,000 and bears interest at a rate equal to that of 9% per annum. The notes are due on demand; accordingly, they have been classified as current liabilities in the accompanying balance sheet. In addition, long-term debt includes a $100,000 principal amount note payable which bears interest at a rate equal to that of prime plus 3% per annum. The note is due in July 2000.

     Maturities of long-term debt at December 31, 1996 are as follows:

          1997                                    $43,556
          1998                                     18,478
          1999                                         --
          2000                                         --
          2001                                         --
          Thereafter                                   --
                                                  -------
                  Total                           $62,034
                                                  =======

7.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The present value of future minimum lease payments for assets under capital leases at December 31, 1996 is as follows:

          1997                                         $  67,558
          1998                                            39,965
          1999                                            23,794
          2000                                            23,794
          2001                                            23,794
          Thereafter                                      11,721
                                                       ---------
                  Total minimum lease payments           190,626
          Less interest                                   42,034
                                                       ---------
          Present value of lease payments              $ 148,592
                                                       =========

     The Company maintains a noncancelable operating lease for office space with maturity in 1998. The following is a schedule of future minimum rental payments required under the leases at December 31, 1996:

          1997                                    $ 5,736
          1998                                      1,912
          1999                                         --
          2000                                         --
          2001                                         --
          Thereafter                                   --
                                                  -------
                  Total                           $ 7,648
                                                  =======

     In addition to this noncancelable capital lease, the Company also leases certain assets on a month-to-month basis. Rent expense totaled $37,389 for the year ended December 31, 1996.

8.   EQUITY INTERESTS

     COMMON STOCK

     The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                                 AMOUNT
                            SHARES                            CONTRIBUTED
          SHARES          ISSUED AND         PAR VALUE         FOR COMMON
        AUTHORIZED       OUTSTANDING         PER SHARE           STOCK
       ------------     -------------       -----------      -------------
          8,000            8,000               None              $88,900

9.   RELATED-PARTY TRANSACTIONS

     Subsequent to year-end, in April 1997, the parents of the shareholders demanded payment on their obligations. The Company paid all outstanding principal due on these notes on April 24, 1997.

10.  SUBSEQUENT EVENT

     On March 30, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $2,609,000. The acquisition was consummated on May 29, 1997. The acquisition has been accounted for using the pooling-of-interests method.

                         COMMUNICATION CONCEPTS, INC.
                          d.b.a VOICE-TEL OF BOSTON


        FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Communication Concepts, Inc.:

We have audited the accompanying balance sheet of COMMUNICATION CONCEPTS, INC. d.b.a. VOICE-TEL OF BOSTON (a Massachusetts corporation) as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Communication Concepts, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 13, 1997

                         COMMUNICATION CONCEPTS, INC.

                          d.b.a. VOICE-TEL OF BOSTON


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                    ASSETS

                                                                1996        1997
                                                            ----------   -----------
                                                                         (Unaudited)
CURRENT ASSETS:
  Cash                                                       $ 168,570   $  245,087
  Accounts receivable, less allowance for uncollectible
    accounts of $29,606 and $26,846 in 1996 and 1997,
    respectively                                               359,980      389,447
                                                            ----------   -----------
          Total current assets                                 528,550      634,534
                                                            ----------   -----------
PROPERTY AND EQUIPMENT (NOTE 5)                                992,342    1,013,510
  Less accumulated depreciation                               (616,836)    (643,933)
                                                            ----------   -----------
          Net property and equipment                           375,506      369,577
                                                            ----------   -----------
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF
  $26,250 AND $27,187 IN 1996 AND 1997, RESPECTIVELY            48,750       47,813
                                                            ----------   -----------
          Total assets                                       $ 952,806   $1,051,924
                                                            ==========   ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                   $ 559,260   $  631,452
  Deferred revenue                                             333,916      310,676
  Current portion of capital lease obligations                  18,726        9,279
                                                            ----------   -----------
          Total current liabilities                            911,902      951,407
                                                            ----------   -----------
LONG-TERM OBLIGATIONS (NOTE 6):
  Capital lease obligations                                        798            0
                                                            ----------   -----------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  Common stock (Note 8)                                         50,000       50,000
  Retained (deficit) equity                                     (9,894)      50,517
                                                            ----------   -----------
          Total shareholders' equity                            40,106      100,517
                                                            ----------   -----------
          Total liabilities and shareholders' equity         $ 952,806   $1,051,924
                                                            ==========   ===========


     The accompanying notes are an integral part of these balance sheets.

                         COMMUNICATION CONCEPTS, INC.

                          d.b.a. VOICE-TEL OF BOSTON


                           STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997



                                                      1996         1997
                                                  -----------   -----------
                                                                (Unaudited)

REVENUES                                            2,684,708      683,164

COST OF SALES                                         763,043      196,736
                                                  -----------   -----------
          Gross margin                              1,921,665      486,428
                                                  -----------   -----------
OPERATING EXPENSES:
  Selling and marketing                               496,149      134,096
  General and administrative                          921,013      243,690
  Depreciation and amortization                       151,308       28,034
                                                  -----------   -----------
     Total operating expenses                       1,568,470      405,820
                                                  -----------   -----------
OPERATING INCOME                                      353,195       80,608

OTHER INCOME (EXPENSE):
  Interest expense                                     (5,392)        (363)
  Other, net                                              593          166
                                                  -----------   -----------
NET INCOME                                         $  348,396     $ 80,411
                                                  ===========   ===========



       The accompanying notes are an integral part of these statements.

                         COMMUNICATION CONCEPTS, INC.

                          d.b.a. VOICE-TEL OF BOSTON


                       STATEMENT OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                COMMON STOCK      RETAINED
                             ------------------
                              SHARES   AMOUNT     DEFICIT       TOTAL
                             -------- --------- ------------ -----------
BALANCE, JANUARY 1, 1996      16,000   $50,000   $(172,382)   $(122,382)

  Dividends to shareholders        0         0    (185,908)    (185,908)
  Net income                       0         0     348,396      348,396
                             -------- --------- ------------ -----------
BALANCE, DECEMBER 31, 1996    16,000   $50,000   $  (9,894)   $  40,106
                             ======== ========= ============ ===========



        The accompanying notes are an integral part of this statement.

                         COMMUNICATION CONCEPTS, INC.

                          d.b.a. VOICE-TEL OF BOSTON


                           STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                               1996        1997
                                                                           -----------  -----------
                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $ 348,396     $ 80,411
                                                                           -----------  -----------
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                            151,308       28,034
     Changes in operating assets and liabilities:
       Increase in accounts receivable, net                                   (46,890)     (29,467)
       Increase in accounts payable and accrued expenses                       95,325       72,192
       Increase (decrease) deferred revenue                                    78,710      (23,240)
                                                                           -----------  -----------
            Total adjustments                                                 278,453       47,519
                                                                           -----------  -----------
            Net cash provided by operating activities                         626,849      127,930
                                                                           -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                     (261,369)     (21,168)
                                                                           -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital lease obligations                             (96,447)     (10,245)
  Dividends paid to shareholders                                             (185,908)     (20,000)
                                                                           -----------  -----------
            Net cash used in financing activities                            (282,355)     (30,245)
                                                                           -----------  -----------
NET INCREASE  IN CASH                                                          83,125       76,517

CASH AT BEGINNING OF PERIOD                                                    85,445      168,570
                                                                           -----------  -----------
CASH AT END OF PERIOD                                                       $ 168,570     $245,087
                                                                           ===========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                    $   5,392     $    363
                                                                           ===========  ===========

       The accompanying notes are an integral part of these statements.

                         COMMUNICATION CONCEPTS, INC.

                          d.b.a. VOICE-TEL OF BOSTON


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1.   ORGANIZATION, BASIS OF PRESENTATION, AND NATURE OF BUSINESS

     ORGANIZATION

     Communication Concepts, Inc. d.b.a. Voice-Tel of Boston ("VTB") is an S corporation referred to herein as the "Company." The Company was incorporated in Boston, Massachusetts, on January 10, 1990.

     NATURE OF BUSINESS

     The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the greater metropolitan Boston area.

     BASIS OF PRESENTATION

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of VTB in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within this report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the capital lease obligations approximates their carrying value as of December 31, 1996.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for furniture and fixtures, and computer equipment, and three years for computer software. The cost of installed equipment includes expenditures for installation. Assets recorded under leasehold improvements are depreciated over the shorter of their useful lives or the term of the related leases.

     INTANGIBLE ASSETS

     Purchased intangible assets, which include a franchise agreement, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or term of the agreement (20 years for the franchise agreement).

     Intangible balances consisted of the following at December 31, 1996:

          Franchise agreement                          $ 75,000
            Less accumulated amortization               (26,250)
                                                       ---------
          Intangibles, net                             $ 48,750
                                                       =========

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheet as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly, semiannual, or annual billing cycles.

     COST OF SERVICES

     Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the individual shareholders are allocated the Company's taxable income.

     REGULATION

     The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effect of intense competition in information and telecommunications services markets, including, among other things, the consequent effect on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 13% of the Company's sales were derived through one single entity during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENTS

     The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The

     Company is periodically required to pay other special franchise fees and assessments. During 1996, royalties, franchise fees, and other assessments totaled $247,000.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

          Computer software                                 $   1,454
          Messaging computer systems                          958,356
          Office furniture, fixtures, and equipment            25,825
          Leasehold improvements                                6,707
                                                            ----------
                                                              992,342
          Less accumulated depreciation                      (616,836)
                                                            ----------
          Property and equipment, net                       $ 375,506
                                                            ==========

6.   LONG-TERM OBLIGATIONS

     CAPITAL LEASE OBLIGATIONS

     The Company leases certain equipment under agreements which are classified as capital leases. Most of these equipment leases have purchase options at the end of the original lease term. Aggregate future minimum payments as of December 31, 1996 consist of the following:

          1997                                                   $19,429
          1998                                                       804
                                                                 --------
                    Total minimum lease payments                  20,233

          Amounts representing interest                             (709)
                                                                 --------
          Present value of net minimum payments                  $19,524
                                                                 ========

7.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Company has entered into various operating leases for facilities and equipment used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of December 31, 1996 are as follows:

          1997                                         $ 92,492
          1998                                           52,921
          1999                                           45,746
          2000                                                0
          2001                                                0
          Thereafter                                          0
                                                      ---------
                                                       $191,159
                                                      ---------

     Rental expense under operating leases amounted to $113,091 for the year ended December 31, 1996.

8.   EQUITY INTERESTS

     COMMON STOCK

     The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                                    AMOUNT
                                   SHARES                         CONTRIBUTED
          SHARES                 ISSUED AND       PAR VALUE       FOR COMMON
        AUTHORIZED              OUTSTANDING       PER SHARE          STOCK
     ---------------          ---------------   -------------   ---------------
          20,000                   16,000           None            $50,000

9.   SUBSEQUENT EVENT

     On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $5,148,000. The acquisition is intended to be accounted for using the pooling-of-interests method.

             HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN
                                      AND
              VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN
                     d.b.a. VOICE-TEL OF CENTRAL MICHIGAN

   COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                        TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Hi-Pak Systems, Inc. d.b.a. Voice-Tel of Michigan and Voice Messaging Development Corporation of Michigan d.b.a. Voice-Tel of Central Michigan:

We have audited the accompanying combined balance sheet of HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN AND VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN d.b.a. VOICE-TEL OF CENTRAL MICHIGAN as of December 31, 1996 and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 20, 1997

               HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN
                                      AND
              VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN
                     d.b.a. VOICE-TEL OF CENTRAL MICHIGAN

                            COMBINED BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                    ASSETS

                                                               1996         1997
                                                           ------------ -------------
                                                                         (Unaudited)
CURRENT ASSETS:
  Cash                                                      $  147,305  $    81,436
  Accounts receivable, net of allowance for
   uncollectible accounts of $17,000 in 1996 and 1997          138,264      133,358
  Prepaids and other current assets                              6,821        4,068
                                                           ------------ -------------
         Total current assets                                  292,390      218,862
                                                           ------------ -------------
PROPERTY AND EQUIPMENT                                       1,204,214    1,201,018
  Less accumulated depreciation                               (702,006)    (754,698)
                                                           ------------ -------------
         Net property and equipment                            502,208      446,320
                                                           ------------ -------------
OTHER ASSETS:
  Franchise fees, net of accumulated amortization of
   $40,500 and $42,812 in 1996 and 1997, respectively          109,500      107,188
  Organizational costs, net of accumulated
   amortization of $4,932 and $5,162 in 1996 and
   1997, respectively                                            1,843        1,613
  Other                                                          1,270        1,270
                                                           ------------ -------------
         Total other assets                                    112,613      110,071
                                                           ------------ -------------
         Total assets                                      $   907,211  $   775,253
                                                           ============ =============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $    28,527  $    20,655
  Accrued expenses                                              65,578       31,219
  Deferred revenue                                              58,987       58,987
  Current portion of long-term debt                             92,291       84,136
                                                           ------------ -------------
         Total current liabilities                             245,383      194,997
                                                           ------------ -------------
LONG-TERM LIABILITIES (NOTE 6):
  Long-term debt                                                64,060       50,363
                                                           ------------ -------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  Common stock:
    Voice Messaging Development Corporation of Michigan,
     no  par value; 60,000 shares authorized, 1,075
     shares issued and outstanding in 1996 and 1997             28,000       28,000

    Hi-Pak Systems, Inc., no par value; 50,000 shares
     authorized, 45,000 shares issued and
      outstanding in 1996 and 1997                         $    45,000   $   45,000
  Additional paid-in capital                                   149,860      149,860
  Retained earnings                                            374,908      307,033
                                                           ------------ -------------
         Total shareholders' equity                            597,768      529,893
                                                           ------------ -------------
         Total liabilities and shareholders' equity        $   907,211   $  775,253
                                                           ============ =============

 The accompanying notes are an integral part of these combined balance sheets.

               HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN
                                      AND
              VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN
                     d.b.a. VOICE-TEL OF CENTRAL MICHIGAN

                       COMBINED STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997



                                                    1996         1997
                                               ------------- -------------
                                                              (Unaudited)
REVENUES                                       $  1,695,447  $   442,283

COST OF SALES                                       277,142       72,510
                                               ------------- -------------
         Gross margin                             1,418,305      369,773
                                               ------------- -------------
OPERATING EXPENSES:
  Selling and marketing                             328,500      112,984
  General and administrative                        751,589      149,042
  Depreciation and amortization                     234,596       59,379
                                               ------------- -------------
         Total operating expenses                 1,314,685      321,405
                                               ------------- -------------
OPERATING INCOME                                    103,620       48,368
                                               ------------- -------------
OTHER INCOME (EXPENSE):
  Interest income                                     4,927          352
  Rental income                                       9,400            0
  Interest expense                                  (40,623)      (6,529)
  Loss on sale of asset                                   0       (5,066)
                                               ------------- -------------
         Total other expenses                       (26,296)     (11,243)
                                               ------------- -------------
NET INCOME                                     $     77,324  $    37,125
                                               ============= =============

   The accompanying notes are an integral part of these combined statements.

               HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN
                                      AND
              VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN
                     d.b.a. VOICE-TEL OF CENTRAL MICHIGAN

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                         VOICE MESSAGING
                                     DEVELOPMENT CORPORATION           HI-PAK
                                           OF MICHIGAN              SYSTEMS, INC.
                                          COMMON STOCK              COMMON STOCK         ADDITIONAL
                                    -------------------------  ----------------------     PAID-IN       RETAINED
                                       SHARES       AMOUNT       SHARES      AMOUNT       CAPITAL       EARNINGS        TOTAL
                                    -----------  ------------  ---------- -----------  ------------  -------------  ------------
BALANCE, JANUARY 1, 1996                1,042      $24,000        5,000   $  45,000    $   150,060   $   297,584    $ 516,644

  Issuance of common stock                 33        4,000            0           0              0             0        4,000
  Net income                                0            0            0           0              0        77,324       77,324
  Distributions to shareholders             0            0            0           0           (200)            0         (200)
                                    -----------  ------------  ---------- -----------  ------------  -------------  ------------
BALANCE, DECEMBER 31, 1996              1,075      $28,000        5,000   $  45,000    $   149,860   $   374,908    $ 597,768
                                    ===========  ============  ========== ===========  ============  =============  =============

    The accompanying notes are an integral part of this combined statement.

               HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN
                                      AND
              VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN
                     d.b.a. VOICE-TEL OF CENTRAL MICHIGAN

                       COMBINED STATEMENT OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                           1996                     1997
CASH FLOWS FROM OPERATING ACTIVITIES:                               -----------------          --------------
                                                                                                 (Unaudited)
  Net income                                                        $         77,324           $      37,125
                                                                    -----------------          --------------
  Adjustments to reconcile net income to net cash provided by operating activities:
      Bad debt expense                                                         2,000                      --
      Loss on sale of asset                                                       --                   5,066
      Depreciation and amortization                                          234,596                  59,379
      Changes in assets and liabilities:
        Accounts receivable                                                    8,813                   4,906
        Prepaid and other current assets                                       5,319                   2,753
        Other assets                                                          10,528                      --
        Accounts payable                                                      (7,568)                 (7,872)
        Accrued expenses                                                       5,938                 (34,359)
        Deferred revenue                                                       9,838                      --
                                                                    -----------------          --------------
          Total adjustments                                                  269,464                  29,873
                                                                    -----------------          --------------
          Net cash provided by operating activities                          346,788                  66,998
                                                                    -----------------          --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                        (170,169)                 (6,015)
                                                                    -----------------          --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                                    27,172                      --
  Principal repayments on long-term debt                                    (135,670)                (21,852)
  Proceeds from common stock issuance                                          4,000                      --
  Distributions to shareholders                                                 (200)               (105,000)
                                                                    -----------------          --------------
          Net cash used in financing activities                             (104,698)               (126,852)
                                                                    -----------------          --------------
NET INCREASE (DECREASE) IN CASH                                               71,921                 (65,869)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              75,384                 147,305
                                                                    -----------------          --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                          $        147,305           $      81,436
                                                                    -----------------          --------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                            $         40,623           $       6,529
                                                                    =================          ==============

   The accompanying notes are an integral part of these combined statements.

               HI-PAK SYSTEMS, INC. d.b.a. VOICE-TEL OF MICHIGAN
                                      AND
              VOICE MESSAGING DEVELOPMENT CORPORATION OF MICHIGAN
                     d.b.a. VOICE-TEL OF CENTRAL MICHIGAN

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1.   ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     Hi-Pak Systems, Inc. d.b.a. Voice-Tel of Michigan and Voice Messaging Development Corporation of Michigan d.b.a. Voice-Tel of Central Michigan are separate corporations which have common ownership and are collectively referred to herein as the "Companies." Hi-Pak Systems, Inc. d.b.a. Voice-Tel of Michigan and Voice Messaging Development Corporation of Michigan d.b.a. Voice-Tel of Central Michigan were incorporated in Michigan on May 1, 1988 and April 1, 1994, respectively.

     NATURE OF BUSINESS

     The Companies provide digital voice messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Companies' computer processing equipment using commercially available telephone lines. The Companies provide digital messaging service in the state of Michigan.

     BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of Hi-Pak Systems, Inc. d.b.a. Voice-Tel of Michigan and Voice Messaging Development Corporation of Michigan d.b.a. Voice-Tel of Central Michigan. Both are related through common ownership and management. All significant intercompany transactions have been eliminated.

     The accompanying combined financial statements of the Companies are prepared on the accrual basis of accounting and present their combined assets, liabilities, revenues, expenses, and cash flows as if the Companies existed as a single corporation during the period presented.

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of the Companies, in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Companies, all adjustments (consisting only of normal, recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within this report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt approximates its carrying value as of December 31, 1996.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are seven years for furniture and fixtures and five years for office equipment and computer equipment. The cost of installed equipment includes expenditures for installation. Leasehold improvements are depreciated over the shorter of their useful lives or the terms of the related leases.

     INTANGIBLE ASSETS

     Purchased intangible assets, which include a franchise agreement and organization costs, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or term of the agreement (15 years for franchise agreement).

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Companies perform services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Companies' customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Companies have elected to be treated as small business S Corporations for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the Companies' level, the individual shareholders are allocated their proportionate shares of the Companies' taxable income or loss.

     REGULATION

     The Companies are subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Companies do not own a transmission network and, accordingly, rely on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of their subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Companies is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Companies' products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effect of intense competition in information and telecommunications services markets, including, among other things, the consequent effect on the prices that the Companies may charge for their products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Companies to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Companies' risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 47% of the Companies' sales were derived through a single national account during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENT

     The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1) in 1988 by Hi-Pak Systems, Inc. d.b.a. Voice-Tel of Michigan and 1994 by Voice Messaging Development Corporation of Michigan d.b.a. Voice-Tel of Central Michigan. The terms of the franchise agreements are 15 years, with an option to renew for an additional 10 years. The Companies are required to pay a monthly royalty in an amount equal to 10% of gross sales. In addition, the Companies are required to pay a monthly marketing and promotion fee of 2% of gross sales. The Companies are periodically required to pay other special franchise fees and assessments.

     In conjunction with the execution of the franchise agreement, the Companies have agreed to act as the service representative of VTE within their franchise areas. As consideration for this, the Companies receive a monthly fee equal to a range of 20% to 60% of the royalties they pay to VTE. During 1996, royalties, franchise fees, and other assessments totaled $141,828, net of any service representative fees received and are included in selling and marketing expenses on the accompanying statements of operations.

 5.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

          Telephone equipment                                    $ 1,140,690
          Furniture and fixtures                                      54,313
          Vehicles                                                     9,211
                                                                 ------------
                                                                   1,204,214
          Less accumulated depreciation and amortization            (702,006)
                                                                 ------------
          Property and equipment, net                            $   502,208
                                                                 ============

6.   LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1996:

          Note payable to bank; secured by all assets of the
          Companies and the personal guarantees of the
          majority shareholders of the Companies; monthly
          principal installments of $1,608, plus interest at
          9.9% per annum, through June 1998                        $32,856

          Notes payable to other; secured by various
          equipment, monthly installments of $1,610, plus
          interest at 10% to 15.25% per annum, through July
          1997                                                       3,438

          Note payable to bank; secured by various
          equipment; monthly installments of $937, including
          interest at 8.08% per annum, through January 2000         29,976

          Note payable to bank secured by all assets of the
          Companies and the personal guarantees of the
          shareholders of the Companies; monthly
          installments of $5,098 including interest at 7.75%
          per annum, through June 1998                              86,919

          Note payable to bank secured by a vehicle; monthly
          installments of $278 including interest at 9.5%
          per annum, through January 1998                      $  3,162
                                                               ---------
          Total long-term debt                                  156,351

          Less current portion                                  (92,291)
                                                               ---------
                                                               $ 64,060
                                                               =========

     FUTURE MATURITIES

     Long-term debt maturities for the years subsequent to December 31, 1996 are as follows:

          Years ending December 31:
            1997                                      $ 92,291
            1998                                        53,153
            1999                                        10,754
            2000                                           153
                                                      ----------
                                                      $ 156,351
                                                      ==========

7.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Companies lease certain facilities used in their operations under noncancelable operating lease agreements. Aggregate future minimum rental commitments under noncancelable operating leases as of December 31, 1996 are as follows:

          1997                                        $ 12,208
          1998                                           3,420
          1999                                           1,140
                                                      ---------
                                                      $ 16,768
                                                     ==========

     Rental expense under operating leases amounted to $21,114 for the year ended December 31, 1996.

8.   DEFERRED COMPENSATION PLAN

     PROFIT-SHARING PLAN

     The Companies participate in a noncontributory profit-sharing plan covering all full-time employees. Contributions to the plan are discretionary. The contribution by the Companies to the plan for the year ended December 31, 1996 was $35,000.

9.   SUBSEQUENT EVENT

     On May 2, 1997, the Companies entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere with a value of approximately $3,453,000. The merger has been accounted for under the pooling-of-interests method.

                    VOICE-NET COMMUNICATIONS SYSTEMS, INC.
                         d.b.a. VOICE-TEL OF NEW YORK


                          FINANCIAL STATEMENTS AS OF
                     DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Voice-Net Communications Systems, Inc.:

We have audited the accompanying balance sheet of VOICE-NET COMMUNICATIONS SYSTEMS, INC. d.b.a. VOICE-TEL OF NEW YORK (a New York S corporation) as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voice Net Communications Systems, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 13, 1997

                    VOICE-NET COMMUNICATIONS SYSTEMS, INC.

                         d.b.a. VOICE-TEL OF NEW YORK


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                    ASSETS


                                                      1996        1997
                                                  -----------  -----------
                                                               (Unaudited)

CURRENT ASSETS:
Cash                                              $  182,054   $  190,446
Accounts receivable, less allowance for
  uncollectible accounts of $3,000 in
  1996 and 1997                                      158,079      173,653
Due from affiliated company                           47,958       20,412
Prepaid expenses and other current
  assets                                               8,194        6,063
                                                  -----------  -----------
     Total current assets                            396,285      390,574
                                                  -----------  -----------
PROPERTY AND EQUIPMENT (NOTE 5)                    1,028,293    1,028,753
  Less accumulated depreciation                     (617,245)    (655,055)
                                                  -----------  -----------
     Net property and equipment                      411,048      373,698
                                                  -----------  -----------
INTANGIBLE AND OTHER ASSETS, NET OF ACCUMULATED
  AMORTIZATION OF $21,000 AND $21,625 IN
  1996 AND 1997, RESPECTIVELY                         36,671       36,046
                                                  -----------  -----------
     Total assets                                 $  844,004   $  800,318
                                                  ===========  ===========

               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities        $  150,138   $  159,397
  Deferred revenue                                    75,081       74,991
  Current portion of long-term debt and
   capital lease obligations                         107,532      103,883
                                                  -----------  -----------
     Total current liabilities                       332,751      338,271
                                                  -----------  -----------
LONG-TERM LIABILITIES (NOTE 6):
  Long-term debt and capital lease obligations        96,471       74,365
                                                  -----------  -----------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  Common stock (Note 8)                              400,000      400,000
  Retained earnings                                  144,782      117,682
  Treasury stock, at cost                           (130,000)    (130,000)
                                                  -----------  -----------
     Total shareholders' equity                      414,782      387,682
                                                  -----------  -----------
     Total liabilities and shareholders' equity   $  844,004   $  800,318
                                                  ===========  ===========

     The accompanying notes are an integral part of these balance sheets.

                     VOICE-NET COMMUNICATIONS SYSTEMS, INC.

                          d.b.a. VOICE-TEL OF NEW YORK


                            STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                1996         1997
                                             -----------  -----------
                                                          (Unaudited)

REVENUES                                      1,561,865      433,973

COST OF SALES                                   221,790       80,021
                                             -----------  -----------
 Gross margin                                 1,340,075      353,952
                                             -----------  -----------
OPERATING EXPENSES:
  Selling and marketing                         328,461      109,638
  General and administrative                    542,808      101,869
  Depreciation and amortization                 152,354       38,435
                                             -----------  -----------
     Total operating expenses                 1,023,623      249,942
                                             -----------  -----------
OPERATING INCOME                                316,452      104,010

OTHER INCOME (EXPENSE):
  Interest expense                              (24,062)      (6,029)
  Other, net                                      7,428          591
                                             -----------  -----------
INCOME BEFORE LOCAL INCOME TAXES                299,818       98,572

LOCAL INCOME TAX PROVISION                       26,190       12,962
                                             -----------  -----------
NET INCOME                                   $  273,628     $ 85,610
                                             ===========  ===========

        The accompanying notes are an integral part of these statements.

                     VOICE-NET COMMUNICATIONS SYSTEMS, INC.

                          d.b.a. VOICE-TEL OF NEW YORK


                      STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                COMMON STOCK        TREASURY STOCK       (ACCUMULATED
                              ---------------      ----------------    DEFICIT)/RETAINED
                              SHARES   AMOUNT      SHARES    AMOUNT        EARNINGS                TOTAL
                              ------   ------      ------    ------        --------                -----
BALANCE, JANUARY 1, 1996      220.44  $400,000      89.56  $(130,000)      $(81,388)            $188,612

 Dividends to shareholders      0.00         0       0.00          0        (47,458)             (47,458)
 Net income                     0.00         0       0.00          0        273,628              273,628
                              ------  --------      -----  ----------      --------             ---------
BALANCE, DECEMBER 31, 1996    220.44  $400,000      89.56  $(130,000)      $144,782             $414,782
                              ======  ========      =====  ==========      ========             =========

         The accompanying notes are an integral part of this statement.

                     VOICE-NET COMMUNICATIONS SYSTEMS, INC.

                          d.b.a. VOICE-TEL OF NEW YORK


                            STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                         1996        1997
                                                                      ----------  -----------
                                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                           $  273,628  $    85,610
                                                                      ----------  -----------
 Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                       152,354       38,435
     Changes in operating assets and liabilities:
       Increase in accounts receivable, net                              (11,818)     (15,574)
       Decrease in prepaids and other current assets                         571        2,131
       (Increase) decrease in due from affiliate                         (15,287)      27,546
       Increase in accounts payable and accrued
        liabilities                                                       51,823        9,260
       Increase (decrease) in deferred revenue                             3,248          (90)
                                                                      ----------   ----------
        Total adjustments                                                180,891       61,708
                                                                      ----------   ----------
        Net cash provided by operating activities                        454,519      147,318
                                                                      ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                (239,908)        (461)
                                                                      ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                                  (103,357)     (25,755)
  Dividends paid to shareholders                                         (47,458)    (112,710)
                                                                      ----------   ----------
        Net cash used in financing activities                           (150,815)    (138,465)
                                                                      ----------   ----------
NET INCREASE IN CASH                                                      63,796        8,392

CASH AT BEGINNING OF PERIOD                                              118,258      182,054
                                                                      ----------   ----------
CASH AT END OF PERIOD                                                 $  182,054   $  190,446
                                                                      ==========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                              $   25,076   $    4,612
                                                                      ==========   ==========

  Cash paid for local income taxes                                    $   14,222   $   12,637
                                                                      ==========   ==========

       The accompanying notes are an integral part of these statements.

                     VOICE-NET COMMUNICATIONS SYSTEMS, INC.

                          d.b.a. VOICE-TEL OF NEW YORK


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. ORGANIZATION, BASIS OF PRESENTATION, AND NATURE OF BUSINESS

   ORGANIZATION

   Voice Net Communications Systems, Inc. d.b.a. Voice-Tel of New York is an S corporation referred to herein as the "Company." The Company was incorporated in New York on December 31, 1988.

   NATURE OF BUSINESS

   The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the greater metropolitan New York area.

   BASIS OF PRESENTATION

   The March 31, 1997 financial statements are unaudited and have been prepared by the management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal, recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within this report.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of the long-term debt approximates its carrying value as of December 31, 1996.

   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for furniture and fixtures, five to seven years for office equipment, and five years for computer equipment. The cost of installed equipment includes expenditures for installation. Assets recorded under leasehold improvements are depreciated over the shorter of their useful lives or the term of the related leases.

   INTANGIBLE ASSETS

   Purchased intangible assets, which include a franchise agreement, goodwill, and noncompete covenants, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or term of the agreement (20 years for the franchise agreement and goodwill).

   Intangible balances consisted of the following at December 31, 1996:

          Franchise agreement                               $ 45,000
          Goodwill                                            10,000
          Less accumulated amortization                      (21,000)
                                                            ---------
          Intangible assets, net                            $ 34,000
                                                            =========

   LONG-LIVED ASSETS

   Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

   REVENUE RECOGNITION AND DEFERRED REVENUES

   Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

   COST OF SERVICES

   Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

   INCOME TAXES

   The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the individual shareholder is allocated the Company's taxable income. New York City does not recognize an S corporation for income tax purposes. As a result, provisions for New York City general corporation taxes have been recorded in the accompanying statements of operations.

   REGULATION

   The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

   SOURCE OF SUPPLIES

   The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

   FACTORS IMPACTING FUTURE SUCCESS

   The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effect of intense competition in information and telecommunications services markets, including, among other things, the consequent effect on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

   Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 50% of the Company's sales were derived through one single entity during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4. FRANCHISE AGREEMENTS

   The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years with an option in 2010 to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty fee in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

   As an original master franchisee of VTE, the Company is entitled to a monthly fee equal to 60% of the royalties its pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $78,666, net of any service representative fees received and are included in selling and marketing expenses on the accompanying Statements of Operations.

5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 1996:

          Messaging computer systems and software           $  920,970
          Office furniture, fixtures, and equipment            106,823
          Leasehold improvements                                   500
                                                            -----------
                                                             1,028,293
          Less accumulated depreciation                       (617,245)
                                                            -----------
          Property and equipment, net                       $  411,048
                                                            ===========

6. LONG-TERM OBLIGATIONS

   LONG-TERM DEBT

   Long-term debt as of December 31, 1996 consisted of a note payable to former shareholders of the franchise due in 60 monthly installments of $3,750 plus interest at a rate of prime, not to exceed 7% (7% at December 31, 1996) with the balance due January 31, 1999 and collateralized by 303 shares of the Company as well as personal guarantees of the principal shareholders of the Company.

   Maturities of long-term debt at December 31, 1996 are as follows:

               1997                               $ 54,242
               1998                                 58,169
               1999                                  5,030
                                                  --------
                                                  $117,441
                                                  ========

   CAPITAL LEASE OBLIGATIONS

   The Company leases certain equipment under agreements which are classified as capital leases. Most of these equipment leases have purchase options at the end of the original lease term. Aggregate future minimum payments at December 31, 1996 in the aggregate consist of the following:

          1997                                              $ 60,992
          1998                                                24,483
          1999                                                11,446
          2000                                                   954
          2001                                                     0
                                                            ---------
                    Total minimum lease payments              97,875
          Amounts representing interest                      (11,312)
                                                            ---------
          Present value of net minimum payments             $ 86,563
                                                            =========

7. COMMITMENTS AND CONTINGENCIES

   LEASE OBLIGATIONS

   The Company has entered into various operating leases for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of December 31, 1996 are as follows:

          1997                                              $142,043
          1998                                               137,796
          1999                                               115,582
          2000                                               115,582
          2001                                                89,530
          Thereafter                                          46,494
                                                            --------
                                                            $647,027
                                                            ========

   Rental expense under operating leases amounted to $148,879 for the year ended December 31, 1996.

8. EQUITY INTERESTS

   COMMON STOCK

   The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                                  AMOUNT
                                                        PAR     CONTRIBUTED
                             SHARES                    VALUE        FOR
          SHARES           ISSUED AND     TREASURY      PER       COMMON
        AUTHORIZED        OUTSTANDING       STOCK      SHARE       STOCK
        ----------        -----------     --------    -------   -----------
            310              220.44         89.56       None      $400,000

9. RELATED-PARTY TRANSACTIONS

   TRANSACTIONS WITH AFFILIATED COMPANY

   The Company's majority shareholders also own a 75% interest in Voice-Tel of Long Island. The Company provides various management and administrative services for Voice-Tel of Long Island and also provides technical services on behalf of VTE. As consideration for the technical services provided, the Company receives a monthly fee equal to 60% of the royalties that Voice-Tel Long Island pays to VTE. During 1996, total revenues recorded by the Company for affiliated company transactions totaled $22,988. At December 31, 1996, the Company had a receivable of $47,958 from Voice-Tel of Long Island related to the above services provided and other payments made on behalf of Voice-Tel of Long Island.

10. SUBSEQUENT EVENT

   On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $3,710,000. The acquisition is intended to be accounted for using the pooling-of-interests method.

                            DOWD ENTERPRISES, INC.
                                AND SUBSIDIARY


                       CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Dowd Enterprises, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of DOWD ENTERPRISES, INC. (an Ohio S corporation) AND SUBSIDIARY as of December 31, 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dowd Enterprises, Inc. and subsidiary as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 6, 1997

                            DOWD ENTERPRISES, INC.

                                AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                    ASSETS

                                                                     1996          1997
                                                                 ------------   -----------
                                                                                (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                          $234,201    $ 301,365
  Accounts receivable, less allowance for
   uncollectible accounts of $0 in 1996 and 1997                       78,572       87,696
  Prepaid expenses and other current assets                             1,867          575
                                                                 ------------   -----------
     Total current assets                                             314,640      389,636
                                                                 ------------   -----------
PROPERTY AND EQUIPMENT                                                625,540      625,540
  Less accumulated depreciation                                      (379,211)    (403,723)
                                                                 ------------   -----------
     Net property and equipment                                       246,329      221,817
                                                                 ------------   -----------
OTHER ASSETS:
  Franchise agreement, net of accumulated amortization
   of $20,361 and $27,924 in 1996 and 1997, respectively               34,849       27,286
  Other                                                                 2,824        2,824
                                                                 ------------   -----------
     Total other assets                                                37,673       30,110
                                                                 ------------   -----------
     Total assets                                                    $598,642    $ 641,563
                                                                 ============   ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                           $ 37,741    $  21,904
  Deferred revenue                                                     64,795       61,284
  Current portion of debt and leases                                   61,032       46,266
  Other                                                                   350          300
                                                                 ------------   -----------
     Total current liabilities                                        163,918      129,754
                                                                 ------------   -----------
CAPITAL LEASES (NOTE 7)                                                23,643       15,818
                                                                 ------------   -----------
MINORITY INTEREST                                                     172,696      194,198
                                                                 ------------   -----------
COMMITMENTS AND CONTINGENCIES (NOTE 8)

SHAREHOLDERS' EQUITY:
  Common stock                                                            500          500
  Retained earnings                                                   237,885      301,293
                                                                 ------------   -----------
     Total shareholders' equity                                       238,385      301,793
                                                                 ------------   -----------
     Total liabilities and shareholders' equity                      $598,642    $ 641,563
                                                                 ============   ===========

                 The accompanying notes are an integral part
                     of these consolidated balance sheets.

                            DOWD ENTERPRISES, INC.

                                AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                AND THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                              1996          1997
                                          ------------   -----------
                                                         (Unaudited)
REVENUES                                      $872,252     $228,864

COST OF SALES                                  126,998       24,382
                                          ------------   -----------
     Gross margin                              745,254      204,482
                                          ------------   -----------
OPERATING EXPENSES:
  Selling and marketing                        177,456       31,275
  General and administrative                   247,721       54,889
  Depreciation and amortization                127,003       31,509
                                          ------------   -----------
     Total operating expenses                  552,180      117,673
                                          ------------   -----------
OPERATING INCOME                               193,074       86,809

OTHER (EXPENSE) INCOME:
  Interest expense                             (13,710)      (2,683)
  Other, net                                    63,406          784
                                          ------------   -----------
NET INCOME BEFORE MINORITY INTEREST            242,770       84,910

MINORITY INTEREST IN NET INCOME OF
 SUBSIDIARY                                     56,259       21,502
                                          ------------   -----------
NET INCOME                                    $186,511     $ 63,408
                                          ============   ===========



 The accompanying notes are an integral part of these consolidated statements.

                            DOWD ENTERPRISES, INC.

                                AND SUBSIDIARY


                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                               COMMON STOCK    RETAINED
                              --------------
                              SHARES  AMOUNT   EARNINGS     TOTAL
                              ------- ------  ----------  ----------
BALANCE, JANUARY 1, 1996         500    $500  $ 201,774   $ 202,274

  Dividends to shareholders        0       0   (150,400)   (150,400)
  Net income                       0       0    186,511     186,511
                              ------- ------  ----------  ----------
BALANCE, DECEMBER 31, 1996       500    $500  $ 237,885   $ 238,385
                              ======= ======  ==========  ==========



  The accompanying notes are an integral part of this consolidated statement.

                            DOWD ENTERPRISES, INC.

                                AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                1996          1997
                                                            ------------   ----------
                                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $ 186,511    $  63,408
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                               127,003       31,509
     Minority interest in net income of subsidiary                56,259       21,502
     Changes in operating assets and liabilities:
       Accounts receivable                                        (5,378)      (9,124)
       Other current assets                                         (884)       1,292
       Accounts payable and accrued liabilities                    6,770      (15,837)
       Deferred revenue                                            6,521       (3,511)
       Other current liabilities                                    (150)         (50)
                                                            ------------   ----------
         Total adjustments                                       190,141       25,781
                                                            ------------   ----------
         Net cash provided by operating activities               376,652       89,189
                                                            ------------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                         (174,264)           0

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds under line of credit                                   30,000            0
  Principal payments on debt and line of credit                  (53,145)     (22,025)
  Distributions paid to shareholders                            (150,400)           0
                                                            ------------   ----------
         Net cash used in financing activities                  (173,545)     (22,025)
                                                            ------------   ----------
NET INCREASE IN CASH                                              28,843       67,164
                                                            ------------   ----------
CASH AT BEGINNING OF PERIOD                                      205,358      234,201
                                                            ------------   ----------
CASH AT END OF PERIOD                                          $ 234,201    $ 301,365
                                                            ============   ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
   Cash paid for interest                                      $  13,268    $   9,729
                                                            ============   ==========

 The accompanying notes are an integral part of these consolidated statements.

                            DOWD ENTERPRISES, INC.

                                AND SUBSIDIARY


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.   ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     Dowd Enterprises, Inc. and subsidiary ("DEI" or the "Company") is an Ohio S corporation incorporated on January 1, 1990 in Columbus, Ohio. The Company, along with Voice-Tel of Ohio ("VTO"), an Ohio partnership, owns 60% and 40%, respectively, of Columbus Voice Partners d.b.a. Voice-Tel ("CVP").

     NATURE OF BUSINESS

     The Company provides digital voice messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. DEI provides digital voice messaging services in the greater Columbus, Ohio metropolitan area.

     BASIS OF PRESENTATION

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of DEI in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within this report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONSOLIDATION AND MINORITY INTEREST

     The accounts of DEI and its 60%-owned subsidiary, CVP, were combined in the accompanying consolidated financial statements and all material intercompany accounts were eliminated in consolidation. The minority interest in the net assets of CVP represents VTO's 40% direct ownership interest in the net book value and net income of CVP.

     CASH AND CASH EQUIVALENTS

     For financial reporting purposes, cash and cash equivalents include cash on hand and highly liquid money market investments.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for messaging computer systems, three years for computer software and ten years for office furniture and equipment. The cost of installed equipment includes expenditures for installation. Assets recorded under capital leases are depreciated over the shorter of their useful lives or the terms of the related leases.

     FRANCHISE AGREEMENT

     The franchise rights were acquired pursuant to a franchise agreement entered into with VTE. The franchise agreement is recorded at cost in the accompanying consolidated balance sheet. Intangible assets are amortized using the straight-line method over the estimated useful life of the agreement. The franchise agreement is amortized over 20 years.

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of the Company's current assets and current liabilities approximates fair value due to the short term in which these instruments mature. The carrying value of the Company's long-term debt approximates fair value because the interest rates on the term notes and equipment loans approximate prevailing interest rates for similar debt instruments.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheet as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all direct expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Company and its shareholders have elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. As such, the taxable income of the Company is included in the individual tax returns of the shareholders for federal and state income tax purposes.

     REGULATION

     The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management feels that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effect on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 43% of the Company's sales were derived through a single national account during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENTS

     The franchise rights were acquired pursuant to a franchise agreement entered into with VTE. The term of the franchise agreement is 20 years, with an option in 2009 to renew the agreement for an additional 10 years. CVP is required to pay a monthly royalty in an amount equal to a specified percentage of gross sales. The royalty rates are 6% of gross revenues in the first year of the franchise agreement, 8% of gross revenues in the second year, and 10% thereafter. In addition, CVP is required to pay a monthly marketing and promotion fee of 2% of gross sales. CVP is periodically required to pay other special franchise fees and assessments.

     In conjunction with the execution of the franchise agreement, the subsidiary has agreed to act as the service representative of VTE within each of VTE's franchise areas. As consideration for this, CVP receives a monthly fee equal to 40% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled approximately $52,000, net of any service representative fees received.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

          Messaging computer systems                   $ 466,643
          Computer software                               71,252
          Office furniture and equipment                  83,144
          Leasehold improvements                           4,501
                                                     --------------
                                                         625,540
          Less accumulated depreciation                 (379,211)
                                                     --------------
          Property and equipment, net                  $ 246,329
                                                     ==============

  6. LINE OF CREDIT

     The Company maintains a $30,000 line of credit with Huntington National Bank in Columbus, Ohio. The facility is for an indefinite period, as long as the maximum is not exceeded. Interest is compounded monthly at prime (8.25% at December 31, 1996) plus 2%.

     The line of credit is collateralized by accounts receivable. At December 31, 1996, outstanding draws totaled approximately $16,000. At December 31, 1996 the line of credit is included in current portion of debt and leases in the accompanying balance sheet.

7.   LONG-TERM OBLIGATIONS

     CAPITAL LEASE OBLIGATIONS

     The present values of future minimum lease payments as of December 31, 1996 are:

          1997                                                $52,236
          1998                                                 16,109
          1999                                                  5,154
                                                            -----------
               Total minimum lease obligation                  73,499
          Less interest                                         8,045
                                                            -----------
          Present value of lease obligation                   $65,454
                                                            ===========

8.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Company has entered into various operating leases for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of December 31, 1996 are as follows:

          1997                                              $ 48,816
          1998                                                48,914
          1999                                                34,197
          2000                                                 1,650
                                                           ----------
                                                            $133,577
                                                           ==========

     Rent expense under operating leases amounted to $48,887 for the year ended December 31, 1996.

9.   EQUITY INTEREST

     COMMON STOCK

     The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                                                         AMOUNT
                                                                                      CONTRIBUTED
                       SHARES AUTHORIZED,                      PAR VALUE                 FOR
                    ISSUED, AND OUTSTANDING                    PER SHARE             COMMON STOCK
          --------------------------------------------      --------------      -----------------------
                              500                                  $1                    $500

10.  SUBSEQUENT EVENT

     On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,369,000. The acquisition was subject to certain conditions and was consummated on May 2, 1997. The merger has been accounted for under the pooling-of-interests method.

                         D&K COMMUNICATIONS CORPORATION

                        d.b.a. VOICE-TEL OF MEMPHIS AND

                             VOICE-TEL OF NASHVILLE

                           FINANCIAL STATEMENTS AS OF
                      DECEMBER 31, 1996 AND MARCH 31, 1997
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
D&K Communications Corporation
d.b.a. Voice-Tel of Memphis and
Voice-Tel of Nashville:

We have audited the accompanying balance sheet of D&K COMMUNICATIONS CORPORATION d.b.a. VOICE-TEL OF MEMPHIS AND VOICE-TEL OF NASHVILLE (a Tennessee S corporation) as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D&K Communications Corporation d.b.a. Voice-Tel of Memphis and Voice-Tel of Nashville as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 17, 1997

                         D&K COMMUNICATIONS CORPORATION

                        d.b.a. VOICE-TEL OF MEMPHIS AND

                             VOICE-TEL OF NASHVILLE


                                 BALANCE SHEETS

                      DECEMBER 31, 1996 AND MARCH 31, 1997



                                     ASSETS

                                                       1996       1997
                                                     --------- -----------
                                                               (Unaudited)
CURRENT ASSETS:
  Cash                                                $178,786  $207,389
  Accounts receivable, less allowance for
   uncollectible accounts of $0 in 1996
    and 1997                                            81,954    59,180
  Note receivable from a related party (Note 9)          6,871     6,620
                                                      --------- ---------
        Total current assets                           267,611   273,189
                                                      --------- ---------
PROPERTY AND EQUIPMENT (NOTE 5)                        320,087   343,026
  Less accumulated depreciation                       (113,632) (139,617)
                                                      --------- ---------
        Net property and equipment                     206,455   203,409
                                                      --------- ---------
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION
  OF $40,355 AND $41,980 IN 1996 AND 1997,
   RESPECTIVELY                                         89,645    88,020
                                                      --------- ---------
OTHER ASSETS                                               985       985
                                                      --------- ---------
        Total assets                                  $564,696  $565,603
                                                      ========= =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses               $ 67,891  $ 52,160
  Deferred revenue                                      62,250    52,554
  Note payable to a related party                       50,000    50,000
  Current portion of capital lease obligation           17,670    18,411
                                                      --------- ---------
        Total current liabilities                      197,811   173,125
                                                      --------- ---------
LONG-TERM LIABILITIES:
  Capital lease obligations                             18,942    14,052
                                                      --------- ---------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  Common stock (Note 8)                                 30,000    30,000
  Additional paid-in capital                           195,900   195,900
  Retained earnings                                    122,043   152,526
                                                      --------- ---------
        Total shareholders' equity                     347,943   378,426
                                                      --------- ---------
        Total liabilities and shareholders' equity    $564,696  $565,603
                                                      ========= =========

      The accompanying notes are an integral part of these balance sheets.

                        D&K COMMUNICATIONS CORPORATION

                        d.b.a. VOICE-TEL OF MEMPHIS AND

                            VOICE-TEL OF NASHVILLE


                           STATEMENTS OF OPERATIONS

                 FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                      1996        1997
                                                   ----------- ------------
                                                                (Unaudited)
REVENUES                                           $1,510,065     $302,605

COST OF SALES                                         506,315       82,901
                                                   -----------   ----------
        Gross margin                                1,003,750      219,704
                                                   -----------   ----------
OPERATING EXPENSES:
  Selling and marketing                               344,104       75,879
  General and administrative                          364,496       83,389
  Depreciation and amortization                        63,468       27,610
                                                   -----------   ----------
      Total operating expenses                        772,068      186,878
                                                   -----------   ----------
OPERATING INCOME                                      231,682       32,826

INTEREST EXPENSE                                       11,250        2,343
                                                   -----------   ----------
NET INCOME                                         $  220,432    $  30,483
                                                   ===========   ==========

        The accompanying notes are an integral part of these statements.

                         D&K COMMUNICATIONS CORPORATION

                        d.b.a. VOICE-TEL OF MEMPHIS AND

                             VOICE-TEL OF NASHVILLE


                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                             (ACCUMULATED
                              COMMON STOCK       ADDITIONAL    DEFICIT)/
                            ----------------      PAID-IN      RETAINED
                            SHARES    AMOUNT      CAPITAL      EARNINGS   TOTAL
                            ------   -------     ----------  ---------- --------
BALANCE, JANUARY 1, 1996    1,000    $30,000     $195,900    $ (68,389) $157,511

  Dividends to shareholders     0          0            0      (30,000)  (30,000)
  Net income                    0          0            0      220,432   220,432
                            -----    -------     --------     --------  --------
BALANCE, DECEMBER 31, 1996  1,000    $30,000     $195,900     $122,043  $347,943
                            =====    =======     ========     ========  ========

         The accompanying notes are an integral part of this statement.

                        D&K COMMUNICATIONS CORPORATION

                        d.b.a. VOICE-TEL OF MEMPHIS AND

                            VOICE-TEL OF NASHVILLE


                           STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                              1996       1997
                                                           ---------- ----------
                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $220,432   $ 30,483
                                                           ---------- ----------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                           63,468     27,610
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable           (44,398)    22,774
        Increase in other current assets                        (300)         0
        Decrease in accounts payable and accrued expenses    (54,927)   (15,731)
        Decrease in deferred revenue                         (19,244)    (9,696)
                                                           ---------- ----------
         Total adjustments                                   (55,401)    24,957
                                                           ---------- ----------
         Net cash provided by operating activities           165,031     55,440
                                                           ---------- ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                     (72,446)   (22,939)
  Payment received on note receivable from related party       1,106        251
                                                           ---------- ----------
         Net cash used in investing activities               (71,340)   (22,688)
                                                           ---------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                       (33,017)         0
  Principal payments on capital lease obligation             (14,990)    (4,149)
  Dividends paid to shareholders                             (30,000)         0
                                                           ---------- ----------
         Net cash used in financing activities               (78,007)    (4,149)
                                                           ---------- ----------
NET INCREASE IN CASH                                          15,684     28,603

CASH AT BEGINNING OF PERIOD                                  163,102    178,786
                                                           ---------- ----------
CASH AT END OF PERIOD                                       $178,786   $207,389
                                                           ========== ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                    $ 10,606   $  2,194
                                                           ========== ==========

        The accompanying notes are an integral part of these statements.

                         D&K COMMUNICATIONS CORPORATION


                        d.b.a. VOICE-TEL OF MEMPHIS AND


                             VOICE-TEL OF NASHVILLE



                         NOTES TO FINANCIAL STATEMENTS


                               DECEMBER 31, 1996



1. ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

   ORGANIZATION

   D&K Communications Corporation d.b.a. Voice-Tel of Memphis and Voice-Tel of Nashville is an S corporation referred to herein as the "Company." The Company was incorporated in Germantown, Tennessee, on August 20, 1990.

   NATURE OF BUSINESS

   The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the greater metropolitan Memphis and Nashville, Tennessee, areas.

   BASIS OF PRESENTATION

   The March 31, 1997 financial statements are unaudited and have been prepared by the management of Voice-Tel of South Texas, Inc., in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within this report.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are ten years for furniture and fixtures, seven years for office equipment, and five years for computer equipment and automobiles. The cost of installed equipment includes expenditures for installation.

   INTANGIBLE ASSETS

   Purchased intangible assets consist of a franchise agreement which is recorded at cost. This franchise agreement is amortized using the straight-line method over the term of the agreement, which is 20 years.

   LONG-LIVED ASSETS

   Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

   REVENUE RECOGNITION AND DEFERRED REVENUES

   Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheet as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or annual billing cycles.

   COST OF SERVICES

   Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

   INCOME TAXES

   The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the individual shareholders are allocated the Company's taxable income.

   REGULATION

   The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

   SOURCE OF SUPPLIES

   The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

   FACTORS IMPACTING FUTURE SUCCESS

   The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effect of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

   Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 75% of the Company's sales were derived through two entities during 1996. Sales from one entity represented approximately 40% of total sales, while sales from the other entity represented approximately 35% of total sales. Although these entities are national accounts that are managed on a collective basis, they are actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4. FRANCHISE AGREEMENTS

   The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

   In conjunction with the execution of the franchise agreements, the Company has agreed to act as the service representative of VTE within its franchise areas. As consideration for this, the Company receives a monthly fee equal to a range of 20% to 60% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $558,578, net of any service representative fees received.

5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 1996:

               Messaging computer systems                         $259,468
               Office furniture, fixtures, and equipment            25,885
               Computers                                            18,704
               Automobiles                                          16,030
                                                                  ---------
                                                                   320,087
               Less accumulated depreciation                      (113,632)
                                                                  ---------
               Property and equipment, net                        $206,455
                                                                  =========

6. DEBT

   Debt as of December 31, 1996 consisted of an unsecured note payable of $50,000 to a relative of the majority shareholder. This note is payable upon demand for the principal amount plus any accrued interest. It has a stated interest rate of prime (8.25% at December 31, 1996).

   In addition, the Company had a line of credit of $250,000 guaranteed by the shareholders of the Company. It was secured by property owned by the shareholders and had a stated interest rate of prime plus 150 basis points. This line of credit had no balance outstanding on December 31, 1996 and matured on March 5, 1997.

7. COMMITMENTS AND CONTINGENCIES

   CAPITAL LEASE OBLIGATIONS

   The Company leases certain equipment under agreements which are classified as capital leases. Most of these equipment leases have purchase options at the end of the original lease term. Aggregate future minimum payments at December 31, 1996 consist of the following:

            1997                                    $22,431
            1998                                     20,562
                                                    --------
                Total minimum lease payments         42,993
            Amounts representing interest            (6,381)
                                                    --------
            Present value of net minimum payments   $36,612
                                                    ========

   LEASE OBLIGATIONS

   The Company has entered into various operating leases for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of December 31, 1996 are as follows:

            1997                                    $29,848
            1998                                     19,464
                                                    -------
                                                    $49,312
                                                    =======

   The amounts above include $19,464 in 1997 and 1998, which will be paid to the shareholders for the Memphis office lease (Note 9). Rental expense under operating leases amounted to $43,336 for the year ended December 31, 1996. This included $18,897 paid to related parties (Note 9).

8. EQUITY INTERESTS

   COMMON STOCK

   The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                      AMOUNT
                                                   CONTRIBUTED
                           SHARES                      FOR
            SHARES       ISSUED AND   PAR VALUE       COMMON
          AUTHORIZED     OUTSTANDING  PER SHARE       STOCK
          ----------     -----------  ---------   -------------
          2,000,000         30,000      None         $30,000


   The shareholders made additional contributions of $195,900 prior to 1996.

 9. RELATED-PARTY TRANSACTIONS

    At December 31, 1996, the Company had a note payable of $50,000 due to the relative of the majority shareholder. In addition, the shareholders had guaranteed a line of credit on which there was no outstanding balance at December 31, 1996. See Note 6 for the terms of these debt instruments.

    During 1996, the Company leased its Memphis office from the shareholders. Rent expense paid to shareholders in 1996 was $18,897. This lease expired December 31, 1996 but was renewed through December 31, 1998. Payments for the remaining lease term are included in the future obligations in Note 7.

    At December 31, 1996, the Company had a note receivable of $6,871 from an officer, who is also related to the shareholders. This note is unsecured, has a related interest rate of 8.75%, and is payable upon demand. It was repaid in full on May 8, 1997.

10. SUBSEQUENT EVENT

    On April 30, 1997, the Company merged with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $2,664,000. The merger was accounted for using the pooling-of-interests method.

                                AUDIOINFO, INC.

        FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
AudioInfo, Inc.:

We have audited the accompanying balance sheet of AUDIOINFO, INC. (a Texas corporation) as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AudioInfo, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 13, 1997

                                AUDIOINFO, INC.


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997


                                    ASSETS
                                                      1996        1997
                                                   ----------   ----------
                                                               (Unaudited)
CURRENT ASSETS:
 Cash                                              $     917    $   2,511
 Accounts receivable, net of allowance for
  uncollectible accounts of $0 in 1996 and 1997       34,885       31,027
 Advance to shareholder                               30,000       30,000
 Prepaids and other                                      863          863
                                                   ----------   ----------
     Total current assets                             66,665       64,401
                                                   ----------   ----------

PROPERTY AND EQUIPMENT (NOTE 5)                      338,234      338,234
 Less accumulated depreciation                      (302,905)    (321,025)
                                                   ----------   ----------
     Net property and equipment                       35,329       17,209
                                                   ----------   ----------
OTHER ASSETS:
 Franchise agreement, net of accumulated
  amortization of $15,437 and $24,000 in
  1996 and 1997, respectively                         49,563       48,750
   Deferred tax asset                                  5,698        5,698
                                                   ----------   ----------
     Total other assets                               55,261       54,448
                                                   ----------   ----------
     Total assets                                  $ 157,255    $ 136,058
                                                   ==========   ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Income taxes payable                              $  19,642    $   4,081
 Current portion of long-term debt and
  capital leases (Note 6)                             48,311       33,825
                                                   ----------   ----------
     Total current liabilities                        67,953       37,906
                                                   ----------   ----------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
 Common stock, $10 par value; unlimited                1,000        1,000
  shares authorized; 100 shares issued
  and outstanding in 1996 and 1997
 Additional paid-in capital                            4,000        4,000
 Retained earnings                                    84,302       93,152
                                                   ----------   ----------
     Total shareholders' equity                       89,302       98,152
                                                   ----------   ----------
     Total liabilities and shareholders' equity    $ 157,255    $ 136,058
                                                   ==========   ==========

     The accompanying notes are an integral part of these balance sheets.

                                AUDIOINFO, INC.


                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

              AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1997


                                               1996         1997
                                             ---------   -----------
                                                         (Unaudited)
REVENUES                                     $396,230     $ 99,321

COST OF SALES                                  68,328       17,575
                                             ---------   -----------
     Gross margin                             327,902       81,746
                                             ---------   -----------
OPERATING EXPENSES:
 Selling and marketing                         68,956        7,682
 General and administrative                   135,622       56,082
 Depreciation and amortization                 70,915       18,933
                                             ---------   -----------
     Total operating expenses                 275,493       82,697
                                             ---------   -----------
OPERATING INCOME                               52,409         (951)

OTHER (EXPENSE) INCOME:
 Interest expense                             (11,763)      (1,829)
 Other, net                                         0       13,227
                                             ---------   -----------
                                              (11,763)      11,398
                                             ---------   -----------
INCOME BEFORE INCOME TAXES                     40,646       10,447

INCOME TAX PROVISION                            6,096        1,567
                                             ---------   -----------
NET INCOME                                   $ 34,550     $  8,880
                                             =========   ===========

       The accompanying notes are an integral part of these statements.

                                AUDIOINFO, INC.


                       STATEMENT OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                              ADDITIONAL
                               COMMON STOCK    PAID-IN    RETAINED
                              --------------
                              SHARES  AMOUNT   CAPITAL    EARNINGS   TOTAL
                              ------  ------  ----------  --------  -------
BALANCE, JANUARY 1, 1996         100  $1,000      $4,000   $49,752  $54,752

  Net income                       0       0           0    34,550   34,550
                              ------  ------  ----------  --------  -------
BALANCE, DECEMBER 31, 1996       100  $1,000      $4,000   $84,302  $89,302
                              ======  ======  ==========  ========  =======

        The accompanying notes are an integral part of this statement.

                                AUDIOINFO, INC.


                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

              AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                1996           1997
                                                             ----------      ----------
                                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $34,550         $ 8,880
                                                             ----------      ----------
  Adjustments to reconcile net income to
   net cash provided by operating activities:
      Depreciation and amortization                             70,915          18,933
      Changes in operating assets and liabilities:
        Decrease in accounts receivable--trade                       0           3,828
        Increase in accounts receivable--shareholder           (29,303)              0
        Increase (Decrease) in income taxes payable             (3,893)        (15,561)
        Deferred income taxes                                        0               0
                                                             ----------      ----------
          Total adjustments                                     37,719           7,200
                                                             ----------      ----------
          Net cash provided by operating
           activities                                           72,269          16,080
                                                             ----------      ----------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of equipment                                        (20,720)              0
                                                             ----------      ----------
CASH FLOWS USED IN FINANCING ACTIVITIES:
  Principal payments on long-term debt                         (43,192)        (11,841)
  Principal payments on capital lease                           (9,554)         (2,645)
                                                             ----------      ----------
          Net cash used in financing activities                (52,746)        (14,486)
                                                             ----------      ----------
NET (DECREASE) INCREASE IN CASH                                 (1,197)          1,594

CASH AT BEGINNING OF PERIOD                                      2,114             917
                                                             ----------      ----------
CASH AT END OF PERIOD                                          $   917         $ 2,511
                                                             ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
   Cash paid for interest                                      $11,763         $ 1,829
                                                             ==========      ==========

   Cash paid for income taxes                                  $ 3,000         $21,425
                                                             ==========      ==========

        The accompanying notes are an integral part of these statements.

                                AUDIOINFO, INC.


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

   ORGANIZATION

   AudioInfo, Inc. (the "Company") is a Texas C corporation incorporated on April 6, 1992.

   NATURE OF BUSINESS

   The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging service to the Austin, Texas Area.

   BASIS OF PRESENTATION

   The March 31, 1997 financial statements are unaudited and have been prepared by the management of AudioInfo, Inc. in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related notes contained within this report.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for furniture and fixtures and office equipment and three years for computer equipment. The cost of installed equipment includes expenditures for installation. Assets recorded under capital leases are depreciated over the shorter of their useful lives or the terms of the related leases.

   FRANCHISE FEE

   The cost of the franchise acquired is being amortized using the straight-line method over 20 years. Amortization expense charged to operations was $3,250 in 1996.

   LONG-LIVED ASSETS

   Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

   REVENUE RECOGNITION AND DEFERRED REVENUES

   Revenues are recognized as the Company performs services in accordance with contract terms.

   These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

   COST OF SERVICES

   Cost of services includes all direct expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

   INCOME TAXES

   The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Using the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

   REGULATION

   The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

   SOURCE OF SUPPLIES

   The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

   FACTORS IMPACTING FUTURE SUCCESS

   The future success of the Company is dependent upon a number of factors, including the effects of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effects of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

   Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 75% of the Company's sales were derived through a single entity during 1996. Although this entity is a national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4. FRANCHISE AGREEMENTS

   The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years, with an option to renew the agreement in 2012 for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to a specified percentage of gross sales, less certain costs. The royalty rates are 6% in the first year of operation under the franchise agreements, 8% in the second year, and 10% thereafter. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales, less certain costs. The Company is periodically required to pay other special franchise fees and assessments.

   In conjunction with the execution of the franchise agreement, the Company has agreed to act as the service representative of VTE within its franchise area. As consideration for this, the Company receives a monthly fee equal to 20% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $23,659, net of any service representative fees received and are included in selling and marketing expenses in the accompanying statement of operations.

5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 1996:

          Voice messaging hardware                     $ 319,554
          Computer equipment                              17,881
          Furniture and fixture                              799
                                                       ---------
                                                         338,234
          Less accumulated depreciation                 (302,905)
                                                       ---------
          Property and equipment, net                  $  35,329
                                                       =========

6. FINANCING ARRANGEMENTS

   Financing arrangements consisted of the following at December 31, 1996:

   Capital lease, collateralized by certain equipment,
   payable in monthly installments. Final payment due
   April 1997                                                 $ 2,645

   Note payable, collateralized by all accounts receivable,
   equipment and office furnishings, guaranteed by
   shareholders, monthly payments of principal and
   interest of $4,469,interest at 15%, final payment
   due November 1997                                           45,666
                                                              -------
                                                              $48,311
                                                              =======

   Maturities of debt and capital lease at December 31, 1996 are as follows:

          1997                                    $48,311
          Thereafter                                    0
                                                  -------
                                                  $48,311
                                                  =======

7. COMMITMENTS AND CONTINGENCIES

   LEASE OBLIGATIONS

   The Company has entered into an operating lease for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of December 31, 1996 are as follows:

          1997                                      $12,451
          1998                                        5,290
          Thereafter                                      0
                                                  ---------
                                                    $17,741
                                                  =========

   Rental expense under operating leases amounted to $11,900 for the year ended December 31, 1996.

8. INCOME TAXES

   Details of the income tax provision for the year ended December 31, 1996 are as follows:

          Current:
            Federal                                                 $ 6,151

          Deferred:
            Federal                                                     (55)
                                                                    -------
               Total provision                                      $ 6,096
                                                                    =======

   The tax effect of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases which gives rise to deferred tax assets and liabilities as of December 31, 1996 is as follows:

          Noncurrent deferred tax assets:
            Property, plant, and equipment bases
              differences                                           $  2,411
            Service and franchise fees                                 3,287
                                                                    --------
            Deferred tax asset                                      $  5,698
                                                                    ========


   The federal statutory income tax rate approximates the effective income tax rate for the year ended December 31, 1996.


9. SUBSEQUENT EVENT

   On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,039,000. The acquisition has been accounted for using the pooling-of-interests method.

                 VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD.

                           Financial Statements as of
                      December 31, 1996 and March 31, 1997
                                  Together With
                                Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Voice Partners of Greater Mahoning Valley, Ltd.:


We have audited the accompanying balance sheet of VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD. (an Ohio limited partnership) as of December 31, 1996 and the related statements of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voice Partners of Greater Mahoning Valley, Ltd. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 13, 1997

                 VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD.


                                 BALANCE SHEETS

                      DECEMBER 31, 1996 AND MARCH 31, 1997


                                     ASSETS

                                                                                1996                 1997
                                                                            ------------        ------------
                                                                                                 (Unaudited)
CURRENT ASSETS:
  Cash                                                                         $  35,696           $  19,807
  Accounts receivable, less reserve of $0 in 1996 and 1997                        44,752              14,747
  Notes receivable from affiliate                                                  8,380               6,280
                                                                            ------------        ------------
                Total current assets                                              88,828              40,834
                                                                            ------------        ------------
PROPERTY AND EQUIPMENT (NOTE 5)                                                   82,203              82,203
  Less accumulated depreciation                                                  (18,029)            (21,830)
                                                                            ------------        ------------
                Net property and equipment                                        64,174              60,373
                                                                            ------------        ------------
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF $3,042
   AND $3,152 IN 1996 AND 1997 RESPECTIVELY
                                                                                 56,665              56,555
                                                                            ------------        ------------
                Total assets                                                  $ 209,667           $ 157,762
                                                                            ============        ============

                        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                       $   9,623           $  11,055
  Deferred revenue                                                               16,849              17,180
  Current portion of capital lease                                               23,734              26,061
  Payable to affiliate                                                            7,574                   0
  Line of credit                                                                 24,001               4,254
                                                                            ------------        ------------
                Total current liabilities                                        81,781              58,550
                                                                            ------------        ------------
LONG-TERM LIABILITIES (NOTE 6):
  Payable to affiliate                                                           21,956              25,387
  Capital Lease                                                                  26,871              18,286
  Other                                                                           2,764                   0
                                                                            ------------        ------------
                                                                                 51,591              43,673
                                                                            ------------        ------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

PARTNERS' CAPITAL:
  Partners' capital                                                             240,000             240,000
  Accumulated deficit                                                          (163,705)           (184,461)
                                                                            ------------        ------------
                Total partners' capital                                          76,295              55,539
                                                                            ------------        ------------
                Total liabilities and partners' capital                       $ 209,667           $ 157,762
                                                                            ============        ============

      The accompanying notes are an integral part of these balance sheets.

                 VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD.


                            STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997


                                                                 1996           1997
                                                        -------------       ------------
                                                                              (Unaudited)
REVENUES                                                    $  95,459           $ 31,400

COST OF SALES                                                  18,008              5,806
                                                          -----------         ----------
             Gross margin                                      77,451             25,594
                                                          -----------         ----------
OPERATING EXPENSES:
  Selling and marketing                                        57,815             14,751
  General and administrative                                   75,838             17,836
  Depreciation and amortization                                17,380              3,912
                                                          -----------         ----------
         Total operating expenses                             151,033             36,499
                                                          -----------         ----------
OPERATING LOSS                                                (73,582)           (10,905)

OTHER (EXPENSE) INCOME:
  Interest expense                                             (7,556)           (22,949)
  Other, net                                                   (7,809)            13,098
                                                          -----------         ----------
NET LOSS                                                    $ (88,947)          $(20,756)
                                                          ===========         ==========


        The accompanying notes are an integral part of these statements.

                 VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD.


                        STATEMENT OF PARTNERS' CAPITAL

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                              General        Limited
                              Partners       Partners            Total
                              --------       --------            -----
BALANCE, JANUARY 1, 1996      $41,347        $75,145            $116,492

  Partners' contributions      24,750         24,000              48,750
  Net loss                    (35,579)       (53,368)            (88,947)
                             ----------     ----------         -----------
BALANCE, DECEMBER 31, 1996    $30,518        $45,777            $ 76,295
                             ==========     ==========         ===========

         The accompanying notes are an integral part of this statement.

                 VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD.


                            STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997


                                                                                       1996                1997
                                                                                   -----------         -----------
                                                                                                        (Unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES:
  Net loss                                                                          $  (88,947)         $  (20,756)
                                                                                   -----------         -----------
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
      Depreciation and amortization                                                     17,380               3,912
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                                     (10,817)              5,005
        (Increase) decrease in note receivable from shareholdler                       (8,380)               2,100
        Increase (decrease) in accounts payable and accrued expenses                    14,576              (6,142)
        Deferred revenue                                                                11,559                 331
                                                                                   -----------         -----------
                        Total adjustments                                               24,318               5,206
                                                                                   -----------         -----------
                        Net cash used in operating activities                          (64,629)            (15,550)
                                                                                   -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of franchise rights                                                         (20,000)                  0
  Retirements of equipment                                                             (19,621)                  0
                                                                                   -----------         -----------
                        Net cash used in investing activities                          (39,621)                  0
                                                                                   -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Partner contributions                                                                 48,750                   0
  Receivable from financing company                                                    (25,000)                  0
  Proceeds from affiliate note payable                                                  21,956                   0
  Proceeds from (payments on) line of credit                                            19,490             (19,081)
  Increase in capital lease obligations                                                  9,766              18,742
                                                                                   -----------         -----------
                        Net cash provided by (used in) financing activities             74,962                (339)
                                                                                   -----------         -----------
NET DECREASE IN CASH                                                                   (29,288)            (15,889)

CASH AT BEGINNING OF PERIOD                                                             64,984              35,696
                                                                                   -----------         -----------
CASH AT END OF PERIOD                                                               $   35,696          $   19,807
                                                                                   ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                            $    7,556          $    3,121
                                                                                   ===========         ===========


        The accompanying notes are an integral part of these statements.

                 VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD.


                          NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1.   ORGANIZATION, BASIS OF PRESENTATION, AND NATURE OF BUSINESS

     Organization

     Voice Partners of Greater Mahoning Valley, Ltd. (the "Company") is a limited partnership that was created on March 24, 1995. The Company is comprised of three general partners, with a total partnership interest of 40%, and nine limited partners with the remaining 60% partnership interest.

     Nature of Business

     The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the Youngstown, Ohio, and northwest Pennsylvania areas.

     Basis of Presentation

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The
     March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related notes contained within this report.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

     The fair value of the long-term debt approximates its carrying value as of December 31, 1996.

     Property and Equipment

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are ten years for furniture and fixtures and five years for voice messaging and computer equipment. The cost of installed equipment includes expenditures for installation. Assets recorded under leasehold improvements are depreciated over the shorter of their useful lives or the terms of the related leases.

     Intangible Assets

     Purchased intangible assets, which include franchise agreements, are recorded at cost. Intangible assets are amortized using the straight-line method over the terms of the agreements, 15 years for the Youngstown franchise agreement and 20 years for the northwest Pennsylvania franchise agreement.

     Intangible balances consisted of the following at December 31, 1996:


                Franchise agreements                       $56,869
                Organizational costs                         2,238
                Other                                          600
                Less accumulated amortization               (3,042)
                                                         ---------
                Intangibles, net                           $56,665
                                                         =========

     Long-Lived Assets

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     Revenue Recognition and Deferred Revenues

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     Cost of Services

     Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     Income Taxes

     The Company is a partnership and, therefore, not a taxpaying entity for federal or state income tax purposes; therefore, no provision for federal or state income taxes has been recorded in the financial statements.

     Regulation

     The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     Source of Supplies

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     Factors Impacting Future Success

     The future success of the Company is dependent upon a number of factors, including the effects of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.


3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 39% of the Company's sales were derived through one single entity during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENTS

     The franchise rights for Mahoning Valley were obtained as a capital contribution of one of the general partners, and the rights to northwest Pennsylvania were acquired from one of the partners. The terms of the franchise agreements are approximately 15 and 20 years, respectively. The Company is required to pay a monthly royalty fee in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments. During 1996, royalties, franchise fees, and other assessments totaled $8,029 and are included in selling and marketing expenses on the accompanying statement of operations.


5.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

          Voice messaging equipment                                 $74,644
          Computer equipment                                          3,563
          Office furniture, fixtures, and equipment                   3,321
          Leasehold improvements                                        675
                                                                  ---------
                                                                     82,203
          Less accumulated depreciation                             (18,029)
                                                                  ---------
          Property and equipment, net                               $64,174
                                                                  =========

6.   LINE OF CREDIT

     Effective December 2, 1995, the Company obtained a $25,000 line of credit with National City Bank. The facility is for an indefinite period, as long as the maximum is not exceeded. Interest is compounded monthly at prime plus 2%. The line of credit is personally guaranteed by the general partners. At December 31, 1996, outstanding draws totaled $24,001.


7.   LONG-TERM OBLIGATIONS

     CAPITAL LEASE OBLIGATIONS

     The Company leases certain equipment under agreements which are classified as capital leases. Most of these equipment leases have purchase options at the end of the original lease term. Aggregate future minimum payments as of December 31, 1996 are as follows:


                1997                                          28,767
                1998                                          19,605
                1999                                          10,442
                                                              ------
                    Total minimum lease payments              58,814
                Amounts representing interest                 (8,209)
                                                              ------
                Present value of net minimum payments         50,605
                                                              ======



8.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Company has entered into an operating lease for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of December 31, 1996 are as follows:

               1997                                    $ 7,200
               1998                                      3,000
                                                     ---------
                                                       $10,200
                                                     =========

     Rental expense under operating leases amounted to $27,444 for the year ended December 31, 1996.


9.   RELATED-PARTY TRANSACTIONS

     The Company has a note payable to two of the partners for $20,000. The principal and interest on the note are due in full on August 1, 1998. At December 31, 1996, the balance on the note was $21,956.

     In conjunction with capital contributions made by the partners during 1996, the Company received a note from a partner in the amount of $10,000. The note has a due date of May 1, 1997 and is renewable every six months thereafter but must be paid in full by August 1, 1998. The interest rate through May 1, 1997 was 6%, increasing to prime plus 3% thereafter. At December 31, 1996, the outstanding balance was $8,380. The note was renewed on May 1, 1997.

     Current payables to affiliates at December 31, 1996 of $7,574 represent deposits belonging to one of the partners which were incorrectly deposited in the Company's account.


10.  SUBSEQUENT EVENT

     On June 13, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $80,000. The transaction has been accounted for as a purchase.

                                  DARP, INC.
                        d.b.a. VOICE-TEL OF NEW JERSEY

         FINANCIAL STATEMENTS AS OF MAY 31, 1996 AND FEBRUARY 28, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
DARP, Inc. d.b.a. Voice-Tel of New Jersey:

We have audited the accompanying balance sheet of DARP, INC. d.b.a. VOICE-TEL OF NEW JERSEY (a New Jersey C corporation) as of May 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DARP, Inc. d.b.a. Voice-Tel of New Jersey as of May 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 13, 1997

                                  DARP, INC.

                        D.B.A. VOICE-TEL OF NEW JERSEY


                                BALANCE SHEETS

                      MAY 31, 1996 AND FEBRUARY 28, 1997


                                    ASSETS

                                                                                    1996              1997
                                                                               --------------   ---------------
                                                                                                  (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                                    $    21,207      $    102,964
  Accounts receivable, less allowance for uncollectible
    accounts of $0 in 1996 and 1997, respectively                                   79,659            88,954

  Prepaid expenses and other current assets                                          2,145                 0
                                                                               --------------   ---------------
         Total current assets                                                      103,011           191,918
                                                                               --------------   ---------------
PROPERTY AND EQUIPMENT                                                             559,517           640,706
  Less accumulated depreciation                                                   (205,131)         (299,879)
                                                                               --------------   ---------------
         Net property and equipment                                                354,386           340,827
                                                                               --------------   ---------------
OTHER ASSETS:
  Intangible asset, net of accumulated amortization of
    $25,000 and $27,857 in 1996 and 1997, respectively                              50,000            47,143
                                                                               --------------   ---------------
         Total assets                                                          $   507,397      $    579,888
                                                                               ==============   ===============

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                     $    39,086      $     31,434
  Deferred revenue                                                                  14,943            21,196
  Current portion of leases                                                        107,904           128,147
                                                                               --------------   ---------------
         Total current liabilities                                                 161,933           180,777
                                                                               --------------   ---------------
NONCURRENT LIABILITIES
  Long-Term Capital Leases (Note 6)                                                282,737           255,706
  Deferred tax liability                                                            15,500            15,500
                                                                               --------------   ---------------
         Total noncurrent liabilities                                              298,237           271,206
                                                                               --------------   ---------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  Common stock                                                                      20,000            20,000
  Additional paid-in capital                                                       201,500           201,500
  Retained deficit                                                                (174,273)         ( 93,595)
                                                                               --------------   ---------------
         Total shareholders' equity                                                 47,227           127,905
                                                                               --------------   ---------------
         Total liabilities and shareholders' equity                            $   507,397      $    579,888
                                                                               ==============   ===============

     The accompanying notes are an integral part of these balance sheets.

                                  DARP, INC.

                        d.b.a. VOICE-TEL OF NEW JERSEY


                           STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED MAY 31, 1996

             AND FOR THE NINE-MONTH PERIOD ENDED FEBRUARY 28, 1997


                                                  1996            1997
                                             -------------    -------------
                                                               (Unaudited)
REVENUES                                     $  763,880       $  723,732

COST OF SERVICES                                235,059          201,613
                                             -------------    -------------
         Gross margin                           528,821          522,119
                                             -------------    -------------
OPERATING EXPENSES:
  Selling and marketing                         136,466           74,521
  General and administrative                    186,827          209,462
  Depreciation and amortization                 101,339           97,605
                                             -------------    -------------
         Total operating expenses               424,632          381,588
                                             -------------    -------------
OPERATING INCOME                                104,189          140,531

OTHER (EXPENSE) INCOME:
  Interest expense                              (53,512)         (50,844)
  Other, net                                     30,043           27,238
                                             -------------    -------------
NET INCOME BEFORE INCOME TAXES                   80,720          116,925

PROVISION FOR INCOME TAXES                       27,851           36,247
                                             -------------    -------------
NET INCOME                                   $   52,869       $   80,678
                                             =============    =============



       The accompanying notes are an integral part of these statements.

                                  DARP, INC.

                        d.b.a. VOICE-TEL OF NEW JERSEY


                       STATEMENT OF SHAREHOLDERS' EQUITY

                        FOR THE YEAR ENDED MAY 31, 1996


                                                   ADDITIONAL
                                  COMMON STOCK      PAID-IN     RETAINED
                              -------------------
                                SHARES    AMOUNT    CAPITAL     DEFICIT      TOTAL
                              ---------  -------- -----------  ---------  ----------
BALANCE, JUNE 1, 1995              100    $20,000   $201,500   $(163,398)  $ 58,102

  Dividends to shareholders          0          0          0     (63,744)   (63,744)
  Net income                         0          0          0      52,869     52,869
                              ---------  -------- -----------  ---------  ----------
BALANCE, MAY 31, 1996              100    $20,000   $201,500   $(174,273)  $ 47,227
                              =========  ======== ===========  =========  ==========


        The accompanying notes are an integral part of this statement.

                                  DARP, INC.

                        d.b.a. VOICE-TEL OF NEW JERSEY


                           STATEMENTS OF CASH FLOWS

                        FOR THE YEAR ENDED MAY 31, 1996

             AND FOR THE NINE-MONTH PERIOD ENDED FEBRUARY 28, 1997

                                                                          1996             1997
                                                                      -------------    -------------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          $   52,869         $ 80,678
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                      101,339           97,605
      Deferred income taxes                                               (1,152)               0
      Changes in operating assets and liabilities:
        Accounts receivable                                             ( 19,903)          (9,295)
        Prepaid expenses and other current assets                           (205)           2,145
        Accounts payable and accrued liabilities                          11,667           (7,652)
        Deferred revenue                                                   3,316            6,253
                                                                      -------------    -------------
        Total Adjustments                                                 95,062           89,056
                                                                      -------------    -------------
              Net cash provided by operating activities                  147,931          169,734
                                                                      -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                 (152,208)         (81,189)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds under capital lease obligations                               152,208           74,679
  Payments of capital leases                                             (75,873)         (81,467)
  Distributions paid to shareholders                                     (63,744)               0
                                                                      -------------    -------------
          Net cash provided by (used) in financing activities             12,591           (6,788)
                                                                      -------------    -------------
NET INCREASE IN CASH                                                       8,314           81,757

CASH AT BEGINNING OF PERIOD                                               12,893           21,207
                                                                      -------------    -------------
CASH AT END OF PERIOD                                                 $   21,207        $ 102,964
                                                                      =============    =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest                                              $   53,512        $  50,844
                                                                      =============    =============
  Cash paid for taxes                                                 $   22,400        $  23,625
                                                                      =============    =============


        The accompanying notes are an integral part of these statements.

                                  DARP, INC.

                        d.b.a. VOICE-TEL OF NEW JERSEY


                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 1996

1.   ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     DARP, Inc. d.b.a. Voice-Tel of New Jersey ("DARP" or the "Company") is a C corporation incorporated in the state of New Jersey on October 4, 1989.

     NATURE OF BUSINESS

     The Company provides digital voice messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. DARP operates digital voice messaging service centers in the greater metropolitan areas of Wharton, Ewing, Trenton, and New Brunswick, New Jersey.

     BASIS OF PRESENTATION

     The February 28, 1997 financial statements are unaudited and have been prepared by the management of DARP in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the February 28, 1997 financial statements have been included and the accompanying financial statements present fairly the financial position and results of operations for the interim period presented. The February 28, 1997 financial statements should be read in conjunction with the May 31, 1996 audited financial statements and related notes contained within this report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For financial reporting purposes, cash and cash equivalents include cash on hand and highly liquid money market investments.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five years for messaging computer systems and office furniture and equipment and three years for computer software. The cost of installed equipment includes expenditures for installation. Assets recorded under capital leases are depreciated over the shorter of their useful lives or the terms of the related leases.

     INTANGIBLE ASSET

     The purchased intangible asset, which is a franchise agreement, is recorded at cost. The franchise agreement is amortized using the straight-line method over the term of the agreement. The franchise agreement is amortized over 20 years.

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of the Company's current assets and liabilities approximates fair value due to the short term in which these instruments mature. The carrying value of the Company's long-term debt approximates fair value because the interest rates on the equipment loans approximate prevailing interest rates for similar debt instruments.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheet as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all direct expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     REGULATION

     The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management feels that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Company is dependent upon a number of factors, including the effects of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effect on the prices that the Company may charge for its products and services; the effects of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 68% of the Company's sales were derived through a single national account during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENTS

     The franchise rights were acquired pursuant to a franchise agreement entered into with VTE. The term of the franchise agreement is 20 years with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty fee in an amount equal to a specified percentage of gross sales. The royalty rates are 6% in the first year of the franchise agreement, 8% in the second year, and 10% thereafter. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

     In conjunction with the execution of the franchise agreements, the Company has agreed to act as the service representative of VTE within each of VTE's franchise areas. As consideration for this, the Company receives a monthly fee equal to 40% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled approximately $74,000, net of any service representative fees received.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at May 31, 1996:

          Messaging computer systems                           $  524,003
          Computer software                                        32,123
          Office furniture and equipment                            3,391
                                                               -----------
                                                                  559,517
          Less accumulated depreciation                          (205,131)
                                                               -----------
          Property and equipment, net                          $  354,386
                                                               ===========

6.   LONG-TERM OBLIGATIONS

     CAPITAL LEASE OBLIGATIONS

     The present value of future minimum lease payments as of May 31, 1996 is as follows:

          1997                                                 $166,488
          1998                                                  159,614
          1999                                                  120,707
          2000                                                   47,231
          2001                                                   22,527
                                                               ---------
                    Total minimum lease obligations             516,567
          Less interest                                         125,926
                                                               ---------
          Present value of lease obligations                   $390,641
                                                               =========

7.   INCOME TAXES

     Details of the income tax provision for the year ended May 31, 1996 are as follows:

          Current:
              Federal                                           $19,719
              State                                               8,132
                                                                -------
                    Total provision                             $27,851
                                                                =======

     The tax effect of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases which gives rise to deferred tax assets and liabilities as of May 31, 1996.

          Noncurrent deferred tax liabilities:
              Service and franchise fees                        $15,500
                                                                =======

     The Company files stand alone federal and state tax returns.

     A reconciliation of the federal statutory income tax rate to the effective income tax rate for the year ended May 31, 1997 is as follows:

          Federal Statutory income tax rate                        22.0%
          Increase in taxes resulting from:
              State income taxes                                    9.0
                                                                --------
          Effective income tax rate                                31.0%
                                                                ========

8.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Company has entered into various operating leases for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of May 31, 1996 are as follows:

          1997                                                $ 16,720
          1998                                                  13,500
          1999                                                   9,480
                                                              ---------
                                                              $ 39,700
                                                              =========

     Rental expense under operating leases amounted to $19,130 for the year ended May 31, 1996.

9.   EQUITY INTEREST

     COMMON STOCK

     The common stock authorized, issued, and outstanding at May 31, 1996 for the Company is as follows:

                                                                                 AMOUNT
                                                            PAR                CONTRIBUTED
                                    SHARES                 VALUE                   FOR
            SHARES                ISSUED AND                PER                  COMMON
          AUTHORIZED             OUTSTANDING               SHARE                  STOCK
        -------------          ---------------           --------            ---------------
             1,000                   100                    $200                 $20,000

10.  SUBSEQUENT EVENT

     On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,397,000. The merger was subject to certain conditions and was consummated on May 20, 1997. The merger has been accounted for using the pooling-of-interests method.

                          INDIANA COMMUNICATOR, INC.
                          d.b.a. VOICE-TEL OF INDIANA


                          FINANCIAL STATEMENTS AS OF
                     DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Indiana Communicator, Inc.:

We have audited the accompanying balance sheet of INDIANA COMMUNICATOR, INC. d.b.a. VOICE-TEL OF INDIANA (an Indiana S corporation) as of December 31, 1996 and the related statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indiana Communicator, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 13, 1997

                          INDIANA COMMUNICATOR, INC.

                          d.b.a. VOICE-TEL OF INDIANA


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                     ASSETS

                                                                     1996        1997
                                                                  ----------  ------------
                                                                              (Unaudited)
CURRENT ASSETS:
  Cash                                                             $237,109     $  4,178
  Accounts receivable, less allowance for uncollectible
    accounts of $0 in 1996 and 1997                                  59,725       55,538
  Shareholder receivable                                                  0      120,000
  Prepaid expenses and other current assets                             662          265
                                                                  ----------  ------------
          Total current assets                                      297,496      179,981
                                                                  ----------  ------------
PROPERTY AND EQUIPMENT (NOTE 5)                                     354,950      358,279
  Less accumulated depreciation                                     (68,722)     (86,461)
                                                                  ----------  ------------
          Net property and equipment                                286,228      271,818
                                                                  ----------  ------------
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF
  $30,662 AND $38,302 IN 1996 AND 1997, RESPECTIVELY                209,838      202,198
                                                                  ----------  ------------
          Total assets                                             $793,562     $653,997
                                                                  ==========  ============

                     LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accrued expenses                                                 $ 17,208     $     30
  Deferred revenue                                                   49,014       46,274
  Current portion of long-term debt                                  13,115       11,307
                                                                  ----------  ------------
          Total current liabilities                                  79,337       57,611

NOTES PAYABLE (NOTE 6)                                              518,827      515,907
                                                                  ----------  ------------
          Total liabilities                                         598,164      573,518
                                                                  ----------  ------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDER'S EQUITY:
  Common stock (Note 8)                                              10,000       10,000
  Paid-in capital                                                    14,000       14,000
  Retained earnings                                                 171,398       56,479
                                                                  ----------  ------------
          Total shareholder's equity                                195,398       80,479
                                                                  ----------  ------------
          Total liabilities and shareholder's equity               $793,562     $653,997
                                                                  ==========  ============

     The accompanying notes are an integral part of these balance sheets.

                          INDIANA COMMUNICATOR, INC.

                          d.b.a. VOICE-TEL OF INDIANA


                           STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                AND THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                         1996       1997
                                                       --------  -----------
                                                                 (Unaudited)
REVENUES                                               $812,657    $204,500

COST OF SERVICES                                         89,428      21,872
                                                       --------  -----------
          Gross margin                                  723,229     182,628
                                                       --------  -----------
OPERATING EXPENSES:
  Selling and marketing                                  96,166      20,379
  General and administrative                            205,563      39,815
  Depreciation and amortization                          99,384      25,379
                                                       --------  -----------
          Total operating expenses                      401,113      85,573
                                                       --------  -----------
OPERATING INCOME                                        322,116      97,055

INTEREST EXPENSE                                         50,423      11,974

NET INCOME                                             $271,693    $ 85,081
                                                       ========  ===========



       The accompanying notes are an integral part of these statements.

                          INDIANA COMMUNICATOR, INC.

                          d.b.a. VOICE-TEL OF INDIANA


                       STATEMENT OF SHAREHOLDER'S EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                COMMON STOCK       PAID-IN      RETAINED
                             ------------------
                              SHARES    AMOUNT     CAPITAL      EARNINGS       TOTAL
                             --------  --------   ---------   -----------   ----------
BALANCE, JANUARY 1, 1996           0    $     0    $     0     $       0     $       0

  Initial contribution           100     10,000     14,000             0        24,000
  Dividends to shareholder         0          0          0      (100,295)     (100,295)
  Net income                       0          0          0       271,693       271,693
                             --------  --------   ---------   -----------   ----------
BALANCE, December 31, 1996       100    $10,000    $14,000     $ 171,398     $ 195,398
                             ========  ========   =========   ===========   ==========



        The accompanying notes are an integral part of this statement.

                          INDIANA COMMUNICATOR, INC.

                          d.b.a. VOICE-TEL OF INDIANA


                           STATEMENTS OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                AND THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                                1996           1997
                                                                            --------------  ------------
                                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                    $ 271,693    $  88,608
                                                                            --------------  ------------
  Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                               99,384       21,852
       Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable                               (59,725)       4,187
         (Increase) decrease in prepaid assets                                       (662)         397
         Increase (decrease) in accounts payable and accrued expenses              17,208      (17,178)
         Increase (decrease) in deferred revenue                                   49,014       (2,740)
                                                                            --------------  ------------
               Total adjustments                                                  105,219        6,518
                                                                            --------------  ------------
               Net cash provided by operating activities                          376,912       95,126
                                                                            --------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                         (354,950)      (3,329)
  Increase in intangibles                                                        (240,500)           0
                                                                            --------------  ------------
               Net cash used in investing activities                             (595,450)      (3,329)
                                                                            --------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution                                                             24,000            0
  Dividends paid to shareholder                                                  (100,295)    (200,000)
  Proceeds from issuance of long-term debt and capital leases                     579,381            0
  Repayments of long-term debt                                                    (47,439)      (4,728)
  (Increase) in shareholder receivable                                                  0     (120,000)
                                                                            --------------  ------------
               Net cash provided by (used in) financing activities                455,647     (324,728)
                                                                            --------------  ------------
NET INCREASE IN CASH                                                              237,109     (232,931)

CASH AT BEGINNING OF PERIOD                                                             0      237,109
                                                                            --------------  ------------
CASH AT END OF PERIOD                                                           $ 237,109    $   4,178
                                                                            ==============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                        $  50,423    $  11,975
                                                                            ==============  ============

       The accompanying notes are an integral part of these statements.

                          INDIANA COMMUNICATOR, INC.

                          d.b.a. VOICE-TEL OF INDIANA


                         NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996

1.   ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     Indiana Communicator, Inc. d.b.a. Voice-Tel of Indiana is an S corporation referred to herein as the "Company." The Company was incorporated in Indiana on January 1, 1996 (Note 9).

     NATURE OF BUSINESS

     The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the greater metropolitan Indianapolis area.

     BASIS OF PRESENTATION

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included and the accompanying financial statements present fairly the financial position and results of operations for the interim period. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related notes contained within this report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are seven years for furniture and fixtures, five years for office and computer equipment, and three years for computer software. The cost of installed equipment includes expenditures for installation. Assets recorded under leasehold improvements are depreciated over the shorter of their useful lives or the terms of the related leases.

     INTANGIBLE ASSETS

     Purchased intangible assets, which include a franchise agreement, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or term of the agreement (173 months for the remaining life of the franchise agreement at the date of purchase).

     Intangible balances consisted of the following at December 31, 1996:

               Franchise agreement                          $ 60,000
               Goodwill (Note 9)                              72,000
               Organization cost                                 500
               Service representative agreement (Note 9)     108,000
               Less accumulated amortization                 (30,662)
                                                           -----------
               Intangibles, net                             $209,838
                                                           ===========

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the shareholder is allocated the Company's taxable income.

     REGULATION

     The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 60% of the Company's sales were derived through a single entity during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4.   FRANCHISE AGREEMENTS

     The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years, with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

     In conjunction with the execution of the franchise agreement, the Company has agreed to act as the service representative of VTE within its franchise area. As consideration for this, the Company receives a monthly fee equal to 20% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $63,979, net of any service representative fees received and are included in selling and marketing expenses in the 1996 statement of income.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

               Voice messaging equipment                         $187,867
               Voice messaging software                           134,456
               Office furniture, fixtures, and equipment           32,627
                                                                -----------
                                                                  354,950
               Less accumulated depreciation                      (68,722)
                                                                -----------
               Property and equipment, net                       $286,228
                                                                ===========

6.   LONG-TERM DEBT

     Long-term debt consists of the following as of December 31, 1996:

               Note payable to shareholder, interest and principal
               payments monthly, interest rate 9%                          $105,977

               Note payable to Automated Messaging, Inc., interest and
               principal payments monthly, interest rate 9%                 425,965
                                                                          ----------
                                                                            531,942

               Less current maturities                                      (13,115)
                                                                          ----------
               Long-term debt, net of current portion                      $518,827
                                                                          ==========

     At December 31, 1996, principal payments on long-term debt are due as follows:

                    1997                                    $ 13,115
                    1998                                      12,099
                    1999                                      13,235
                    2000                                      14,475
                    2001                                      15,833
                    Thereafter                               463,185
                                                           ----------
                                                            $531,942
                                                           ==========

7.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Company has entered into an operating lease for the facility used in its operations. Aggregate further minimum rental commitments under this noncancelable operating lease, which expires on June 1, 2000, is $32,056 as of December 31, 1996. Rental expense under operating leases amounted to $14,484 for the year ended December 31, 1996.

8.   EQUITY INTERESTS

     COMMON STOCK

     The common stock authorized, issued, and outstanding at December 31, 1996 for the Company is as follows:

                                                                   AMOUNT
                                                   PAR           CONTRIBUTED
                                SHARES            VALUE              FOR
             SHARES           ISSUED AND           PER             COMMON
           AUTHORIZED         OUTSTANDING         SHARE             STOCK
          ------------       -------------       --------       -------------
             1,000                100             $1,000             $24,000

9.   RELATED-PARTY TRANSACTIONS

     Effective January 1, 1996, the Company was incorporated through a purchase transaction with Automated Messaging, Inc. ("AMI"). The sole shareholder of AMI is the father of the sole shareholder of the Company. Certain assets, including the equipment and the franchise agreement, were revalued to fair market value at the date of the transaction. The $72,000 excess of the acquisition cost over the fair value of the assets acquired has been allocated to goodwill and is being amortized over 15 years. AMI was purchased with the issuance of a note payable of $432,000.

     Simultaneous with this transaction, the Company acquired the rights under a service representative agreement from the shareholder for a period of five years. The $108,000 cost is included in intangible assets in the accompanying balance sheet and is being amortized over five years. The related amount due to the shareholder is included in notes payable
     (Note 6).

10.  SUBSEQUENT EVENT

     On May 21, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,836,000. The acquisition has been accounted for using the pooling-of-interests method.

                          IN-TOUCH TECHNOLOGIES, INC.
                        d.b.a. VOICE-TEL OF CALIFORNIA

        FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND MARCH 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
In-Touch Technologies, Inc.
d.b.a. Voice-Tel of California:

We have audited the accompanying balance sheet of IN-TOUCH TECHNOLOGIES, INC. d.b.a. VOICE-TEL OF CALIFORNIA (a California S corporation) as of December 31, 1996 and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of In-Touch Technologies, Inc. d.b.a. Voice-Tel of California as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 6, 1997

                          IN-TOUCH TECHNOLOGIES, INC.

                        d.b.a. VOICE-TEL OF CALIFORNIA


                                BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997


                                     ASSETS                                                    1996              1997
                                                                                           -----------       -----------
                                                                                                              Unaudited
CURRENT ASSETS:
  Cash                                                                                     $    7,189        $    6,148
  Accounts receivable, less allowance for uncollectible accounts of $1,101                     93,577            99,251
  Notes receivable                                                                             40,532            79,483
  Advance to shareholder                                                                            0             9,551
  Prepaid expenses and other current assets                                                     8,393             8,393
                                                                                           -----------       -----------
     Total current assets                                                                     149,691           202,826
                                                                                           -----------       -----------
PROPERTY AND EQUIPMENT                                                                        970,038           970,038
  Less accumulated depreciation                                                              (710,062)         (734,662)
                                                                                           -----------       -----------
     Net property and equipment                                                               259,976           235,376
                                                                                           -----------       -----------
OTHER ASSETS:
  Franchise fees, net of accumulated amortization of $52,711                                  117,229           112,978
  Deposits                                                                                      6,280             6,280
  Notes receivable                                                                             62,979                --
                                                                                           -----------       -----------
     Total other assets                                                                       186,488           119,258
                                                                                           -----------       -----------
     Total assets                                                                          $  596,155        $  557,460
                                                                                           ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                         $   91,397        $   72,306
  Accrued expenses                                                                             49,213            36,560
  Current portion of long-term obligations                                                    415,332           371,506
  Deferred revenue                                                                             58,777            47,574
                                                                                           -----------       -----------
     Total current liabilities                                                                614,719           527,946
                                                                                           -----------       -----------
LOSSES IN EXCESS OF INVESTMENT IN JOINT VENTURE (NOTE 8)                                      196,609           194,286
                                                                                           -----------       -----------
LONG-TERM DEBT AND CAPITAL LEASES (NOTE 6)                                                    407,892           408,595
                                                                                           -----------       -----------
SHAREHOLDERS' DEFICIT:
  Common stock, $1,000 per share; 100 shares authorized, 100 shares issued and
    outstanding                                                                               100,000           100,000
  Treasury stock (Note 7)                                                                     (35,000)          (35,000)
  Accumulated deficit                                                                        (688,065)         (638,367)
                                                                                           -----------       -----------
     Total shareholders' deficit                                                             (623,065)         (573,367)
                                                                                           -----------       -----------
     Total liabilities and shareholders' deficit                                             $596,155          $557,460
                                                                                           ===========       ===========

       The accompanying notes are an integral part of these balance sheets.

                          IN-TOUCH TECHNOLOGIES, INC.

                        d.b.a. VOICE-TEL OF CALIFORNIA


                           STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                  THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                             1996             1997
                                                         ------------     ------------
                                                                            Unaudited
REVENUES                                                 $1,449,753       $   345,872

COST OF SERVICES                                            394,629            83,143
                                                         ------------     ------------
        Gross margin                                      1,055,124           262,729
                                                         ------------     ------------
OPERATING EXPENSES:
  Selling and marketing                                     367,763            76,040
  General and administrative                                457,221            77,910
  Depreciation and amortization                             107,765            28,851
                                                         ------------     ------------
        Total operating expenses                            932,749           182,801
                                                         ------------     ------------
OPERATING INCOME                                            122,375            79,928

OTHER EXPENSES:
  Interest expense                                          (74,235)          (23,237)
  Other, net                                                (12,706)               --
                                                         ------------     ------------
NET INCOME                                               $   35,434       $    56,691
                                                         ============     ============


        The accompanying notes are an integral part of these statements.

                          IN-TOUCH TECHNOLOGIES, INC.

                        d.b.a. VOICE-TEL OF CALIFORNIA


                      STATEMENT OF SHAREHOLDERS' DEFICIT

                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                                     COMMON STOCK         TREASURY     RETAINED
                                                ----------------------
                                                  SHARES      AMOUNT        STOCK       DEFICIT      TOTAL
                                                ---------- ----------- ------------  ------------ -----------
BALANCE, JANUARY 1, 1996                           100      $100,000   $      0      $(303,499)   $(203,499)

  Shareholder buyout                                 0             0    (35,000)      (420,000)    (455,000)
  Dividends to shareholders                          0             0          0              0            0
  Net income                                         0             0          0         35,434       35,434
                                                ---------- ----------- ------------- ------------ -----------
BALANCE, DECEMBER 31, 1996                         100      $100,000   $(35,000)     $(688,065)   $(623,065)
                                                ========== =========== ============= ============ ===========

        The accompanying notes are an integral part of this statement.

                          IN-TOUCH TECHNOLOGIES, INC.

                        d.b.a. VOICE-TEL OF CALIFORNIA


                            STATEMENT OF CASH FLOWS

               FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE

                    THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                              1996             1997
                                                                             ------           ------
                                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $  35,434        $ 56,691
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                           107,765        $ 28,851
      Changes in assets and liabilities:
        Accounts receivable                                                    10,741          (5,674)
        Deposits and other assets                                              (5,494)              0
        Accounts payable and accrued expenses                                 (12,397)        (31,745)
        Deferred revenue                                                       (4,792)        (11,203)
                                                                            -----------     ----------
          Total adjustments                                                    95,823         (19,771)
                                                                            -----------     ----------
          Net cash provided by operating activities                           131,257          36,920
                                                                            -----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Issuances)/Repayments of notes receivable                                  (94,313)         22,447
  Contributions to joint venture                                              (23,323)         (7,734)
  Capital expenditures                                                        (67,723)             --
  Proceeds from sale of equipment                                              31,093              --
                                                                            -----------     ----------
        Net cash used in investing activities                                (154,266)         14,713
                                                                            -----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term obligations                             333,161          97,862
  Payment under long-term obligations                                        (208,958)       (140,985)
  Advance to shareholder                                                           --          (9,551)
  Repurchase of common stock                                                 (110,000)             --
                                                                            -----------     ----------
        Net cash provided by financing activities                              14,203         (52,674)
                                                                            -----------     ----------
NET DECREASE IN CASH                                                           (8,806)         (1,041)

CASH, BEGINNING OF PERIOD                                                      15,995           7,189
                                                                            -----------     ----------
CASH, END OF PERIOD                                                         $   7,189       $   6,148
                                                                            ===========     ==========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Cash paid for interest                                                    $  59,447       $  16,374
                                                                            ===========     ==========

       The accompanying notes are an integral part of these statements.

                          IN-TOUCH TECHNOLOGIES, INC.


                         d.b.a. VOICE-TEL OF CALIFORNIA


                         NOTES TO FINANCIAL STATEMENTS


                               DECEMBER 31, 1996


1. ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

   ORGANIZATION

   In-Touch Technologies, Inc. d.b.a. Voice-Tel of California (an S corporation), referred to herein as the "Company," was incorporated in the state of California on August 3, 1990.

   NATURE OF BUSINESS

   The Company provides digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. The Company provides digital messaging services to the greater metropolitan San Francisco area.

   BASIS OF PRESENTATION

   The March 31, 1997 financial statements are unaudited and have been prepared by the management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included and the accompanying financial statements present fairly the financial position and results of operations for the interim period. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 financial statements and related notes contained within this report.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from those estimates.


   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are ten years for office equipment and five years for computer software and equipment. The cost of installed equipment includes expenditures for installation. Assets recorded under capital leases are depreciated over the shorter of their useful lives or the term of the related leases.

   INTANGIBLE ASSETS

   Purchased intangible assets, which include franchise agreements, are recorded at cost. Intangible assets are amortized using the straight-line method over the term of the agreement (20 years).

   LONG-LIVED ASSETS

   Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of the long-term debt approximates its carrying value as of December 31, 1996.

   REVENUE RECOGNITION AND DEFERRED REVENUES

   Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying balance sheet as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

   COST OF SERVICES

   Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

   INCOME TAXES

   The Company has elected to be treated as a small business S corporation for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the company level, the individual shareholders are allocated the Company's taxable income.

   REGULATION

   The Company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

   SOURCE OF SUPPLIES

   The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

   FACTORS IMPACTING FUTURE SUCCESS

   The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

   Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 51% of the Company's sales was derived through a single national account during 1996. Although this entity is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchises.

4. FRANCHISE AGREEMENTS

   The franchise rights were acquired pursuant to a franchise agreement entered into with VTE (Note 1). The term of the franchise agreement is 20 years, with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales. The Company is periodically required to pay other special franchise fees and assessments.

   In conjunction with the execution of the franchise agreement, the Company has agreed to act as the service representative of VTE within its franchise area. As consideration for this, the Company receives a monthly fee equal to a range of 20% to 60% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $151,466, net of any service representative fees received.

5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 1996:

              Computer software                         $ 244,617
              Messaging computer systems                  699,556
              Office equipment                             25,865
                                                        ----------
                                                          970,038
              Less accumulated depreciation              (710,062)
                                                        ----------
              Property and equipment, net               $ 259,976
                                                        ==========


6. LONG-TERM OBLIGATIONS

   LONG-TERM DEBT

   Long-term debt as of December 31, 1996 consisted of the following:

          Notes payable to individuals, interest and principal
          payments beginning January 1, 2000, interest at 14%, due
          on demand at option of lenders with repayments to begin
          six months after January 1, 1997, based on a 60-month
          amortization schedule                                       $  18,022


          Notes payable to a franchise, interest and principal
          payments monthly beginning July 1, 2000, interest at 14%      110,000
                                                                      ---------
                                                                        128,022


          Less current maturities                                       111,291
                                                                      ---------
          Long-term debt, net of current maturities                   $  16,731
                                                                      ---------


   Maturities of long-term debt at December 31, 1996 are as follows:

               1997                                          $111,291
               1998                                             2,870
               1999                                             3,297
               2000                                             3,790
               Thereafter                                       6,774
                                                             --------
                                                             $128,022
                                                             ========

   SUBORDINATED DEBT

   Subordinated debt as of December 31, 1996 consisted of the following:

   Notes payable to a relative of a shareholder, interest and principal payments monthly until February 28, 1998, interest at 14% $  11,628

   Notes payable to shareholder, interest and principal payments
   monthly until January 1, 1999, interest at 8%                          20,588

   Notes payable to shareholders, interest and principal payments beginning January 1, 2000, interest at 14%, due on demand at option of lenders with repayments to begin six months after January 1,
   1997 based on a 60-month amortization schedule                         20,000

   Notes payable to shareholder, interest and principal payments
   monthly until December 1, 1996, interest at 10%                        24,758

   Notes payable to former shareholder, interest and principal
   payments monthly until June 15, 2000, interest at prime               392,581
                                                                       ---------
                                                                         469,555

   Less current maturities                                               177,865
                                                                       ---------
   Long-term subordinated debt, net of current maturities              $ 291,690
                                                                       =========

   Maturities of long-term subordinated debt at December 31, 1996 are as follows:

                 1997                                 $177,865
                 1998                                  109,537
                 1999                                  118,923
                 2000                                   63,230
                                                      --------
                                                      $469,555
                                                      ========

   CAPITAL LEASE OBLIGATIONS

   The present value of future minimum lease payments as of December 31, 1996 is as follows:

              1997                                          $149,206
              1998                                            86,200
              1999                                             7,517
              2000                                             7,517
              2001                                             5,011
                                                            --------
                      Total minimum lease payments           255,451
              Less interest                                   29,804
                                                            --------
              Present value of lease payments               $225,647
                                                            ========

7. EQUITY INTERESTS

   SHAREHOLDER BUYOUT

   During 1996, the Company reacquired 35 of the 100 shares of $1,000 par value common stock from a single shareholder. The Company bought out the shareholder's interest in consideration of cash and a note payable. This shareholder's interest in the business was reacquired pursuant to the terms of a pre-existing agreement between the shareholders.

8. JOINT VENTURE

   On January 1, 1993, the Company formed a 50-50 joint venture with Car Zee, Inc. ("Car Zee") (formerly known as Voice-Tel of San Jose) under the name of Voice-Tel of the Pacific ("VTOP"). VTOP operates as a service organization providing administrative and sales services to the Company and Car Zee. The investment has been accounted for under the equity method of accounting, and losses in excess of contributions to the joint venture have been presented as a long-term liability in the accompanying balance sheet to reflect the Company's pro rata share of the accumulated deficit in VTOP. The Company's equity in the joint venture is immaterial and is not disclosed separately in the statement of operations.

9. SUBSEQUENT EVENT

   On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,795,000. The acquisition was subject to certain conditions and was consummated on May 6, 1997. The merger was accounted for using the pooling-of-interests method.

                              125976 CANADA LTD.
                         D.B.A. VOICE-TEL OF MANITOBA
                               AND SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF APRIL 30, 1996 AND JANUARY 31, 1997
                                 TOGETHER WITH
                               AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
125976 Canada Ltd.
d.b.a. Voice-Tel of Manitoba:

We have audited the accompanying consolidated balance sheet of 125976 CANADA LTD. d.b.a. VOICE-TEL OF MANITOBA (a Canadian corporation) AND SUBSIDIARIES as of April 30, 1996 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 125976 Canada Ltd. d.b.a. Voice-Tel of Manitoba and subsidiaries as of April 30, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

/s/ Arthur Andersen LLP

Atlanta, Georgia
April 17, 1997

                               125976 CANADA LTD.

                          d.b.a. VOICE-TEL OF MANITOBA

                                AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS
                      APRIL 30, 1996 AND JANUARY 31, 1997
                             (IN CANADIAN DOLLARS)

                                    ASSETS
                                             1996          1997
                                          -----------  -----------
                                                       (Unaudited)
CURRENT ASSETS:
  Cash                                    $   33,156    $   79,835
  Accounts receivable:
   Trade less allowance for doubtful
    accounts of $0 in 1996 and 1997           39,784        81,350
   Related party                             117,618        39,693
  Prepaid expenses and other current
   assets                                     11,595        20,732
                                          -----------  -----------
        Total current assets                 202,153       221,610
                                          -----------  -----------
PROPERTY AND EQUIPMENT (NOTE 5)            1,051,186     1,187,142
  Less accumulated depreciation             (240,267)     (413,513)
                                          -----------  -----------
        Net property and equipment           810,919       773,629
                                          -----------  -----------
INTANGIBLE ASSETS, NET OF ACCUMULATED
  AMORTIZATION OF $67,061 AND $104,105
  IN 1996 AND 1997, RESPECTIVELY             813,118       776,074
                                          -----------  -----------
        Total assets                      $1,826,190    $1,771,313
                                          ===========  ===========
                  LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable                        $  121,522    $  138,346
  Accrued expenses                            18,602        20,649
  Deferred revenue                           116,909       132,074
  Subordinated debt                        1,081,095       797,743
  Current portion of long-term debt          277,921       273,820
                                          -----------  -----------
        Total current liabilities          1,616,049     1,362,632
                                          -----------  -----------
LONG-TERM LIABILITIES:
  Long-term debt (Note 6)                    365,582       161,242
  Deferred tax liability (Note 8)            215,434       215,434
                                          -----------  -----------
                                             581,016       376,676
                                          -----------  -----------
COMMITMENTS AND CONTINGENCIES (NOTE 7)
SHAREHOLDERS' DEFICIT:
  Common stock (Note 9)                          200           200
  Retained (deficit) earnings               (371,075)       31,805
                                          -----------  -----------
        Total shareholders'
         (deficit) earnings                 (370,875)       32,005
                                          -----------  -----------
        Total liabilities and
         shareholders' deficit            $1,826,190    $1,771,313
                                          ===========  ===========

------------------
                 The accompanying notes are an integral part
                     of these consolidated balance sheets.

                               125976 CANADA LTD.

                          d.b.a. VOICE-TEL OF MANITOBA

                                AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED APRIL 30, 1996 AND

                 THE NINE-MONTH PERIOD ENDED JANUARY 31, 1997

                             (IN CANADIAN DOLLARS)



                                           1996          1997
                                        ----------   -----------
                                                     (Unaudited)
REVENUES                                $2,109,797   $ 2,087,542

COST OF SERVICES                           305,196       258,728
                                        ----------   -----------
         Gross margin                    1,804,601     1,828,814
                                        ----------   -----------
OPERATING EXPENSES:
  Selling and marketing                    480,187       471,994
  General and administrative               841,769       677,563
  Depreciation and amortization            225,833       210,290
                                        ----------   -----------
          Total operating expenses       1,547,789     1,359,847
                                        ----------   -----------
OPERATING INCOME                           256,812       468,967

OTHER INCOME (EXPENSE):
  Interest expense                        (130,113)      (62,877)
  Other, net                                46,166        (3,210)
                                        ----------   -----------
NET INCOME                              $  172,865   $   402,880
                                        ==========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                               125976 CANADA LTD.

                          d.b.a. VOICE-TEL OF MANITOBA

                                AND SUBSIDIARIES


                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                       FOR THE YEAR ENDED APRIL 30, 1996

                             (IN CANADIAN DOLLARS)



                              COMMON STOCK    RETAINED
                             --------------
                             SHARES  AMOUNT   DEFICIT      TOTAL
                             ------  ------   --------   ---------
BALANCE, MAY 1, 1995            200    $200  $(543,940)  $(543,740)

  Dividends to shareholders       0       0          0           0
  Net income                      0       0    172,865     172,865
                             ------  ------  ---------   ---------
BALANCE, April 30, 1996         200    $200  $(371,075)  $(370,875)
                             ======  ======  =========   =========

  The accompanying notes are an integral part of this consolidated statement.

                               125976 CANADA LTD.

                          d.b.a. VOICE-TEL OF MANITOBA

                                AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     FOR THE YEAR ENDED APRIL 30, 1996 AND

                 THE NINE-MONTH PERIOD ENDED JANUARY 31, 1997

                             (IN CANADIAN DOLLARS)

                                                                            1996         1997
                                                                          --------   ------------
                                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                             $ 172,865     $ 402,880
                                                                         ---------     ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                       225,833       210,290
       Changes in operating assets and liabilities:
         Decrease (increase) in accounts receivable--trade                  51,171       (41,566)
         (Increase) decrease in accounts receivable--related party         (32,037)       77,925
         Decrease (increase) in other current assets                           924        (9,137)
         Increase in accounts payable                                          656        16,824
         Increase in accrued expenses                                        3,682         2,047
         Deferred revenue                                                   37,780        15,165
                                                                         ----------    ----------
           Total adjustments                                               288,009       271,548
                                                                         ----------    ----------
           Net cash provided by operating activities                       460,874       674,428
                                                                         ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of capital assets                                           (342,366)     (135,956)
  Purchase of franchise rights                                             (40,020)            0
                                                                         ----------    ----------
           Net cash used in investing activities                          (382,386)     (135,956)
                                                                         ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                             303,920             0
  Principal payments on long-term debt                                    (250,369)     (208,441)
  Principal payments on subordinated debt                                 (108,750)     (283,352)
                                                                         ----------    ----------
           Net cash used in financing activities                           (55,199)     (491,793)
                                                                         ----------    ----------
NET INCREASE IN CASH                                                        23,289        46,679

CASH AT BEGINNING OF PERIOD                                                  9,867        33,156
                                                                         ----------    ----------
CASH AT END OF PERIOD                                                    $  33,156     $  79,835
                                                                         ==========    ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:

    Cash paid for interest                                               $ 132,204     $  62,877
                                                                         ==========    ==========

 The accompanying notes are an integral part of these consolidated statements.

                               125976 CANADA LTD.

                         d.b.a. VOICE-TEL OF MANITOBA

                               AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                APRIL 30, 1996


  1. ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     125976 Canada Ltd. d.b.a. Voice-Tel of Manitoba (the "Company") was incorporated on August 17, 1983 in Manitoba, Canada. The Company remained inactive until September 21, 1993 when the Company began operating under franchise rights granted by Voice-Tel Enterprises, Inc. ("VTE"). The Company is the parent company of four other companies operating under VTE franchises as well as a service company that provides computer usage to one of the franchises.

     NATURE OF BUSINESS

     The Company provides digital messaging services under exclusive franchise agreements with VTE. Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Company's computer processing equipment using commercially available telephone lines. Effective September 9, 1993, the Company acquired the franchise rights to solicit and provide Voice-Tel services to the Winnipeg, Manitoba, area. Late in 1993, the Company also acquired the Voice-Tel franchise rights for the majority of the province of Saskatchewan; however, operations did not begin until late 1996. In early 1994, the Company acquired the franchise rights to the Edmonton and Calgary, Alberta, areas. Operations commenced in Edmonton in August 1994 and in Calgary in August 1995. In early 1995, the Company acquired the franchise rights to the

     BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of 125976 Canada Ltd. d.b.a. Voice-Tel of Manitoba and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are presented in Canadian dollars.

     The January 31, 1997 financial statements are unaudited and have been prepared by the management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the January 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The January 31, 1997 financial statements should be read in conjunction with the April 30, 1996 financial statements and related footnotes contained within this report.

     Vancouver, British Columbia, area. During 1996, the remaining service areas in British Columbia were acquired.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Replacements and major improvements related to property and equipment are capitalized. Normal repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (five to seven years). Amortization of leasehold improvements is provided over the lives of the related leases or estimated useful lives, whichever is shorter. Upon the retirement or sale of assets, the costs of such assets and the related accumulated depreciation are removed from the balance sheet and the gain or loss, if any, is included in income.

     INTANGIBLE ASSETS

     Purchased intangible assets, which include franchise agreements and goodwill, are stated at cost, less accumulated amortization, and are being amortized using the straight-line method over the 20-year terms of the franchise agreements. The goodwill that arose from the purchase of the Vancouver franchise is being amortized over the remaining term (17 years and 5 months) of the franchise agreement purchased from a franchise.

     Intangible asset balances consisted of the following at April 30, 1996:

                Franchise agreements             $392,414
                Goodwill                          487,765
                                                 ---------
                                                  880,179
                Less accumulated amortization     (67,061)
                                                 ---------
                Intangibles, net                 $813,118
                                                 ========

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of long-term debt approximates its carrying value as of April 30, 1996.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Company performs services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying consolidated balances sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Company's customers are billed in monthly increments; however, some customers have quarterly and semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Using the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     SOURCE OF SUPPLIES

     The Company does not own a transmission network and, accordingly, relies on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of its subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Company is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Company's products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; the effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effect on the prices that the Company may charge for its products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

  3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Company's risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts. Approximately 90% of the Company's sales were derived through a single national account during 1996. Although this entity is a single account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers who are billed separately and are located throughout all franchise territories, including those operated by other Voice-Tel franchises.

  4. FRANCHISE AGREEMENTS

     The franchise rights were acquired pursuant to franchise agreements entered into with VTE (Note 1). The term of each franchise agreement is 20 years, with an option to renew the agreement for an additional 10 years. The Company is required to pay a monthly royalty in an amount equal to a specified percentage of gross sales, less certain costs. The royalty rates are 6% in the first year of operation under the franchise agreements, 8% in the second year, and 10% thereafter (Note 1). In addition, the Company is required to pay a monthly marketing and promotion fee of 2% of gross sales, less certain costs. The Company is periodically required to pay other special franchise fees and assessments.

     In conjunction with the execution of the franchise agreements, the Company has agreed to act as the service representative of VTE within each of its franchise areas. As consideration for this, the Company receives a monthly fee equal to 20% of the royalties it pays to VTE. During 1996, royalties, franchise fees, and other assessments totaled $123,659, net of any service representative fees received.

  5. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at April 30, 1996:

                   Messaging computer systems       $1,034,710
                   Office equipment                     12,305
                   Leasehold improvements                4,171
                                                    -----------
                                                     1,051,186
                   Less accumulated depreciation      (240,267)
                                                    -----------
                   Property and equipment, net      $  810,919
                                                    ===========

6.   FINANCING OBLIGATIONS

     LONG-TERM DEBT

     Long-term debt consisted of the following at April 30, 1996:

     Note payable to Toronto Dominion Bank in 42 monthly installments of
     $2,775, plus interest at a rate of 1% over the bank's prime rate
     (7.5% at April 30, 1996); balance due December 31, 1997;
     collateralized by equipment                                        $ 55,450

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $261, plus interest at a rate of 1% over the bank's prime rate
     (7.5% at April 30, 1996); balance due September 30, 1997;
     collateralized by equipment                                           4,439

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $233, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due December 31, 1997;
     collateralized by equipment                                           4,660

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $366, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due March 30, 1998;
     collateralized by equipment                                           8,392

     Note payable to Toronto Dominion Bank in 42 monthly installments of
     $5,130, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due August 30, 1998;
     collateralized by equipment                                         143,620

     Note payable to Toronto Dominion Bank in 38 monthly installments of
     $195, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due August 30, 1998;
     collateralized by equipment                                           5,460

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $1,250, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due January 30, 1999;
     collateralized by equipment                                          41,250

     Note payable to Toronto Dominion Bank in 42 monthly installments of
     $2,025, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due February 20, 1998;
     collateralized by equipment                                          44,550

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $415, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due January 20, 1998;
     collateralized by equipment                                        $ 8,715

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $460, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due February 28, 1998;
     collateralized by equipment                                         10,120

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $362, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due March 30, 1998;
     collateralized by equipment                                          8,294

     Note payable to Toronto Dominion Bank in 32 monthly installments of
     $250, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due February 28, 1998;
     collateralized by equipment                                          5,500

     Note payable to Toronto Dominion Bank in 36 monthly installments of
     $240, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due January 30, 1999;
     collateralized by equipment                                          7,920

     Note payable to Toronto Dominion Bank in 42 monthly installments of $3,250, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due July 30, 1999;
     collateralized by equipment                                        126,250

     Note payable to Toronto Dominion Bank in 42 monthly installments of $4,048, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due August 30, 1998;
     collateralized by equipment                                        113,328

     Note payable to Toronto Dominion Bank in 42 monthly installments of
     $330, principal and interest at a rate of 1% over the bank's prime rate (7.5% at April 30, 1996); balance due September 30, 1998;
     collateralized by equipment                                          9,570

     Note payable to Toronto Dominion Bank in 38 monthly installments of $1,165, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due August 30, 1998;
     collateralized by equipment                                         32,620

     Note payable to Toronto Dominion Bank in 36 monthly installments of $405, principal and interest at a rate of 2% over the bank's prime rate (8.5% at April 30, 1996); balance due January 30,
     1999; collateralized by equipment                                 $  13,365
                                                                       ---------
                                                                         643,503


     Less current maturities                                             277,921
                                                                       ---------
     Long-term debt, net of current portion                            $ 365,582
                                                                       =========


     Maturities of long-term debt at April 30, 1996 are as follows:

          1997                                    $ 277,921
          1998                                      256,511
          1999                                       99,821
          2000                                        9,250
          2001                                            0
          Thereafter                                      0
                                                  ---------
                                                  $ 643,503
                                                  =========

     SUBORDINATED DEBT

     Subordinated debt consisted of the following at April 30, 1996:

     Subordinated notes payable to shareholders, monthly interest-only payments at a rate of 1% over prime rate (7.5% at April 30,
     1996); principal payments made subject to available cash
     flow; subordinate to all debt owed to Toronto Dominion Bank      $ 299,800

     Subordinated notes payable to shareholder, monthly interest-only payments at a rate of .75% over the prime rate (7.25% at
     April 30, 1996); principal payments made subject to available cash flow; subordinated to all debt owed to Toronto Dominion
     Bank                                                               189,282

     Subordinated notes payable to shareholder, monthly interest-only payments at a rate of 1% over the prime rate (7.5% at April 30,
     1996); principal payments made subject to available cash flow;
     subordinated to all debt owed to Toronto Dominion Bank             560,000

     Subordinated note payable to VTE in ten monthly installments of U.S. $3,009; principal and interest at a rate of 10%;
     balance due December 15, 1996; subordinated to all debt owed
     to Toronto Dominion Bank                                            32,013
                                                                    -----------
          Total subordinated debt                                   $ 1,081,095
                                                                    ===========

  7. COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     The Company has entered into various operating leases for facilities used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year as of April 30, 1996 are as follows:

          1997                                           $15,951
          1998                                            16,273
          1999                                             8,487
          2000                                             3,820
          2001                                                 0
          Thereafter                                           0
                                                         -------
                                                         $44,531
                                                         =======

     Rent expense under operating leases amounted to $28,456 for the year ended April 30, 1996.

  8. INCOME TAXES

     The Company has no income tax provision for the year ended April 30, 1996 due to the utilization of operating loss carryforwards. The Company has available, at April 30, 1996, unused operating loss carryforwards of approximately $139,000, expiring in 2002.

     The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases, which give rise to deferred tax liabilities as of April 30, 1996 are as follows:

          Noncurrent deferred tax liabilities (assets):
               Property, plant, and equipment basis differences     $289,804
               Net operating loss carryforwards                      (74,370)
                                                                    ---------
               Net deferred tax liability                           $215,434
                                                                    =========

9.   EQUITY INTERESTS

     COMMON STOCK

     The common stock authorized, issued, and outstanding at April 30, 1996 of the Company is as follows:

                                                            PAR       AMOUNT
                                              SHARES       VALUE    CONTRIBUTED
                                SHARES      ISSUED AND      PER     FOR COMMON
                              AUTHORIZED    OUTSTANDING    SHARE       STOCK
                              ----------    -----------    -----    -----------

125976 Canada Ltd.            Unlimited         200        None          $200


10.  RELATED-PARTY TRANSACTIONS

     At April 30, 1996, the Company recorded a related-party receivable from Voice-Tel Services Company of $117,618 related to April collections of accounts receivable.

     During 1996, the Company recorded $12,642 in rental expenses related to a building and office furniture and equipment leased from Brooks Equipment, a shareholder.

11.  SUBSEQUENT EVENT

     On April 2, 1997, the Company entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $5,440,000. The acquisition is subject to certain conditions and is expected to be consummated on or about April 30, 1997. If completed, the merger is intended to be accounted for using the pooling-of-interests method.

                 L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE and

                     VOICE SYSTEMS OF GREATER DAYTON, INC.

                         Combined Financial Statements
                  as of December 31, 1996 and March 31, 1997
                                 Together With
                               Auditors' Report

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
L'Harbot, Inc. and
Voice Systems of Greater Dayton, Inc.:

We have audited the accompanying combined balance sheet of L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE (an Ohio S corporation) AND VOICE SYSTEMS OF GREATER DAYTON, INC. (an Ohio S corporation) as of December 31, 1996 and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of L'Harbot, Inc. and Voice Systems of Greater Dayton, Inc. as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 5, 1997

                 L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE AND

                     VOICE SYSTEMS OF GREATER DAYTON, INC.


                            COMBINED BALANCE SHEETS

                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                    ASSETS

                                                                    1996          1997
                                                                 ---------     ----------
                                                                              (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                      $185,043        $186,830
  Accounts receivable, less allowance for uncollectible
    accounts of $5,315 in 1996 and 1997                            73,703          72,957
                                                                 ---------     ----------
        Total current assets                                      258,746         259,787
                                                                 ---------     ----------
PROPERTY AND EQUIPMENT (NOTE 5)                                   492,215         503,363
  Less accumulated depreciation                                  (260,846)       (285,457)
                                                                 ---------     ----------
       Net property and equipment                                 231,369         217,906
                                                                 ---------     ----------
OTHER ASSETS:
  Franchise fee, net of accumulated amortization of $42,257
    and $50,857 in 1996 and 1997, respectively                     87,743          79,143
  Customer base, net of accumulated amortization of $64,056
    and $68,205 in 1996 and 1997, respectively                      4,149               0
  Other assets                                                          0           2,353
                                                                 ---------     ----------
        Total other assets                                         91,892          81,496
                                                                 ---------     ----------
        Total assets                                             $582,007        $559,189
                                                                 =========     ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                       $ 23,506        $ 29,451
  Deferred revenue                                                 48,545          47,000
  Current portion of long-term debt (Note 6)                       51,833          39,239
  Other current liabilities                                         6,498           5,960
                                                                 --------        --------
        Total current liabilities                                 130,382         121,650
                                                                 --------        --------
LOAN FROM SHAREHOLDER (NOTE 6)                                     56,496          47,424
                                                                 --------        --------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
  COMMON STOCK:
  L'Harbot, Inc., no par value; 750 shares authorized;
    100 shares issued and outstanding in 1996 and 1997            110,000         110,000
  Voice Systems of Greater Dayton, Inc., no par value;
    850 shares authorized; 100 shares issued and
    outstanding in 1996 and 1997                                      500             500
  Retained earnings                                               284,629         279,615
                                                                 --------        --------
        Total shareholders' equity                                395,129         390,115
                                                                 --------        --------
        Total liabilities and shareholders' equity               $582,007        $559,189
                                                                 ========        ========

 The accompanying notes are an integral part of these combined balance sheets.

                 L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE AND

                     VOICE SYSTEMS OF GREATER DAYTON, INC.


                       COMBINED STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                      1996          1997
                                   ---------     -----------
                                                 (Unaudited)
REVENUES                            $719,933      $203,961

COST OF SALES                        158,973        39,828
                                   ---------     -----------
        Gross margin                 560,960       164,133
                                   ---------     -----------

OPERATING EXPENSES:
  Selling and marketing              259,835        71,807
  General and administrative          86,156        22,619
  Depreciation and amortization      116,424        37,360
                                   ---------     -----------
        Total operating expenses     462,415       131,786
                                   ---------     -----------
OPERATING INCOME                      98,545        32,347

OTHER (EXPENSE) INCOME                  (272)       12,639
                                   ---------     -----------
NET INCOME                         $  98,273     $  44,986
                                   =========     ===========



   The accompanying notes are an integral part of these combined statements.

                 L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE AND

                     VOICE SYSTEMS OF GREATER DAYTON, INC.


                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                      L'HARBOT, INC.          VOICE SYSTEMS OF
                               d.b.a. VOICE-TEL TRI-STATE   GREATER DAYTON, INC.     RETAINED
                               --------------------------   --------------------
                               SHARES            AMOUNT     SHARES        AMOUNT     EARNINGS      TOTAL
                               ------           --------    ------        ------     --------    --------
BALANCE, JANUARY 1, 1996          100           $110,000       100        $  500     $196,356    $306,856

  Net income                        0                0           0             0       98,273      98,273
  Dividends to shareholders         0                0           0             0      (10,000)    (10,000)
                               ------           --------    ------        ------     --------    --------
BALANCE, DECEMBER 31, 1996        100           $110,000       100        $  500     $284,629    $395,129
                               ======           ========    ======        ======     ========    ========


    The accompanying notes are an integral part of this combined statement.

                 L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE AND

                     VOICE SYSTEMS OF GREATER DAYTON, INC.


                       COMBINED STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND

                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1997

                                                                                   1996         1997
                                                                                ----------  -----------
                                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                    $  98,273   $  44,986
                                                                                ----------  -----------
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                               116,424      37,360
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                                 (3,038)        746
        Decrease (increase) in other assets                                        11,042      (2,353)
        (Decrease) increase in accounts payable and accrued expenses               (8,549)      5,945
        Increase (decrease) in deferred revenue                                    16,107      (1,545)
        Other                                                                         336        (538)
                                                                                ----------  -----------
          Total adjustments                                                       132,322      39,615
                                                                                ----------  -----------
          Net cash provided by operating activities                               230,595      84,601
                                                                                ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                           (87,723)    (11,148)
                                                                                ----------  -----------
CASH FLOWS USED IN FINANCING ACTIVITIES:
  Principal payments on long-term debt                                            (53,016)    (21,666)
  Dividends paid to shareholders                                                  (10,000)    (50,000)
                                                                                ----------  -----------
          Net cash used in financing activities                                   (63,016)    (71,666)
                                                                                ----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                           79,856      1,787


CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  105,187     185,043
                                                                                ----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 185,043   $ 186,830
                                                                                ==========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                        $   9,691   $    1,801
                                                                                ==========  ===========

   The accompanying notes are an integral part of these combined statements.

                 L'HARBOT, INC. d.b.a. VOICE-TEL TRI-STATE AND


                     VOICE SYSTEMS OF GREATER DAYTON, INC.



                    NOTES TO COMBINED FINANCIAL STATEMENTS


                               DECEMBER 31, 1996

1.   ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

     ORGANIZATION

     L'Harbot, Inc. ("L'Harbot") d.b.a. Voice-Tel Tri-State and Voice Systems of Greater Dayton, Inc. ("Dayton") are separate corporations which have common ownership and are collectively referred to herein as the "Companies." L'Harbot and Dayton were incorporated in Ohio on October 13, 1989 and April 18, 1994, respectively.

     NATURE OF BUSINESS

     The Companies provide digital messaging services under exclusive franchise agreements with Voice-Tel Enterprises, Inc. ("VTE"). Business is conducted using the proprietary trade name "Voice-Tel." The Voice-Tel system operates on the Companies' computer processing equipment using commercially available telephone lines. Effective October 1989, L'Harbot acquired the franchise rights to solicit and provide Voice-Tel services. Effective April 1994, Dayton acquired its franchise rights from a third party who had previously acquired the rights from VTE. The Companies primarily operate in the state of Ohio.

     BASIS OF PRESENTATION

     The accompanying combined financial statements of the Companies are prepared on the accrual basis of accounting and present their combined assets, liabilities, revenues, expenses, and cash flows as if the Companies existed as a separate corporation during the period presented.

     The financial information included herein may not necessarily reflect the financial position, results of operations, or cash flows of the Companies in the future or what the financial position, results of operations, or cash flows of the Companies would have been if they were combined as a separate and stand-alone company during the periods presented.

     The March 31, 1997 financial statements are unaudited and have been prepared by the management of L'Harbot and Dayton in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of the management of the Companies, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation of the March 31, 1997 financial statements have been included, and the accompanying financial statements present fairly the financial position and the results of operations for the interim period presented. The March 31, 1997 financial statements should be read in conjunction with the December 31, 1996 audited financial statements and related footnotes contained within the report.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PRINCIPLES OF COMBINATION

     The financial statements include the accounts of L'Harbot, Inc. and Voice Systems of Greater Dayton, Inc. All significant intercompany balances and transactions have been eliminated in combination.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is provided for using the straight-line method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. The estimated useful lives are five to seven years for telephone equipment and three to seven years for furniture, fixtures, and equipment. The cost of installed equipment includes expenditures for installation.

     INTANGIBLE ASSETS

     Purchased intangible assets, which include franchise agreements and customer base, are recorded at cost. Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets or terms of the agreements (20 years for franchise agreements and three years for customer base).

     LONG-LIVED ASSETS

     Management reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted estimated future cash flows are insufficient to recover the current carrying amount of the asset. There was no impairment in 1996.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt approximates its carrying value as of December 31, 1996.

     REVENUE RECOGNITION AND DEFERRED REVENUES

     Revenues are recognized as the Companies perform services in accordance with contract terms. Billings in advance for messaging services are recorded on the accompanying combined balance sheets as deferred revenue. These revenues are recognized when the related service is provided. The majority of the Companies' customers are billed monthly; however, some customers have quarterly or semiannual billing cycles.

     COST OF SERVICES

     Cost of services includes all direct expenses incurred in providing voice messaging services, including long-distance carrier costs and applicable taxes.

     INCOME TAXES

     The Companies have elected to be treated as small business S corporations for federal and state income tax purposes. As such, in lieu of corporate income tax consequences arising at the Companies' level, the individual shareholders are allocated their proportionate shares of the Companies' taxable income or loss.

     REGULATION

     The Companies are subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions.

     SOURCE OF SUPPLIES

     The Companies do not own a transmission network and, accordingly, rely on both facilities-based and nonfacilities-based local and long-distance carriers and other companies to provide transmission of their subscribers' voice messaging. Although management believes that alternative telecommunications facilities could be found in a timely manner, disruption of these services for more than a brief period would have an adverse effect on operating results.

     FACTORS IMPACTING FUTURE SUCCESS

     The future success of the Companies is dependent upon a number of factors, including the effect of rapid technological changes affecting the markets for the Companies' products and services and management's ability to effectively respond to those changes, including the development, implementation, marketing, and support of new or improved products and services to respond to the changing environment; effects of intense competition in information and telecommunications services markets, including, among other things, the consequent effects on the prices that the Companies may charge for their products and services; the effect of regulatory changes in the telecommunications industry; and the risk of dependence on key managerial personnel.

3.   CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Companies to concentrations of credit risk consist only of accounts receivable, as collateral is not required. The Companies' risk of loss is limited due to advance billings to customers and the ability to terminate access on delinquent accounts.

     The Companies' ten largest customers accounted for approximately 66% of net sales for the year ended December 31, 1996. Approximately 56% of the Companies' sales were derived from a single national account during 1996. Although this entity is a single national account that is managed on a collective basis, it is actually comprised of a large number of individual subscribers located throughout all franchise territories, including those operated by other Voice-Tel franchisees.

4.   FRANCHISE AGREEMENTS

     Franchise rights were acquired pursuant to franchise agreements entered into with VTE (Note 1) in October 1989 by L'Harbot and April 1994 by Dayton. Under the franchise agreements, the Companies have the exclusive rights to solicit and provide Voice-Tel digital messaging services in the Dayton and Cincinnati, Ohio, areas. The terms of the franchise agreements are 20 years, with an option to renew for an additional 10 years. In addition to the initial franchise fees, which are being amortized over the terms of the agreements, the Companies are required to pay a monthly royalty in an amount equal to 10% of gross sales, less certain costs. A monthly marketing and promotion fee of 2% of gross sales is also payable to VTE.

     In return for L'Harbot acting as VTE's exclusive service representative and supervising operations of the local franchise, VTE pays the L'Harbot a continuing fee equal to 40% of the royalty received by VTE on gross sales, less certain costs, for the term of the franchise agreement. The Companies are periodically required to pay other special franchise fees and assessments. During 1996, royalties, franchise fees, and other assessments totaled approximately $85,000, net of any service representative fees received and are included in selling and marketing expenses on the accompanying statement of operations. In addition, the franchise agreements contain a covenant not to compete for up to three years subsequent to the termination of such agreement.

5.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 consisted of the following:

          Telephone equipment                     $470,268
          Furniture, fixtures and equipment         21,947
                                                  ---------
               Total property and equipment        492,215
          Accumulated depreciation                (260,846)
                                                  ---------
          Property and equipment, net             $231,369
                                                  =========


6.   LONG-TERM DEBT

     Long-term debt at December 31, 1996 consisted of the following:

          $200,000 promissory note to shareholder; 6.75% interest,
          payable in 60 monthly installments of $3,937, due in
          full April 1, 1999                                          $ 97,137

          $42,000 promissory note to Star Bank, N.A.; 8.9% interest, payable in 36 monthly installments of $1,334, due in full
          September 12, 1997                                            11,192
                                                                      --------
                                                                       108,329

          Less current maturities                                      (51,833)
                                                                      --------
                                                                      $ 56,496
                                                                      ========

     Future maturities of long-term debt at December 31, 1996 are as follows:

               1997                                    $ 51,833
               1998                                      46,358
               1999                                      10,138
               2000                                           0
               2001                                           0
               Thereafter                                     0
                                                       --------
                                                       $108,329
                                                       ========

7.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Companies lease certain facilities used in their operations under noncancelable operating lease agreements. Aggregate future minimum annual rental obligations under noncancelable operating leases as of December 31, 1996 are as follows:

          1997                                    $15,673
          1998                                     14,625
          1999                                     14,743
          2000                                     14,743
          2001                                      4,190
          Thereafter                                    0
                                                  ---------
                                                  $63,974
                                                  =========

     Rental expense was approximately $17,000 during 1996.

8.   RELATED-PARTY TRANSACTIONS

     L'Harbot purchases additional voice messaging capacity from Dayton. All intercompany revenues and expenses have been eliminated in the accompanying combined financial statements.

     As disclosed in Note 6, Dayton has outstanding debt to its shareholder.

9.   SUBSEQUENT EVENT

     On May 22, 1997, the Companies entered into a definitive agreement to merge with Premiere Technologies, Inc. ("Premiere") in exchange for shares of Premiere stock with a value of approximately $1,300,000. The acquisition has been accounted for using the pooling-of-interests method.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma combined financial information gives effect to the acquisitions by Premiere Technologies, Inc. ("Premiere" or the "Company"), in separate transactions, of: (i) TeleT Communications LLC ("TeleT"); (ii) Voice-Tel Enterprises, Inc, ("VTE"), VTN, Inc. ("VTN") the general partner of Voice-Tel Network Limited Partnership ("VTNLP"), the limited partner interest in VTNLP, and certain independently owned and operated franchisees of VTE that met the significance tests of Rule 3-05 of Regulation S-X (referred to collectively as the "Other Significant Franchisees" and such acquisitions are referred to collectively as the the "Other Significant Voice-Tel Acquisitions"); and (iii) certain additional individually insignificant franchisees that when aggregated meet the significance tests of Rule 3-05 of Regulation S-X (referred to collectively as the "Significant Franchisees"). The Other Significant Franchisees and the Significant Franchisees are sometimes referred to collectively as the "Significant Voice-Tel Entities" and such acquisitions are referred to collectively as the "Significant Voice-Tel Acquisitions." The unaudited pro forma financial information relating to the Company, TeleT and each of the Other Significant Franchisees has previously been filed with the Securities and Exchange Commission (the "Commission") and is incorporated by reference herein from the Company's Current Report on Form 8-K dated April 30, 1997, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 16, 1997.

  The unaudited pro forma combined financial information gives effect to the Company's acquisition of TeleT on September 18, 1996 as though the transaction occurred January 1, 1996. The Company exchanged 498,187 shares of its common stock and paid approximately $2.8 million in cash for TeleT. This acquisition has been accounted for under the purchase method of accounting.

  In addition, the unaudited pro forma combined financial information gives effect to the Company's acquisition of Voice Partners on June 13, 1997 and the limited partner interest in VTNLP on April 29, 1997 as though such transactions occurred on March 31, 1997 for pro forma balance sheet purposes and on January 1, 1996 for pro forma statements of income purposes. The Company paid approximately $80,000 and $9,200,000 in cash for Voice Partners and the limited partner interest in VTNLP, respectively. These acquisitions have been accounted for under the purchase method of accounting. All remaining acquisitions of the Significant Voice-Tel Entities were accounted for under the pooling-of-interests method of accounting and the unaudited pro forma combined financial statements reflect these transactions as if they had occurred January 1, 1994.

  The number of pro forma weighted average common shares and common share equivalents used to compute pro forma net income per share reflects the aggregate of the weighted average outstanding shares or owners' interests of the businesses acquired through the Significant Voice-Tel Acquisitions, adjusted to equivalent shares of Premiere for all periods presented.

  The Company's historical financial statements for the nine-month fiscal period ended December 31, 1994 have been adjusted to reflect a comparative twelve-month period ended December 31, 1994 reported for the Significant Voice-Tel Entities. The additional three-month period adjustment is unaudited and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 27, 1997 incorporated by reference herein.

  Certain balance sheet and income statement amounts contained in historical financial statements of the Significant Voice-Tel Entities have been reclassified to conform with the unaudited pro forma combined financial statement presentation and disclosure practices of Premiere. In connection with the Company's acquisitions of VTE, VTN, the limited partner interest in VTNLP, and substantially all of the franchisees (referred to collectively as the Voice-Tel Entities and such acquisitions are referred to collectively as the "Voice-Tel Acquisitions"), the Company will take a charge in the second quarter of 1997 of approximately $40 million to $45 million, consisting of transaction expenses and restructuring and related costs (including severance costs, charges for asset impairment and costs related to exiting the franchise business and closing certain facilities). This charge (at an assumed level of $45 million), net of the related income tax effect, has been reflected as a reduction in retained earnings and shareholders' equity of $32.5 million in the pro forma balance sheet.

  The pro forma financial information does not give effect to the acquisition of the remaining franchisees which are not "significant" under Rule 3-05 of Regulation S-X. The Significant Voice-Tel Acquisitions represented approximately 71%, 67% and 63% of the revenues of the combined Voice-Tel Entities (after eliminating transactions between such entities) for 1996, 1995 and 1994, respectively.

  The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Significant Voice-Tel Acquisitions occurred at the beginning of the periods presented nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined financial statements are based on the respective historical financial statements for Premiere, TeleT and the Significant Voice-Tel Entities and should be read in conjunction with the respective historical financial statements incorporated by reference herein.

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
as of March 31, 1997

                                                              Other Significant
                                                                  Voice-Tel
                                                 Premiere       Acquisitions         VMS
ASSETS
Current Assets:
  Cash and cash equivalents                   $  67,337,850    $   2,130,238    $      89,877
  Accounts receivable                             7,057,714       11,610,059          114,355
  Deferred tax assets, net                        2,177,632          470,000              -
  Prepaid expenses and other current assets       3,206,445        3,002,520            9,611
  Total current assets                           79,779,641       17,212,817          213,843

Property and equipment, net                      21,111,340       12,109,453          319,998


Other assets:                                    42,553,379        8,533,833          256,983


Total Assets:                                   143,444,360       37,856,103          790,824

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt               4,405,506       12,418,934          175,595
  Accounts payable and accrued expenses          10,597,872       13,180,279           99,283
  Income tax payable                                    -                -                -
  Total current liabilities                      15,003,378       25,599,213          274,878

Long-term Liabilities:
  Long-term debt                                    172,272        8,173,319              -
  Subordinated debt                                     -          6,684,843              -
  Deferred taxes                                    334,520          825,640              -
  Other accrued liabilities                             -            216,637              -
  Total long-term liabilities                       506,792       15,900,439              -

  Total Liabilities                              15,510,170       41,499,652          274,878

Shareholders' Equity:
  Common stock                                      240,948        5,381,029            1,200
  Treasury stock                                        -         (3,180,645)             -
  Additional paid in capital                    125,798,347        1,004,018          171,462
  Stock subscription receivable                         -            (43,770)             -
  Retained earnings                               1,894,895       (6,804,181)         343,284
Total equity                                    127,934,190       (3,643,549)         515,946

Total liabilities and shareholders' equity    $ 143,444,360    $  37,856,103    $     790,824

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
as of March 31, 1997


                                                   VTST               MMP            VTB              Hi-Pak       Voice-Net
ASSETS
Current Assets:
  Cash and cash equivalents                   $      66,513    $      38,564    $     245,087   $      81,436   $     190,446
  Accounts receivable                                44,307           98,961          389,447         133,358         173,653
  Deferred tax assets, net                              -                -                -               -               -
  Prepaid expenses and other current assets           3,050            1,459              -             4,068          26,475
  Total current assets                              113,870          138,984          634,534         218,862         390,574

Property and equipment, net                         110,277          111,394          369,577         446,320         373,698

Other assets:                                        65,663           91,592           47,813         110,071          36,046

Total Assets:                                       289,810          341,970        1,051,924         775,253         800,318

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                     -             49,327            9,279          84,136         103,883
  Accounts payable and accrued expenses               9,901          164,738          942,128         110,861         234,388
  Income tax payable                                    -                -                -               -               -
  Total current liabilities                           9,901          214,065          951,407         194,997         338,271

Long-term Liabilities:
  Long-term debt                                        -            154,700              -            50,363          74,365
  Subordinated debt                                     -                -                -               -               -
  Deferred taxes                                        -                -                -               -               -
  Other accrued liabilities                             -                -                -               -               -
  Total long-term liabilities                           -            154,700              -            50,363          74,365

  Total Liabilities                                   9,901          368,765          951,407         245,360         412,636

Shareholders' Equity:
  Common stock                                      225,000           88,900           50,000          73,000         400,000
  Treasury stock                                        -                -                -               -          (130,000)
  Additional paid in capital                            -                -                -           149,860             -
  Stock subscription receivable                         -                -                -               -               -
  Retained earnings                                  54,909         (115,695)          50,517         307,033         117,682
Total equity                                        279,909          (26,795)         100,517         529,893         387,682

Total liabilities and shareholders' equity    $     289,810    $     341,970    $   1,051,924   $     775,253   $     800,318

                                                         Historical

                                                   Dowd            D & K
ASSETS
Current Assets:
Cash and cash equivalents                     $     301,365   $     207,389
Accounts receivable                                  87,696          59,180
Deferred tax assets, net                                -               -
Prepaid expenses and other current assets               575           6,620
Total current assets                                389,636         273,189

Property and equipment, net                         221,817         203,409

Other assets:                                        30,110          89,005

Total Assets:                                       641,563         565,603

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                    46,266          68,411
Accounts payable and accrued expenses                83,488         104,714
Income tax payable                                      -               -
Total current liabilities                           129,754         173,125

Long-term Liabilities
Long-term debt                                       15,818          14,052
Subordinated debt                                       -               -
Deferred taxes                                          -               -
Other accrued liabilities                           194,198             -
Total long-term liabilities                         210,016          14,052

Total Liabilities                                   339,770         187,177

Shareholders' Equity:
Common stock                                            500          30,000
Treasury stock                                          -               -
Additional paid in capital                              -           195,900
Stock subscription receivable                           -               -
Retained earnings                                   301,293         152,526
Total equity                                        301,793         378,426

Total liabilities and shareholders' equity    $     641,563   $     565,603

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
as of March 31, 1997



                                                                     Voice
                                                AudioInfo.          Partners        DARP            VTI             In-Touch

ASSETS
Current Assets:
  Cash and cash equivalents                   $       2,511    $      19,807   $     102,964   $       4,178    $       6,148
  Accounts receivable                                31,027           14,747          88,954          55,538          178,734
  Deferred tax assets, net                              -                -               -               -                -
  Prepaid expenses and other current assets          30,863            6,280             -           120,265           17,944
  Total current assets                               64,401           40,834         191,918         179,981          202,826

Property and equipment, net                          17,209           60,373         340,827         271,818          235,376


Other assets:                                        54,448           56,555          47,143         202,198          119,258


Total Assets:                                       136,058          157,762         579,888         653,997          557,460

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                  33,825           30,315         128,147          11,307          371,506
  Accounts payable and accrued expenses               4,081           28,235          52,630          46,304          156,440
  Income tax payble                                    -                -               -               -                -
  Total current liabilities                          37,906           58,550         180,777          57,611          527,946

Long-term Liabilities:
  Long-term debt                                        -             43,673         255,706         515,907          408,595
  Subordinated Debt                                     -                -               -               -                -
  Deferred taxes                                        -                -            15,500             -                -
  Other accrued liabilities                             -                -               -               -            194,286
  Total long-term liabilities                           -             43,673         271,206         515,907          602,881

  Total Liabilities                                  37,906          102,223         451,983         573,518        1,130,827



Shareholders' Equity:
  Common stock                                        1,000              -            20,000          10,000          100,000
  Treasury stock                                        -                -               -               -            (35,000)
  Additional paid in capital                          4,000          240,000         201,500          14,000              -
  Stock subscription receivable                         -                -               -               -                -
  Retained earnings                                  93,152         (184,461)        (93,595)         56,479         (638,367)
Total equity                                         98,152           55,539         127,905          80,479         (573,367)

Total liabilities and shareholders' equity    $     136,058    $     157,762   $     579,888   $     653,997    $     557,460

                                                    Manitoba(H)    L'Harbot
ASSETS
Current Assets:
  Cash and cash equivalents                   $      59,876   $     186,830
  Accounts receivable                                61,013          72,957
  Deferred tax assets, net                              -               -
  Prepaid expenses and other current assets          45,319             -
  Total current assets                              166,208         259,787

Property and equipment, net                         580,222         217,906

Other assets:                                       582,056          81,496

Total Assets:                                     1,328,486         559,189

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                 803,672          39,239
  Accounts payable and accrued expenses             218,302          82,411
  Income tax payable                                    -               -
  Total current liabilities                       1,021,974         121,650

Long-term Liabilities:
  Long-term debt                                    120,932          47,424
  Subordinated debt                                     -               -
  Deferred taxes                                    161,576             -
  Other accrued liabilities                             -               -
  Total long-term liabilities                       282,508          47,424

  Total Liabilities                               1,304,482         169,074

Shareholders' Equity:
  Common stock                                          150         110,500
  Treasury stock                                        -               -
  Additional paid in capital                            -               -
  Stock subscription receivable                         -               -
  Retained earnings                                  23,854         279,615
Total equity                                         24,004         390,115

Total liabilities and shareholders' equity    $   1,328,486   $     559,189

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
as of March 31, 1997


                                                Pro Forma
                                               Adjustments           Pro Forma
ASSETS
Current Assets:
  Cash and cash equivalents                 $  (9,877,638)(D)    $   61,193,441
  Accounts receivable                          (8,314,000)(B)        11,957,700
  Deferred tax assets, net                            -               2,647,632
  Prepaid expenses and other current assets       (72,500)(C)         6,408,994
  Total current assets                        (18,264,138)           82,207,767

Property and equipment, net                    (1,040,468)(B)        45,340,684
                                                9,280,138 (D)

Other assets:                                  (3,347,191)(C)        49,610,458


Total Assets:                                 (13,371,659)          177,158,909

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt            (5,858,000)(B)        12,921,348
  Accounts payable and accrued expenses        (2,026,000)(B)        24,090,055
  Income tax payable                            1,314,646 (E)         1,314,646
  Total current liabilities                    (6,569,354)           38,326,049

Long-term Liabilities:
  Long-term debt                                      -              10,047,126
  Subordinated debt                                   -               6,684,843
  Deferred taxes                                  709,983 (E)         2,047,219
  Other accrued liabilities                    32,500,000 (A)        33,105,121
  Total long-term liabilities                  33,209,983            51,884,309

  Total Liabilities                            26,640,629            90,210,358

Shareholders' Equity:
  Common stock                                 (6,443,332)(F)           288,895
  Treasury stock                                3,345,645 (F)               -
  Additional paid in capital                     (368,782)(F)       127,410,305
  Stock subscription receivable                    43,770 (F)               -
  Retained earnings                           (36,589,589)          (40,750,649)
Total equity                                  (40,012,288)           86,948,551

Total liabilities and shareholders' equity  $ (13,371,659)       $  177,158,909

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                   <1><2>              <2>             Pro Forma
                                                 Historical         Historical        Adjustments
                                                  Premiere            Telet              Telet
Revenues                                     $    10,093,122    $       62,651     $            -

Cost of services                                   3,450,941                 -
Gross margin                                       6,642,181            62,651                  -
Operating expenses:
  Selling, general and administrative              5,364,808           221,144                  -
  Depreciation and amortization                      344,486                 -             13,393 (I)

  Total operating expenses                         5,709,294           221,144             13,393
Operating income (loss)                              932,887          (158,493)           (13,393)
Other income (expense):
  Interest income                                    266,186                 -            (27,983)(K)

  Interest expense                                   (90,473)                -                  -
  Other, net                                          (4,563)           (3,251)                 -
Net income (loss) before income taxes        $     1,104,037    $     (161,744)    $      (41,376)
Provision (benefit) for income taxes                 371,219           (63,081)           (16,964)(L)

Net income (loss)                            $       732,818    $      (98,663)    $      (24,412)


Pro forma income (loss) attributable
to common shareholders for primary
earnings per share                           $     1,010,547    $      (98,663)    $      (24,412)

Earnings per share                           $           .05

Weighted average number of common
shares and common share equivalents
outstanding                                       18,750,781                              498,187

(1) Excludes effect of extraordinary items of $59,000, net of tax effect.
(2) Derived from the historical statements of operations of the Company and Connect, Inc. (incorporated by reference herein),
    Leitess Information Solutions LLC and Planet Communications LLC (collectively, "Telet Communications LLC").


PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                              Pro Forma     Historical

                                                             Other
                                                           Significant
                                                           Voice-Tel
                                              Premiere     Acquisitions        VMS            VTST         MMP             VTB

Revenues                                    $ 10,155,773   $ 13,134,256    $   431,063   $   132,926  $    343,702     $   671,177

Cost of services                               3,450,941      2,769,878         85,433        21,707       112,228         190,761
Gross margin                                   6,704,832     10,364,378        345,630       111,219       231,474         480,416
Operating expenses:
  Selling, general and administrative          5,585,952      6,874,531        195,838        49,743       189,608         354,291
  Depreciation and amortization                  357,879      1,579,552         54,857        21,778        19,490          37,827


  Total operating expenses                     5,943,831      8,454,083        250,695        71,521       209,098         392,118
Operating income (loss)                          761,001      1,910,295         94,935        39,698        22,376          88,298
Other income (expense):
  Interest income                                238,203        178,000            667             -             -               -

  Interest expense                               (90,473)      (814,758)       (10,778)            -        (9,601)         (1,348)
  Other, net                                      (7,814)       107,188          1,521             -             -             148
Net income (loss) before income taxes       $    900,917   $  1,380,725    $    86,345   $    39,698  $     12,775     $    87,098
Provision (benefit) for income taxes             291,175        176,949              -             -             -               -

Net income (loss)                           $    609,742   $  1,203,776    $    86,345   $    39,698  $     12,775     $    87,098

Pro forma income (loss) attributable
to common shareholders for primary
earnings per share                          $    887,472   $  1,203,776    $    86,345   $    39,698  $     12,775     $    87,098

Earnings per share                          $        .05

Weighted average number of common
shares and common share equivalents
outstanding                                   19,248,968 (M)



PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                        Hi-Pak        Voice-Net         Dowd            D & K
Revenues                                              $ 423,862     $ 390,466       $  218,063       $  377,516

Cost of services                                         69,286        55,448           31,750          126,579
Gross margin                                            354,576       335,018          186,313          250,937
Operating expenses:
  Selling, general and administrative                   270,022       217,817          106,294          177,150
  Depreciation and amortization                          58,649        38,089           31,751           15,867


  Total operating expenses                              328,671       255,906          138,045          193,017
Operating income (loss)                                  25,905        79,112           48,268           57,920
Other income (expense):
  Interest income                                         1,232             -                -                -

  Interest expense                                      (10,156)       (6,016)          (3,428)          (2,813)
  Other, net                                              2,350         1,857            1,787                -
Net income (loss) before income taxes                 $  19,331     $  74,953       $   46,627       $   55,107
Provision (benefit) for income taxes                          -         6,548                -                -

Net income (loss)                                     $  19,331     $  68,405       $   46,627       $   55,107

Pro forma income (loss) attributable to common
 shareholders for primary earnings per share          $  19,331     $  68,405       $   46,627       $   55,107

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

                                                                           Voice
                                                       AudioInfo.         Partners         DARP
Revenues                                              $  99,058         $  23,865       $ 241,244

Cost of services                                         17,082             4,502          67,204
Gross margin                                             81,976            19,363         174,040
Operating expenses:
  Selling, general and administrative                    51,145            33,413          94,661
  Depreciation and amortization                          17,729             4,345          32,535

  Total operating expenses                               68,874            37,758         127,196
Operating income (loss)                                  13,102           (18,395)         46,844
Other income (expense):
  Interest income                                             -                 -               -

  Interest expense                                       (2,941)           (1,889)        (16,948)
  Other, net                                                  -            (1,952)          9,079
Net income (loss) before income taxes                 $  10,161         $ (22,236)     $   38,975
Provision (benefit) for income taxes                      1,524                 -           9,062

Net income (loss)                                     $   8,637         $ (22,236)     $   29,913

Pro forma income (loss) attributable to common
shareholders for primary earnings per share           $   8,637         $ (22,236)     $   29,913

Earnings per share

Weighted average number of common shares and common share equivalents outstanding


PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                                                                      Pro Forma
                                                  VTI         In-Touch     Manitoba(H)   L'Harbot      Adjustments       Pro Forma
Revenues                                      $  203,164   $    362,438  $   488,035  $   179,983  $ (1,858,000) (B)  $ 26,018,591

Cost of services                                  22,357         98,657      139,099       39,743      (551,500) (B)     6,751,155
Gross margin                                     180,807        263,781      348,936      140,240    (1,306,500)        19,267,436
Operating expenses:
  Selling, general and administrative             75,432        206,246      205,415       86,498    (1,144,000) (B)    13,630,056
  Depreciation and amortization                   24,846         26,941       47,292       29,106      (161,496) (B)     2,184,955
                                                                                                       (110,250) (C)
                                                                                                         58,168  (D)
  Total operating expenses                       100,278        233,187      252,707      115,604    (1,357,578)        15,815,011
Operating income (loss)                           80,529         30,594       96,229       24,636        51,078          3,452,425
Other income (expense):
  Interest income                                      -              -            -            -      (268,079) (B)       150,023

  Interest expense                               (12,606)       (18,559)     (18,000)           -       148,579  (B)      (871,735)
  Other, net                                           -         (3,177)           -          (68)            -            110,919
Net income (loss) before income taxes         $   67,923   $      8,858  $    78,229  $    24,568  $    (68,422)         2,841,632
Provision (benefit) for income taxes                   -              -       39,893            -       700,158  (E)     1,225,309

Net income (loss)                             $   67,923   $      8,858  $    38,336  $    24,568  $   (768,580)      $  1,616,323


Pro forma income (loss) attributable
to common shareholders for primary
earnings per share                            $   67,923   $      8,858  $    38,336  $    24,568  $ (1,043,085)      $  1,619,548


Earnings per share                                                                                                    $        .07


Weighted average number of common shares
and common share equivalents outstanding                                                              3,738,584 (G)     22,987,552

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                                                               Other Significant
                                                                                   Voice-Tel
                                                            Premiere              Acquisitions           VMS             VTST

Revenues                                                   $ 18,871,052           $ 13,741,293        $ 421,358        $ 139,070

 Cost of services                                             6,211,183              3,129,303           68,285           19,416
 Gross margin                                                12,659,869             10,611,990          353,073          119,654
 Operating expenses:
   Selling, general and administrative                        6,825,039              7,138,928          183,915           52,733
   Depreciation and amortization                              1,242,744              1,428,818           56,308           21,735


   Total operating expenses                                   8,067,783              8,567,746          240,223           74,468
 Operating income (loss)                                      4,592,086              2,044,244          112,850           45,186
 Other income (expense):
   Interest Income                                              707,320                173,323              795             --

   Interest expense                                             (77,651)              (611,189)          (2,840)            --
   Other, net                                                    38,661                112,113            2,535             --
Net income (loss) before income taxes                      $  5,260,416           $  1,718,491        $ 113,340        $  45,186
Provision (benefit) for income taxes                          1,498,094                393,396             --               --

Net income (loss)                                          $  3,762,322           $  1,325,095        $ 113,340        $  45,186

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                                  $  4,148,041(1)        $  1,325,095        $ 113,340        $  45,186

Earnings per share                                         $       0.16

Weighted average number of common shares and common
share equivalents outstanding                                26,620,621

---------------
(1) Amount includes the pro forma net interest adjustment of $385,719 assumed under the treasury stock method.

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997



                                                                                             Historical

                                                 MMP          VTB         Hi-Pak      Voice-Net     Dowd        D & K     AudioInfo
Revenues                                      $ 314,185    $ 683,164    $ 442,283    $ 433,973   $ 228,864    $ 302,605   $  99,321

 Cost of services                                84,924      196,736       72,510       80,021      24,382       82,901      17,575
 Gross margin                                   229,261      486,428      369,773      353,952     204,482      219,704      81,746
 Operating expenses:
   Selling, general and administrative          170,465      377,786      262,026      211,507      86,164      159,268      63,764
   Depreciation and amortization                 19,291       28,034       59,379       38,435      31,509       27,610      18,933


   Total operating expenses                     189,756      405,820      321,405      249,942     117,673      186,878      82,697
 Operating income (loss)                         39,505       80,608       48,368      104,010      86,809       32,826        (951)
 Other income (expense):

   Interest income                                 --           --            352         --          --           --          --

   Interest expense                              (6,882)        (363)      (6,529)      (6,029)     (2,683)      (2,343)     (1,829)
   Other, net                                      --            166       (5,066)         591     (20,718)        --        13,227
Net income (loss) before income taxes         $  32,623    $  80,411    $  37,125    $  98,572   $  63,408    $  30,483   $  10,447
Provision (benefit) for income taxes               --           --           --         12,962        --           --         1,567

Net income (loss)                             $  32,623    $  80,411    $  37,125    $  85,610   $  63,408    $  30,483   $   8,880


Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                     $  32,623    $  80,411    $  37,125    $  85,610   $  63,408    $  30,483   $   8,880

Earnings per share

Weighted average number of common shares and common share equivalents outstanding


PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                            Voice                                                                      Pro Forma
                                           Partners      DARP          VTI       In-Touch   Manitoba(H)   L'Harbot    Adjustments

Revenues                                  $  31,400    $229,626      $204,500   $ 345,872    $ 521,886    $203,961   $(2,089,900)(B)


 Cost of services                             5,806      54,060        21,872      83,143       64,682      39,828      (809,500)(B)

 Gross margin                                25,594     175,566       182,628     262,729      457,204     164,133    (1,280,400)
 Operating expenses:
   Selling, general and administrative       32,587      74,027        60,194     153,950      287,389      94,426      (833,000)(B)
   Depreciation and amortization              3,912      41,427        25,379      28,851       52,573      37,360      (195,410)(B)

                                                                                                                        (110,250)(C)

                                                                                                                          58,168 (D)




   Total operating expenses                  36,499     115,454        85,573     182,801      339,962     131,786    (1,080,492)
 Operating income (loss)                    (10,905)     60,112        97,055      79,928      117,242      32,347      (199,908)
 Other income (expense):
   Interest income                             --          --            --          --           --          --         (48,000)(B)
                                                                                                                        (119,500)(D)

   Interest expense                         (22,949)       --         (11,974)    (23,237)     (15,719)       --          48,000 (B)

   Other, net                                13,098      10,053          --          --           (803)     12,639           --
Net income (loss) before income taxes     $ (20,756)   $ 70,165      $ 85,081   $  56,691    $ 100,720    $ 44,986   $  (319,408)
Provision (benefit) for income taxes           --           -            --          --           --          --         670,016 (E)


Net income (loss)                         $ (20,756)   $ 70,165      $ 85,081   $  56,691    $ 100,720    $ 44,986   $  (989,424)

Pro forma income(Loss) attributable
to common shareholders for primary
earnings per share                        $ (20,756)   $ 70,165      $ 85,081   $  56,691    $ 100,720    $ 44,986   $(1,127,968)

Earnings per share


Weighted average number of common shares
and common share equivalents outstanding                                                                               3,838,222 (G)

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                               Pro Forma
Revenues                                      $ 35,124,513

 Cost of services                                9,447,127
 Gross margin                                   25,677,386
 Operating expenses:
   Selling, general and administrative          15,401,168
   Depreciation and amortization                 2,914,806



   Total operating expenses                     18,315,974
 Operating income (loss)                         7,361,412
 Other income (expense):
   Interest income                                 714,290

   Interest expense                               (744,217)

 Other, net                                        176,496
Net income (loss) before income taxes         $  7,507,981
Provision (benefit) for income taxes             2,576,035

Net income (loss)                             $  4,931,946

Pro forma income(Loss) attributable to-
common shareholders for primary earnings
per share                                     $  5,179,121

Earnings per share                            $        .17

Weighted average number of common shares and
 common share equivalents outstanding           30,458,843


PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996



                                               <1> <2>            <2>                                          Pro Forma
                                             Historical        Historical                                       Adjustments
                                              Premiere            Telet               Telet

Revenues                                      $ 52,079,338    $    250,603    $       --

Cost of services                                16,710,820            --              --
Gross margin                                    35,368,518         250,603            --
Operating expenses:
  Selling, general and administrative           25,765,839         884,576            --
  Depreciation and amortization                  2,255,253            --            53,571 (I)


  Charge for purchased R & D                    11,030,000            --       (11,030,000)(J)
  Accrued litigation                             1,250,000            --              --
  Total operating expenses                      40,301,092         884,576     (10,976,429)
Operating income (loss)                         (4,932,574)       (633,973)     10,976,429
Other income (expense):
  Interest income                                2,529,197            --          (111,930)(K)

  Interest expense                                (188,340)           --
  Other, net                                        68,641         (13,007)           --
Net income (loss) before income taxes         $ (2,523,076)   $   (646,980)   $ 10,864,499
Provision (benefit) for income taxes            (1,626,541)       (252,322)      4,236,972 (L)

Net income (loss)                             $   (896,535)   $   (394,658)   $  6,627,527

Preferred stock dividends                           29,337            --              --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                     $   (925,872)   $   (394,658)   $  6,627,527

Earnings per share                            $      (0.05)

Weighted average number of common shares
and common share equivalents outstanding        20,170,000                         498,187 (M)


----------
(1) Excludes effect of extraordinary items of $59,000, net of tax effect.

(2) Derived from the historical statements of operations of the Company and Connect, Inc. (incorporated by reference herein), Leitess Information Solutions LLC and Planet Communications LLC (collectively, "TeleT Communications LLC").

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996

                                                       Other Significant
                                           Pro Forma      Voice-Tel
                                           Premiere      Acquisitions         VMS            VTST           MMP           VTB
Revenues                                  $ 52,329,941    $ 53,662,574    $ 1,724,253     $ 531,702     $ 1,374,806    $ 2,684,708

Cost of services                            16,710,820      11,349,010        341,730        86,826         448,913        763,043
Gross margin                                35,619,121      42,313,564      1,382,523       444,876         925,893      1,921,665
Operating expenses:
  Selling, general and administrative       26,650,415      28,571,307        783,350       198,972         758,430      1,417,162
  Depreciation and amortization              2,308,824       6,328,591        219,427        87,110          77,958        151,308


  Charge for purchased R & D                      --
  Accrued litigation                         1,250,000
  Total operating expenses                  30,209,239     34,899,898      1,002,777       286,082         836,388      1,568,470
Operating income (loss)                      5,409,882      7,413,666        379,746       158,794          89,505        353,195
Other income (expense):
  Interest income                            2,417,267        680,477          2,667          --              --             --

  Interest expense                            (188,340)    (3,068,178)       (43,111)         --           (38,404)        (5,392)
  Other, net                                    55,634        428,750          6,085          --              --              593
Net income (loss) before income taxes     $  7,694,443    $ 5,454,715     $  345,387     $ 158,794      $   51,101     $  348,396
Provision (benefit) for income taxes         2,358,109      2,193,973           --            --              --             --

Net income (loss)                         $  5,336,334    $ 3,260,742     $  345,387     $ 158,794      $   51,101     $  348,396

Preferred stock dividends                       29,337           --             --            --              --             --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                 $  5,306,997    $ 3,260,742     $  345,387     $ 158,794      $   51,101     $  348,396

Earnings per share                        $        .26

Weighted average number of common shares
and common share equivalents outstanding    20,668,187

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                                          Voice
                                                 Hi-Pak         Voice-Net       Dowd          D & K        AudioInfo.    Partners
Revenues                                      $ 1,695,447     $ 1,561,865    $ 872,252      $ 1,510,065    $ 396,230     $  95,459

Cost of services                                  277,142         221,790      126,998          506,315       68,328        18,008
Gross margin                                    1,418,305       1,340,075      745,254        1,003,750      327,902        77,451
Operating expenses:
  Selling, general and administrative           1,080,089         871,269      425,177          708,600      204,578       133,653
  Depreciation and amortization                   234,596         152,354      127,003           63,468       70,915        17,380


  Charge for purchased R & D
  Accrued litigation
  Total operating expenses                      1,314,685       1,023,623      552,180          772,068      275,493       151,033
Operating income (loss)                           103,620         316,452      193,074          231,682       52,409       (73,582)
Other income (expense):
  Interest income                                   4,927            --           --               --           --            --

  Interest expense                                (40,623)        (24,062)     (13,710)         (11,250)     (11,763)       (7,556)
  Other, net                                        9,400           7,428        7,147             --           --          (7,809)
Net income (loss) before income taxes         $    77,324     $   299,818    $ 186,511      $   220,432    $  40,646     $ (88,947)
Provision (benefit) for income taxes                 --            26,190         --                           6,096

Net income (loss)                             $    77,324     $   273,628    $ 186,511      $   220,432    $  34,550     $ (88,947)

Preferred stock dividends                            --              --           --               --           --            --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                     $    77,324     $   273,628    $ 186,511      $   220,432    $  34,550     $ (88,947)

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                                                    Pro Forma
                                               DARP            VTI         In-Touch     Manitoba(H)    L'Harbot    Adjustments
Revenues                                     $ 964,976       $812,657   $ 1,449,753    $ 1,952,139    $ 719,933   $ (7,865,345)(B)

Cost of services                               268,817         89,428       394,629        556,396      158,973     (2,599,000)(B)
Gross margin                                   696,159        723,229     1,055,124      1,395,743      560,960     (5,266,345)
Operating expenses:
  Selling, general and administrative          378,644        301,729       824,984        821,660      345,991     (4,830,000)(B)
  Depreciation and amortization                130,140         99,384       107,765        189,167      116,424       (547,805)(B)
                                                                                                                      (441,000)(C)
                                                                                                                       232,671 (D)
  Charge for purchased R & D
  Accrued litigation
  Total operating expenses                     508,784        401,113       932,749      1,010,827      462,415     (5,586,134)
Operating income (loss)                        187,375        322,116       122,375        384,916       98,545        319,789
Other income (expense):
  Interest income                                 --             --            --             --           --         (325,131)(B)
                                                                                                                      (478,000)(D)
  Interest expense                             (67,792)       (50,423)      (74,235)       (71,998)        --          325,131 (B)
  Other, net                                    36,317           --         (12,706)          --           (272)          --
Net income (loss) before income taxes        $ 155,900       $271,693   $    35,434    $   312,918    $  98,273       (158,211)
Provision (benefit) for income taxes            36,247                                     159,572                   2,318,255 (E)

Net income (loss)                            $ 119,653       $271,693   $    35,434    $   153,346    $  98,273   $ (2,476,466)

Preferred stock dividends                         --             --            --             --           --             --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                    $ 119,653       $271,693   $    35,434    $   153,346    $  98,273   $ (2,021,493)

Earnings per share

Weighted average number of common shares
and common share equivalents outstanding                                                                             6,667,828 (G)


PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996


                                                       Pro Forma
Revenues                                             $ 116,473,415

Cost of services                                        29,788,166
Gross margin                                            86,685,249
Operating expenses:
  Selling, general and administrative                   59,646,010
  Depreciation and amortization                          9,725,680


  Charge for purchased R & D                                  --
  Accrued litigation                                     1,250,000
  Total operating expenses                              70,621,690
Operating income (loss)                                 16,063,559
Other income (expense):
  Interest income                                        2,302,207

  Interest expense                                      (3,391,706)
  Other, net                                               530,567
Net income (loss) before income taxes                $  15,504,627
Provision (benefit) for income taxes                     7,098,442

Net income (loss)                                    $   8,406,185

Preferred stock dividends                                   29,337

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                            $   8,831,821

Earnings per share                                   $         .32

Weighted average number of common shares
and common share equivalents outstanding                27,336,015

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                 Other
                                                              Significant
                                                               Voice-Tel
                                               Premiere       Acquisitions         VMS
Revenues                                      $ 22,325,938    $ 43,167,910    $  1,471,584

Cost of services                                 7,602,511       8,560,491         337,027
Gross margin                                    14,723,427      34,607,419       1,134,557
Operating expenses:
  Selling, general and administrative           11,727,559      26,246,439         671,836
  Depreciation and amortization                    696,898       4,823,929          88,536


  Accrued litigation                                    --       2,500,000              --
  Total operating expenses                      12,424,457      33,570,368         760,372
Operating income (loss)                          2,298,970       1,037,051         374,185
Other income (expense):
  Interest income                                  283,082         815,097           2,402

  Interest expense                                (366,034)     (3,106,692)        (36,737)
  Other, net                                        32,062         249,462           3,775
Net income (loss) before income taxes         $  2,248,080    $ (1,005,082)   $    343,625
Provision (benefit) for income taxes               330,486        (685,813)            --

Net income (loss)                             $  1,917,594    $   (319,269)   $    343,625

Preferred stock dividends                          308,419              --              --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per phare                                     $  1,807,382(1) $   (319,269)   $    343,625

Earnings per share                            $       0.10

Weighted average number of common shares
and common share equivalents outstanding        17,529,000

---------------
(1) Amount includes the pro forma net interest adjustment of $198,207 assumed under the treasury method.

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995




                                                  VTST           MMP            VTB           Hi-Pak        Voice-Net      Dowd

Revenues                                      $   434,186   $   762,120     $ 1,837,486    $ 1,477,687     $ 1,237,306   $ 724,253


Cost of services                                   61,608       121,447         548,189        178,378         232,153     101,210
Gross margin                                      372,578       640,673       1,289,297      1,299,309       1,005,153     623,043
Operating expenses:
  Selling, general and administrative             178,542       469,854       1,068,174      1,055,405         684,229     377,844
  Depreciation and amortization                    76,439        84,771         138,208        192,239         161,155     103,551




  Accrued litigation                                 --            --              --             --              --          --
  Total operating expenses                        254,981       554,625       1,206,382      1,247,644         845,384     481,395
Operating income (loss)                           117,597        86,048          82,915         51,665         159,769     141,648
Other income (expense):
  Interest income                                    --            --              --            3,078            --          --



  Interest expense                                   --         (50,896)        (12,000)       (44,486)        (35,944)    (14,750)

  Other, net                                         --            --               653          3,415            (826)    (26,714)

Net income (loss) before income taxes         $   117,597   $    35,152     $    71,568    $    13,672     $   122,999   $ 100,184
Provision (benefit) for income taxes                 --            --              --             --            10,670        --



Net income (loss)                             $   117,597   $    35,152     $    71,568    $    13,672     $   112,329   $ 100,184


Preferred stock dividends                            --            --              --             --              --          --


Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                     $   117,597   $    35,152     $    71,568    $    13,672     $   112,329   $ 100,184

Earnings per share

Weighted average number of common shares and common share equivalents outstanding


PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995


                                               Historical
                                                                         Voice
                                                 D & K     AudioInfo.   Partners     DARP       VTI         In-Touch    Manitoba (H)

Revenues                                     $ 1,255,213   $ 453,074   $    --    $710,627  $      --     $ 1,409,254   $ 1,238,119


Cost of services                                 458,999      64,590        --     161,828         --         350,274       361,162
Gross margin                                     796,214     388,484        --     548,799         --       1,058,980       876,957
Operating expenses:
  Selling, general and administrative            699,002     160,219        --     342,575         --         922,480       675,922
  Depreciation and amortization                   54,171      67,119        --     136,789         --         105,032       150,707




  Accrued litigation                                --          --         --         --           --            --            --
  Total operating expenses                       753,173     227,338       --      479,364         --       1,027,512       826,629
Operating income (loss)                           43,041     161,146       --       69,435         --          31,468        50,328
Other income (expense):
  Interest income                                   --          --         --         --           --           1,048          --



  Interest expense                               (21,463)    (19,199)      --         --           --         (46,857)      (86,521)

  Other, net                                        --          --         --       31,643         --          (3,349)         --

Net income (loss) before income taxes        $    21,578   $ 141,947   $   --     $101,078  $      --     $   (17,690)  $   (36,193)

Provision (benefit) for income taxes                --        22,527       --         --           --            --            --



Net income (loss)                            $    21,578   $ 119,420   $   --     $101,078  $      --     $   (17,690)  $   (36,193)



Preferred stock dividends                           --          --         --         --           --            --            --


Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                    $    21,578   $ 119,420   $   --     $101,078  $      --     $   (17,690)  $   (36,193)

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                Pro Forma
                                                L'Harbot        Adjustments       Pro Forma

Revenues                                      $    618,480    $ (7,357,060)(B)   $ 71,766,177


Cost of services                                   125,200        (532,000)(C)     18,733,067
Gross margin                                       493,280      (6,825,060)        53,033,110
Operating expenses:
  Selling, general and administrative              288,398      (5,283,776)(B)     40,284,702
  Depreciation and amortization                     92,372        (357,956)(B)      6,406,960

                                                                  (207,000)(C)


  Accrued litigation                                   --              --           2,500,000
  Total operating expenses                         380,770      (5,848,732)        49,191,662
Operating income (loss)                            112,510        (976,328)         3,841,448
Other income (expense):
  Interest income                                      --         (345,049)(B)        759,658


  Interest expense                                     --          345,049 (B)     (3,496,530)
  Other, net                                        39,287                            329,408
Net income (loss) before income taxes         $    151,797    $   (976,328)      $  1,433,984
Provision (benefit) for income taxes                   --          614,077 (E)        291,947


Net income (loss)                             $    151,797    $ (1,590,405)      $  1,142,037


Preferred stock dividends                              --              --             308,419


Pro forma income(loss) attributable to
common shareholders for primary earnings
per share                                     $    151,797    $ (1,788,612)(G)   $    833,618

Earnings per share                                                               $        .05

Weighted average number of common shares
and common share equivalents outstanding                        (1,918,331)(G)     15,610,669




PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                                 Other Significant
                                                                                    Voice-Tel
                                                                   Premiere        Acquisitions           VMS              VTST
Revenues                                                         $  9,995,000      $ 32,738,419      $    754,438      $    346,315

Cost of services                                                    3,516,000         7,037,571           118,636            58,845
Gross margin                                                        6,479,000        25,700,848           635,802           287,470
Operating expenses:
  Selling, general and administrative                               6,092,000        24,784,655           521,527           121,736
  Depreciation and amortization                                       420,000         3,727,097           155,000            67,957


  Total operating expenses                                          6,512,000        28,511,752           676,527           189,693
Operating income (loss)                                               (33,000)       (2,810,904)          (40,725)           97,777
Other income (expense):
  Interest income                                                     149,000           398,401               881              --

  Interest expense                                                   (291,000)       (2,012,797)          (29,418)           (8,813)

  Other, net                                                           43,000           297,246            30,826              --
Net income (loss) before income taxes                            $   (132,000)     $ (4,128,054)     $    (38,436)     $     88,964
Provision (benefit) for income taxes                                   48,000        (1,413,241)             --                --


Net income (loss)                                                $   (180,000)     $ (2,714,813)     $    (38,436)     $     88,964

Preferred stock dividends                                             320,000              --                --                --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                                        $   (500,000)     $ (2,714,813)     $    (38,436)     $     88,964


Earnings per share                                               $      (0.05)             --                 --                --

Weighted average number of common shares and common share
equivalents outstanding                                            10,804,000

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994



                                                                                           Historical

                                              MMP           VTB           Hi-Pak        Voice-Net        Dowd            D & K
Revenues                                $   353,875    $ 1,583,930    $ 1,209,241     $ 1,002,324    $   703,490     $   692,061

Cost of services                             41,936        455,647        156,116         235,561        117,977         211,897
Gross margin                                311,939      1,128,283      1,053,125         766,763        585,513         480,164
Operating expenses:
  Selling, general and administrative       223,394        907,117        802,950         545,333        280,849         366,768
  Depreciation and amortization              65,525        130,768         96,427         135,770        110,402          34,409


  Total operating expenses                  288,919      1,037,885        899,377         681,103        391,251         401,177
Operating income (loss)                      23,020         90,398        153,748          85,660        194,262          78,987
Other income (expense):
  Interest income                                19           --            3,588            --             --              --

  Interest expense                          (40,313)       (18,000)       (42,994)        (39,151)       (26,804)         (4,740)
  Other, net                                   --             --            4,025             314        (39,604)           --
Net income (loss) before income taxes   $   (17,274)   $    72,398    $   118,367     $    46,823    $   127,854     $    74,247
Provision (benefit) for income taxes           --             --             --             6,135           --              --

Net income (loss)                       $   (17,274)   $    72,398    $   118,367     $    40,688    $   127,854     $    74,247

Preferred stock dividends                      --             --             --              --             --              --

Pro forma income (loss) attributable
to common shareholders for primary
earnings per share                      $   (17,274)   $    72,398    $   118,367     $    40,688    $   127,854     $    74,247


Earnings per share

Weighted average number of common shares and common share equivalents outstanding

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994

                                                            Voice
                                             AudioInfo    Partners      DARP       VTI        In-Touch   Manitoba(H)  L'Harbot
Revenues                                     $ 292,814    $   --     $ 455,007   $   --      $ 787,180    $ 197,145   $470,565

Cost of services                                47,747        --       112,951       --        132,359       62,323     59,297
Gross margin                                   245,067        --       342,056       --        654,821      134,822    411,268
Operating expenses:
  Selling, general and administrative           74,175        --       184,431       --        519,354      223,348    216,650
  Depreciation and amortization                 88,706        --        97,456       --        185,898       26,849     57,992


  Total operating expenses                     162,881        --       281,887       --        705,252      250,197    274,642
Operating income (loss)                         82,186        --        60,169       --        (50,431)    (115,375)   136,626
Other income (expense):
  Interest income                                 --          --          --         --            423        5,454        --

  Interest expense                             (25,588)       --          --         --        (64,831)        --      (14,815)
  Other, net                                      --          --        19,246       --         59,300         --          --
Net income (loss) before income taxes        $  56,598    $   --     $  79,415   $   --      $ (55,539)   $(109,921)  $121,811
Provision (benefit) for income taxes              --          --          --         --           --           --          --

Net income (loss)                            $  56,598    $   --     $  79,415   $   --      $ (55,539)   $(109,921)  $121,811

Preferred stock dividends                         --          --          --         --           --           --          --

Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                    $  56,598    $   --     $  79,415   $   --      $ (55,539)   $(109,921)  $121,811

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994



                                                 Pro Forma
                                                Adjustments           Pro Forma
Revenues                                      $ (5,752,704)(B)       $ 45,829,100

Cost of services                                  (192,000)(C)         12,172,863
Gross margin                                    (5,560,704)            33,656,237
Operating expenses:
  Selling, general and administrative           (4,009,000)(B)         31,855,287
  Depreciation and amortization                   (202,619)(B)          5,147,637
                                                   (50,000)(C)

  Total operating expenses                      (4,261,619)            37,002,924
Operating income (loss)                         (1,299,085)            (3,346,687)
Other income (expense):
  Interest income                                 (121,131)(B)            436,635


  Interest expense                                 121,131 (B)         (2,498,133)
  Other, net                                                              414,353
Net income (loss) before income taxes         $ (1,299,085)          $ (4,993,832)
Provision (benefit) for income taxes                26,394 (E)         (1,332,712)


Net income (loss)                             $ (1,325,479)          $ (3,661,120)


Preferred stock dividends                             --                  320,000


Pro forma income (loss) attributable to
common shareholders for primary earnings
per share                                     $ (1,325,479)          $ (3,981,120)

Earnings per share                                                   $      (.26)

Weighted average number of common shares and
common share equivalents outstanding             4,806,669 (G)        15,610,669

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS--SIGNIFICANT VOICE-TEL ACQUISITIONS

  Pro forma adjustments have been made to:

    (A) Reflect the Company's anticipation that, in connection with the Voice-Tel Acquisitions, it will take a charge in the second quarter of 1997 of approximately $40 million to $45 million, consisting of transaction expenses and restructuring and related costs (including severance costs, charges for asset impairment, costs related to exiting the franchise business and closing certain facilities). This charge (at an assumed level of $45 million), net of the related income tax effect, has been reflected as a reduction in retained earnings and shareholders' equity of $32.5 million in the pro forma balance sheet.

    (B) Eliminate intercompany transactions between the Significant Voice-Tel Entities. These transactions include royalties, transaction fees for network usage, management fees and equipment sales. All sales and cost of sales associated with such transactions, including intercompany profit included in equipment cost and depreciation, are eliminated in the pro forma combined financial statements. Also, adjustments have been made to eliminate intercompany accounts receivable and payable.

    (C) Conform VTE and VTNLP accounting treatment for certain preoperating costs with policies followed by Premiere. Adjustments have been made to charge to expense during the period incurred preoperating costs capitalized by VTE and VTNLP which would have been expensed under policies followed by Premiere. Associated amortization expense has been reduced to reflect such adjustments.

    (D) Give effect to purchase of Voice Partners and the limited partner interest in VTNLP as though such transactions occurred on March 31, 1997 for pro forma balance sheet purposes, and January 1, 1996 for pro forma statement of income purposes. These adjustments consist of allocation of the cash purchase price ($80,000 for Voice Partners and $9.2 million for the limited partner interest in VTNLP) to the underlying assets and liabilities and, for pro forma statement of income purposes, additional depreciation and amortization resulting from increased basis of property and equipment over an estimated useful life of 40 years and a reduction in interest income resulting from the reduction of cash.

    (E) Provide for income taxes for entities which operated as S corporations or partnerships prior to the Significant Voice-Tel
  Acquisitions as if they were combined with Premiere and subject to taxation for all periods presented. In addition, adjustments have been made for the income tax effect of all of the foregoing pro forma adjustments.

    (F) Reflect the issuance of shares of Premiere common stock in exchange for all of the outstanding common shares of the Significant Voice-Tel Entities. The excess of the par value of Premiere common stock over those received in exchange for the Significant Voice-Tel Entities is reflected as a reduction of additional paid in capital of the combined company.

    (G) Give effect to additional shares issued to the Significant Voice-Tel Entities as though such shares were issued January 1, 1994 and adjust for change in shares computed under the modified treasury stock method except for 1995 which reflects the adjustment to show the conversion from the modified treasury stock method to the primary method of computing earnings per share.

  Adjustments have been made to:

    (H) Translate financial information from Canadian dollars to U.S. dollars using an average exchange rate of .75 U.S. dollars per one Canadian dollar.

PRO FORMA STATEMENT OF INCOME ADJUSTMENTS--TELET

  Pro forma adjustments necessary to reflect the purchase of TeleT as though such transaction occurred effective January 1, 1996 have been made to:

    (I) Reflect additional depreciation and amortization expense associated with the increase in the basis of the acquired assets to fair market value at the date of acquisition.

    (J) Reverse the nonrecurring charge for in process research and development.

    (K) Reflect reduction in interest income resulting form cash paid in acquisition.

    (L) Reflect income tax effect of pro forma adjustments.

    (M) Give effect to additional shares issued in connection with the acquisition as though such shares were issued January 1, 1996.

                                 EXHIBIT INDEX

NUMBER                           DESCRIPTION                                PAGE
-------                          -----------                                ----

     2.1 Transfer Agreement dated as of April 2, 1997 by and among Premiere Technologies, Inc., Voice Messaging Development Corporation of Michigan and the Owners of Voice Messaging Development Corporation of Michigan. (1)

     2.2 Transfer Agreement dated as of June 13, 1997 by and among Premiere Technologies, Inc., Voice Partners of Greater Mahoning Valley, Ltd. and the Owners of Voice Partners of Greater Mahoning Valley, Ltd.

     2.3 Transfer Agreement dated as of April 2, 1997 by and among Premiere Technologies, Inc., In-Touch Technologies, Inc. and the Owners of In-Touch Technologies, Inc. (1)

     2.4 Transfer Agreement dated as of March 31, 1997 by and among Premiere Technologies, Inc. and Owners of the Western Franchisees: 3325882 Manitoba Inc., 601965 Alberta Ltd., 3266622 Manitoba Inc., 3337821 Manitoba Inc. and 3266631 Manitoba Inc. (1)(2)

     23.1  Consent of Arthur Andersen LLP.

____________________

     (1)  Waive One Franchisee(s).

     (2) Certain of the Significant Franchisees operate through multiple, but commonly owned, business entities.